PRELIMINARY PROXY STATEMENT -

SUBJECT TO COMPLETION

Please be advised that Conagra Brands, Inc. intends to release definitive copies of this Proxy Statement and Proxy on or about August 7, 2024

# Our Brands

Visit ConagraBrands.com for a full list of our leading brands.

MESSAGE FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

Conagra Brands, Inc. 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654

Message from Our President and Chief Executive Officer

We continued to deliver across our key performance metrics while investing in our business to position it for long-term, sustainable growth

Our relentless focus on innovation, product quality, and portfolio reshaping has made us a substantially larger and more profitable business

Approximately 65% of our portfolio held or gained volume share

We also delivered outstanding free cash flow[1]

August [ ], 2024

Dear Fellow Shareholders,

It is my pleasure to invite you to join the Conagra Brands, Inc. 2024 Annual Meeting of Shareholders. The Annual Meeting will include a brief company overview and business report, a discussion of and voting on matters described in the Notice of 2024 Annual Meeting of Shareholders and Proxy Statement, and a question-and-answer session.

In fiscal 2024, we navigated a challenging consumer environment to deliver solid results, sequential volume improvement, and share gains. We continued to deliver across our key performance metrics while investing in our business to position it for long-term, sustainable growth. I am pleased with the progress we have made, and the strength, resiliency, and adaptability of our business.

We reported a decline in net sales of 1.8% in fiscal 2024, reflecting the impact of the macro environment. Despite that decline, we continued our margin recovery while investing in our brands to maximize consumer engagement and drive sequential volume improvement. Over the long term, our relentless focus on innovation, product quality, and portfolio reshaping has made us a substantially larger and more profitable business.

The strength of our portfolio can also be seen in the share gains we delivered in fiscal 2024, as approximately 65% of our portfolio held or gained volume share against a backdrop of record inflation and challenging consumer trends. Our share performance is even stronger within our strategic Frozen and Snacks domains, where 80% of our brands have held or gained volume share.

Innovation remains a core component of our investment strategy, and we are pleased with the strong reception our 2024 launches have received in the marketplace, which we anticipate will continue to drive momentum in 2025. Our focus on brand investment and innovation was fueled by our successful cost savings and supply chain productivity initiatives while we increased our customer fulfillment service levels to 97%. We also delivered outstanding free cash flow.[1] These efforts enabled us to further strengthen our balance sheet, including the reduction in our net leverage ratio[1] to 3.37x, and increase dividends paid by 5.7% to $659 million.

Of course, none of this would have been possible without the hard work and dedication of our employees, and their commitment to doing what’s right every day, for our business, for the communities we serve, and for our world. In fiscal 2024, we continued to make progress across our four Citizenship pillars: Good Food, Responsible Sourcing, Better Planet, and Stronger Communities, and I look forward every year to sharing the details of our progress

[1] Non-GAAP Financial Measure. See Appendix A to this Proxy Statement for more information and a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure.

CONAGRA BRANDS 2024 PROXY STATEMENT 1

MESSAGE FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

We remain focused on driving volume recovery, fueled by our brand investments in our Citizenship Report. I’m particularly proud of our employees in fiscal 2024 for volunteering more than 12,000 hours of their time in their local communities and for the way they came together to raise more than $500,000 to benefit the United Way, United Way member agencies, and other non-profits.

Looking to the future, we expect the consumer environment to gradually normalize as consumers continue to adapt. We remain focused on driving volume recovery, fueled by our brand investments. As we enter fiscal 2025, our track record of agility, execution, and resilience reinforces our confidence in our brands, plans, and people.

On behalf of our entire organization, thank you for your continued investment and support of Conagra Brands as we continue to drive value for our shareholders.

Sincerely,

Sean Connolly
President and Chief Executive Officer.

2 CONAGRA BRANDS 2024 PROXY STATEMENT

MESSAGE FROM OUR CHAIRMAN

Conagra Brands, Inc. 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654

Message from our Chairman

[1]

[1] These efforts enabled us to further strengthen our balance sheet, including the reduction in our net leverage ratio[1] to 3.37x, and increase dividends paid by 5.7% to $659 million.

Non-GAAP Financial Measure. See Appendix A to this Proxy Statement for more information and a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure.

President and Chief Executive Officer.

In addition to overseeing the Company’s business strategy and performance, the Board spends time every year to thoroughly understand, assess, and support Conagra’s culture

Mr. Connolly has done a superb job transforming the company’s strategy, product portfolio, senior leadership, and culture

August [ ], 2024

Dear Fellow Shareholders,

In fiscal 2024, Conagra’s Board of Directors remained committed to performing at a high level in fulfilling its fiduciary responsibilities to shareholders. Provided below are key highlights and areas of focus for the Board from this past year:

Oversight of strategy and risk

The Board is fully engaged in oversight of the company’s strategy, risk assessment, and risk mitigation plans. Management benefits from the independent directors’ wide range of experience, capability, and insight when considering capital allocation alternatives, growth strategy, and portfolio opportunities. The Board follows an established cadence at both the committee and full board levels to understand existing and emerging risks and provide the proper guidance. This approach enables Conagra’s risk mitigation efforts to be both broad-based and pragmatic.

Company culture

In addition to overseeing the Company’s business strategy and performance, the Board spends time every year to thoroughly understand, assess, and support Conagra’s culture. Sean Connolly and the leadership team set an exceptional “tone at the top.” When employees observe their leaders operating with the highest levels of personal integrity and adhering to Conagra’s core values, they are motivated to do the right things the right way.

The Board had numerous opportunities, both formal and informal, to engage with employees at various levels across the company throughout the year. These sessions enabled the Board to experience the Company’s positive and dynamic culture in practice.

Succession planning

Mr. Connolly has served as Conagra’s CEO for over nine years. He has done a superb job transforming the company’s strategy, product portfolio, senior leadership, and culture. Mr. Connolly wants to see the vision through to completion, thus enabling Conagra to be well-positioned for the future. The Board is in full agreement.

This was the Board’s rationale for awarding to Mr. Connolly a multi-year performance and retention incentive award; 80% of the award is tied to specific business performance goals. Please refer to the Compensation Discussion and Analysis for a complete description of the award as well as key enhancements to the Company’s executive compensation program.

The independent directors have initiated a comprehensive long-term CEO succession planning process. Working in conjunction with outside resources and input from the CEO and Chief Human Resources Officer, a disciplined approach is in place to identify and assess both internal and external candidates as potential CEO successors. At the appropriate time, we will be prepared.

CONAGRA BRANDS 2024 PROXY STATEMENT 3

MESSAGE FROM OUR CHAIRMAN

Conagra’s Board of Directors is well positioned to provide effective governance, oversight, and guidance to management

In response to the feedback from shareholders, in May 2024, the Board approved an amendment to the Company’s Bylaws which provides shareholders with the right to call a special meeting of Conagra’s shareholders

Your Board of Directors, management team, and all 18,500 employees are steadfast in their commitment to delivering superior shareholder value over the long term

Board refreshment

Board refreshment, a multi-year undertaking, has been very effective in ensuring that Conagra’s Board of Directors is well positioned to provide effective governance, oversight, and guidance to management.

Over the past five years, five independent directors have been added ̶ each with a unique set of relevant skills and broad-based experiences. Each of these individuals have been additive to the Board’s culture. The profile of the independent directors has changed dramatically: a) eight are diverse either in terms of gender, race, or ethnicity; b) new capabilities were added notably in cybersecurity, technology, and supply chain; and c) average tenure is 7 years.

The Nominating and Corporate Governance Committee has started its succession planning for board leadership at both the committee and full board levels. This will ensure that well-qualified new leaders are ready as directors reach the mandatory retirement age of 75 years.

Shareholder outreach

The Board initiated a shareholder outreach and engagement initiative following the 2023 annual meeting of shareholders. Management reached out to investors representing over 50% of our outstanding shares. The purpose of those discussions was to better understand shareholders’ views on shareholders’ rights, executive compensation, and other governance matters.

In response to the feedback from shareholders, in May 2024, the Board approved an amendment to the Company’s Bylaws which provides shareholders with the right to call a special meeting of Conagra’s shareholders. More details regarding shareholder responsive actions are included under “Shareholder Engagement and Responsiveness” in this Proxy Statement.

In closing, your Board of Directors, management team, and all 18,500 employees are steadfast in their commitment to delivering superior shareholder value over the long term. Thank you for your continued investment in Conagra’s journey.

Sincerely,

Richard H. Lenny
Non-Executive Chair of the Board of Directors.

4 CONAGRA BRANDS 2024 PROXY STATEMENT

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

Notice of 2024 Annual Meeting of Shareholders

Meeting Information

When	Where	Record Date
Wednesday, September 18, 2024 Noon CDT	Online at www.virtualshareholdermeeting.com/CAG2024	Shareholders of record of our common stock as of the close of business on July 25, 2024 are entitled to notice and to vote at the meeting

   Attend Online

Once again, the 2024 Annual Meeting of Shareholders (Annual Meeting) of Conagra Brands, Inc. will be held in a virtual forum only with no physical location. The Annual Meeting will include a brief report on our business, a discussion of and voting on matters described in the Notice of 2024 Annual Meeting of Shareholders and Proxy Statement, and a question-and-answer session. We believe the virtual format is advantageous to the Company by reducing our costs and advantageous to our shareholders who are able to attend our meeting from anywhere in the world at no cost. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may also ask questions, vote online, and examine our shareholder list during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/CAG2024. Please see “Additional Information about the Meeting” in this Proxy Statement for details regarding the Annual Meeting.

Items of Business

Proposal Number		Board Recommendation	Page Reference
1	Election of directors	Vote FOR ALL	[19]
2	Approval of an amendment to our Certificate of Incorporation to provide for officer exculpation	Vote FOR	[41]
3	Advisory vote to approve named executive officer compensation	Vote FOR	[43]
4	Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2025	Vote FOR	[89]

We will also transact any other business properly brought before the Annual Meeting, or any postponement or adjournment thereof.

Please carefully review the accompanying Proxy Statement which provides detailed information about the above matters to be considered at the Annual Meeting.

Executive Vice President, General Counsel and Corporate Secretary
By Order of the Board of Directors, Carey Bartell Executive Vice President, General Counsel and Corporate Secretary August [ ], 2024

CONAGRA BRANDS 2024 PROXY STATEMENT 5

6 CONAGRA BRANDS 2024 PROXY STATEMENT

ABOUT CONAGRA AND THIS MEETING

About Conagra and this Meeting

Company Overview and Business Strategy

Company Overview

Conagra Brands, Inc. (NYSE: CAG), referred to as Conagra Brands, Conagra, we, or the Company, is one of North America’s leading branded food companies. We combine a 100-year history of making quality food with agility and a relentless focus on collaboration and innovation.

The Company’s portfolio is continuously evolving to satisfy consumers’ ever-changing food preferences. Conagra’s brands include Birds Eye®, Duncan Hines®, Healthy Choice®, Marie Callender's®, Reddi-wip®, Slim Jim®, Angie’s® BOOMCHICKAPOP®, and many more.

Headquarters Chicago, Illinois	~18,500 Number of employees (as of May 26, 2024)	~$12.1B Fiscal 2024 revenue

Business Strategy

At Conagra, we aspire to have the most impactful, energized, and inclusive culture in food. We seek to build a diverse team that embraces debate to challenge marketplace and business conventions. We strive to be respected for our great brands, great food, great margins, and consistent results. Since 2016, we have been on a journey to architect a focused, branded, pureplay Conagra Brands by transforming our portfolio, enhancing our capabilities, and establishing an entrepreneurial culture to deliver consistent, superior performance.

CONAGRA BRANDS 2024 PROXY STATEMENT 7

ABOUT CONAGRA AND THIS MEETING

Fiscal 2024 Performance Highlights

Demonstrating Resilience

During fiscal 2024, we continued to strategically invest in our brands to increase consumer engagement, which resulted in volume improvements and strengthening of our share position across key categories.

Net Sales	Earnings Per Share (EPS)	Operating Margin	Operating Profit
$12.1B	$0.72	7.1%	$852.8M
Organic Net Sales[1]	Adjusted EPS[1]	Adjusted Operating Margin[1]	Adjusted Operating Profit[1]
$12.0B	$2.67	16.0%	$1.9B

Improved Efficiency, Stronger Cash Flow, Debt Reduction, and Continued Return of Capital to Shareholders

Our supply chain continued to deliver cost savings through its productivity initiatives, including increased materials, manufacturing, logistics, network, and product design efficiencies, resulting in a 3.9% reduction in costs as a percentage of our total costs of goods sold (COGS) in fiscal 2024, supporting our operating margin expansion. Additionally, we improved our customer fulfillment service levels to 97%, while reducing our inventory levels, which contributed to 5-day reduction in our cash conversion cycle, compared to fiscal 2023, and increased free cash flow1 in fiscal 2024. These successful supply chain productivity initiatives enabled us to further strengthen our balance sheet, as we reduced our net leverage ratio1 and increased capital returned to our shareholders.

vs. FY 2023	$2,016 Net cash flow from operating activities $1,628 Free Cash Flow[1]
$659M Cash Dividends Paid
3.37x Net Leverage Ratio[1]

1 Non-GAAP Financial Measure. See Appendix A to this Proxy Statement for a reconciliation to the most directly comparable GAAP measure.

2 Savings as % of COGS includes productivity and other cost savings as a % of Total Costs of Goods Sold; Service Levels represents case fill rate.

Continued Brand Building Investments

Throughout fiscal 2024, we continued to introduce new, on-trend products to the marketplace as part of our long-term innovation strategy. With solutions for every daypart, budget, and lifestyle, our innovation slate featured something for everyone, keeping existing consumers engaged while appealing to new consumers. We supported these new product launches with high-quality feature and display merchandising as well as targeted advertising. Our innovations spanned the Conagra portfolio, with successful new products from Marie Callender’s®, Birds Eye®, Slim Jim®, Banquet®, Healthy Choice®, and Duncan Hines®. Our innovations expanded our brands and crossed categories with the introduction of Chef Boyardee® and Dolly Parton® to frozen and the launch of Wendy’s® Chili, delivering the flavors consumers know and love to grocery stores.

8 CONAGRA BRANDS 2024 PROXY STATEMENT

ABOUT CONAGRA AND THIS MEETING

Shareholder Engagement and Responsiveness

Engaging with our shareholders to better understand the issues that matter most to them is important to us. The Board and its committees oversee our shareholder engagement strategy. Our management team conducts investor outreach throughout the year. Additionally, our independent Board leadership, including the Chairman of our Board, participates in meetings with our significant shareholders when appropriate. These interactions provide us with the opportunity to learn about our shareholders’ priorities and perspectives and to participate in a dialogue that enables us to respond to shareholder feedback. We seek to engage with our shareholders in a variety of ways:

HIGHLIGHTS FROM OUR YEAR-ROUND SHAREHOLDER ENGAGEMENT PROGRAM IN FISCAL 2024

CONNECTED WITH	REPRESENTING

>60 INVESTORS	>55% OF OUR PUBLIC FLOAT*

HIGHLIGHTS FROM OUR ANNUAL MEETING ENGAGEMENT IN FISCAL 2024

In fiscal 2024, we proactively reached out to our shareholders before and after our 2023 annual meeting of shareholders to better understand their views with respect to proposals described in our proxy statement. In these meetings, we solicited feedback on our governance and executive compensation practices, shared information, and answered shareholder questions.

CONTACTED	REPRESENTING	ENGAGED WITH HOLDERS REPRESENTING

>20 INVESTORS including many of our largest investors	~50% OF OUR PUBLIC FLOAT*	~45% OF OUR PUBLIC FLOAT*

___________

*

Year-round engagement includes Annual Meeting related engagement; percentage of public float calculated using shares reported by holders in Form 13F filings with the SEC and our diluted share count at March 31, 2024.

Shareholder feedback from these meetings was reported to our Board and its committees in their regularly scheduled meetings and used to inform their decisions.

CONAGRA BRANDS 2024 PROXY STATEMENT 9

ABOUT CONAGRA AND THIS MEETING

SHAREHOLDER RIGHTS
What We Heard	Our Response
Shareholders holding more than 43% of our outstanding shares supported the Company adopting a shareholder right to call a special meeting with an ownership threshold between 20% and 25%.	Our Board amended our Bylaws in May 2024 to provide for a shareholder right to call a special meeting with a 20% threshold.

Most of the shareholders we spoke with supported updates to increase officer exculpation consistent with Delaware law.

Our Board is recommending that our shareholders approve an amendment to our Certificate of Incorporation to provide for officer exculpation consistent with Delaware law.

See proposal 2 for more information about this amendment.

DISCLOSURE AND POLICY ENHANCEMENTS

In response to shareholder questions and to increase transparency on topics of interest to our shareholders, including risk oversight, board refreshment, board succession, board self-evaluations, human rights, and animal welfare, we have clarified our disclosure in this proxy statement and:

Updated the charters of our Nominating and Corporate Governance Committee and our Audit / Finance Committee Adopted a Human Rights Policy in fiscal 2024 Adopted an Animal Welfare Policy in March 2024
CITIZENSHIP REPORT TOPICS

Additionally, discussions with our shareholders informed various topics discussed in our 2023 Citizenship Report including water stewardship, waste reduction, deforestation, packaging recycling, nutrition, food and product safety, and labor issues.

EXECUTIVE COMPENSATION

We also engaged with our shareholders, including shareholders who voted against our say-on-pay resolution at our 2023 annual meeting, on executive compensation matters. Please see “Our Response to Shareholder Engagement on Executive Compensation” in the “Compensation Discussion and Analysis” in this Proxy Statement for details about these discussions.

10 CONAGRA BRANDS 2024 PROXY STATEMENT

ABOUT CONAGRA AND THIS MEETING

Our Culture

We believe that our employees are the driving force behind our success. This is why Conagra offers one of the most impactful, energized, and inclusive cultures in the food industry and provides a comprehensive employee experience for a long and prosperous career. We leverage our six timeless values to provide a framework for our Company culture:

Integrity: Do the right things and do things right

External Focus: Center on the consumer, customer, competitor, and investor

Broad Mindedness: Seek out and respect varied perspectives; embrace collaboration and assume positive intent

Agility: Convert insights into action with the speed of an entrepreneur

Leadership: Simplify, make decisions, inspire others, and act like an owner

Results: Leverage a “refuse-to-lose” obsession with impact and value creation

We believe our focus on broad-mindedness fosters a culture of collaboration and engagement. The success and growth of our business depends in large part on our ability to attract, develop, and retain a diverse population of talented and high-performing employees at all levels of our organization. We have implemented key recruitment, development, engagement, and retention strategies and objectives to guide our human capital management approach and support our culture.

We believe that it is a competitive advantage to cultivate an inclusive culture of belonging where diverse backgrounds, perspectives, styles, and opinions are leveraged to drive innovation and growth. At Conagra, diversity is measured by more than age, race, gender, sexual orientation, and disability. All backgrounds, perspectives, styles, and opinions are valued and belong at Conagra. Our recipe for inclusion consists of five key ingredients:

•

Genuine Listening: We make a conscious effort to learn new things by listening to what others have to say and seeking to understand how others think and feel. Although we may not always agree, we respect each other and acknowledge the power of different points of view.

•

Mutual Respect: We cultivate a workplace where people trust and respect one another, where no one feels they need to bend out of shape to fit in. We always assume positive intent and recognize that individuals have valuable contributions to make.

•

Healthy Debate: We actively encourage new ideas and ask questions to challenge the status quo. We accept that, sometimes, the best results evolve from rigorous debate, a bit of tension, and a bit of discomfort.

•	Compromise: We stay focused on our goals and are collectively decisive once the input has been heard and considered.
•	Civility: We disagree with respect. We seek common ground as a starting point for dialogue about differences, listening past one’s preconceptions and teaching others to do the same.

CONAGRA BRANDS 2024 PROXY STATEMENT 11

ABOUT CONAGRA AND THIS MEETING

Citizenship Strategy Highlights

As a corporate citizen, we aim to do what’s right for our business, our employees, our communities, and the world. This means making food that’s delicious, safe, nutritious, and convenient, while addressing the key economic, environmental, and social impacts directly linked to our activities and products, including through our connection to our employees and our relationships with farmers, suppliers, customers, and others.

Our citizenship strategy includes four focus areas. Together, these strategic pillars embody our values and ambitions as a responsible corporate citizen. Fiscal year 2024 saw Conagra continue to make progress against all four pillars.

Good Food	Responsible Sourcing	Better Planet	Stronger Communities

Good Food

We are dedicated to making safe, delicious, and nutritious foods that fulfill the needs of today’s consumers, while providing them with access to the information they want and need to make informed decisions about what they eat.

We are proud that our broad portfolio of leading brands provides consumers with convenient choices that contribute positively to healthier eating patterns. In its most recent assessment, conducted in 2022, Access to Nutrition Initiative (ATNI) evaluated the nutrient quality of our products along with the products of 10 other large US food companies using the rigorous Health Star rating system and ranked Conagra:

in ATNI’s ranking of percent of sales from healthier products	in the ATNI’s Product Profile assessment since 2018

Responsible Sourcing

We approach the sourcing of ingredients and packaging materials with care and consideration, taking into account the potential environmental and social impacts of our products throughout their lifecycles. We seek to support circularity through regenerative agriculture practices and thoughtful packaging design.

Some recent examples of how we’ve progressed regenerative agriculture in our supply chain include:

Popcorn Seeds We encourage our popcorn seed growers to use winter cover crops to prevent soil erosion, retain nutrients in the soil, conserve water, and guard against soil compaction.	Tomatoes We support our tomato farmers in California in using drip irrigation in their fields which results, on average, in a 15% reduction in water compared to traditional furrow systems.

Reduced Emissions

We also partner with our tomato suppliers in California to reduce CO2 emissions during fresh pack season by transporting raw tomatoes to our Oakdale, California production facility using renewable natural gas trucks.

Seafood

Since 2020, we have utilized the internationally recognized Marine Stewardship Council and The Global Seafood Alliance’s Best Aquaculture Practices certification programs to bring certified responsibly-sourced seafood to consumers and promote awareness of protecting marine ecosystems.

12 CONAGRA BRANDS 2024 PROXY STATEMENT

ABOUT CONAGRA AND THIS MEETING

Better Planet

We believe that responsible environmental practices are a key ingredient for a healthy business. We are focused on lessening the climate-related impacts of our business by reducing energy use, protecting and managing water resources efficiently, and minimizing or diverting waste for more beneficial uses.

	●	● [1]
Food Waste	„
●
We seek to divert the solid waste generated at our production facilities to more beneficial uses through recycling, product donations to bolster food supplies at area food banks, use as animal feed, or land applications to improve soil quality.
●
21 of our production facilities, across frozen, snacks, international, and frozen, have been certified Zero Waste Champion production facilities by Green Business Certification Inc.[1]

Water	„
●
Our Birds Eye® facility in Waseca, Minnesota recycles water used to clean and process vegetables back into irrigation water to grow food for animals.
●
Facility enhancements, behavioral improvements and enhanced controls continue to drive absolute water reductions at our Oakdale, California facility.
●
Our Irapuato, Mexico facility recently proactively addressed water leaks in underground pipelines and installed control devices to save millions of gallons of water each year.

1 The TRUE Zero Waste certification system is a complement to LEED and other green rating systems. TRUE (Total Resource Use and Efficiency) strives to change the way materials flow through society so that products are reused and diverted from landfill, incineration (waste-to-energy), and the environment. As one of the requirements of the certification, our TRUE Zero Waste certified facilities must each maintain an average annual waste diversion rate  of at least 90% and uphold other Green Business Certification Inc. standards  of environmental stewardship.

Stronger Communities

Our ambition is to be the most impactful, energized, and inclusive culture in food. Our team is driven by collaboration, innovation, and a desire to grow. We are focused on maintaining a strong culture of safety and committed to respecting human rights. We are dedicated to providing our employees with tools they need to succeed and thrive in their careers. We also help fight the issue of food insecurity in the communities where we live and work through volunteerism, product donations, and financial contributions.

12K hours Each year our employees volunteer for thousands of hours in our communities – contributing more than 12,000 hours fiscal 2024

50 scholarships

Each year, Conagra Brands Foundation offers scholarships to support the college, university or vocational technical education being pursued by the children of our employees

- awarding 50 scholarships in fiscal 2024

Human Rights Policy We adopted a Human Rights Policy to clearly communicate our commitment to protect our workforce across our operations.	24M lbs. of food We donated more than 24 million pounds of food to Feeding America and its network of food banks in fiscal 2024 – that’s more than 20M meals

Proxy Materials

We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of Directors (the Board) of Conagra Brands, Inc. of proxies to be voted at the Annual Meeting of Shareholders to be held on September 18, 2024 (the Annual Meeting). We began making our proxy materials available on August [ ], 2024.

CONAGRA BRANDS 2024 PROXY STATEMENT 13

ABOUT CONAGRA AND THIS MEETING

Voting

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend and participate in the 2024 Annual Meeting, please promptly vote your shares in advance.

VOTING BEFORE THE 2024 ANNUAL MEETING

By Mail	By Internet	By Telephone	By Mobile Device
If you received paper copies of our proxy materials, by completing, signing, dating, and returning (in the postage-paid envelope provided) the enclosed proxy card or voting instruction form	Go to www.proxyvote.com and follow the instructions	Call (toll-free, 24/7): • (800) 690-6903 (registered shareholders and ESPP participants) • (800) 454-8683 (beneficial owners) and follow the recorded instructions	Scan the QR code using your mobile device to go to www.proxyvote.com

Internet and telephone voting are available through 11:59 p.m. Eastern Time on September 17, 2024 for registered shareholders, beneficial owners, and shares held in the Conagra Brands Employee Stock Purchase Plan (ESPP). You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form for internet and telephone voting.

If you hold shares in the ESPP, your proxy card serves as voting instructions for the shares credited to your plan account and such shares must be voted prior to the Annual Meeting. The trustee for the ESPP must receive your voting instructions by 11:59 p.m. Eastern Time on September 17, 2024. If the plan trustee does not receive your instructions by that time, the trustee will vote the shares held by the ESPP in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received.

ATTENDING AND VOTING AT THE ANNUAL MEETING

Shareholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CAG2024.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin promptly at Noon CDT. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 11:30 a.m. CDT.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on September 18, 2024

This Notice of 2024 Annual Meeting of Shareholders, Proxy Statement, and Annual Report for the fiscal year ended May 26, 2024 are available at http://www.conagrabrands.com/investor-relations/financial-reports/annual-reports. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report unless you specifically request a copy. You may request a paper copy by following the instructions on the Notice of Internet Availability of Proxy Materials. We began making our proxy materials available on August [ ], 2024.

Forward-Looking Statements and Website Links

This Proxy Statement may contain forward-looking statements within the meaning of the federal securities laws. Examples of forward-looking statements include statements regarding our strategy, plans, and objectives and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or comparable terms. Readers of this document should understand that these statements are not guarantees of performance. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. These risks, uncertainties, and factors include those described in our reports filed from time to time with the Securities and Exchange Commission (SEC). We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.

14 CONAGRA BRANDS 2024 PROXY STATEMENT

PROXY VOTING SUMMARY

Proxy Voting Summary

Proposal 1: Election of Directors (▶ page 19)

Our Board recommends that you vote FOR ALL of the nominees under this proposal 1.

Our business is managed under the direction of the Board, and you are being asked to vote to elect the members of the Board to hold office until the Conagra Brands 2025 Annual Meeting of Shareholders, and until their successors have been elected and qualified. The Board has nominated the 11 current directors, all listed below, for election at the Annual Meeting. The Board believes that the combined nominee group reflects a broad range of skills, education, experiences, qualifications, age, tenure, and other characteristics that are valuable to our Company. As a result of the Board’s robust refreshment processes, our Board currently includes 5 directors with fewer than 5 years of service on our Board (who joined our Board in 2021, 2022, and 2023) and the average tenure of our directors is 7 years. The following table provides a summary of certain information about our director nominees including the year each joined our board, current age, primary occupation, independence, committee membership, and service on the boards of other publicly-traded companies.

				Standing Committee Membership			# of Other Public Company Boards
Name and Primary Occupation	Age	Director Since	Independent	Audit / Finance	Human Resources	Nominating & Corporate Governance
Anil Arora Senior Partner The TIFIN Group	63	2018					1
Thomas “Tony” K. Brown Retired Group Vice President, Global Purchasing Ford Motor Company	68	2013					1
Emanuel “Manny” Chirico Retired Exec. Chairman and CEO PVH Corp.	67	2021					1
Sean M. Connolly President and CEO Conagra Brands, Inc.	58	2015					0
George Dowdie Retired Executive Vice President of Global Supply Chain Starbucks Corporation	68	2022					0
Francisco Fraga EVP Chief Information Officer and Chief Technology Officer McKesson Corporation	51	2023					0
Fran Horowitz Chief Executive Officer Abercrombie & Fitch Co.	60	2021					1
Richard H. Lenny Retired Chair, President and CEO The Hershey Company	72	2009		*			1
Melissa Lora Retired President, Taco Bell International, part of Yum! Brands, Inc.	62	2019					1
Ruth Ann Marshall Retired President of the Americas MasterCard International, Inc.	70	2007					2
Denise A. Paulonis President and CEO Sally Beauty Holdings, Inc.	52	2022					1

Non-Executive Chair of the Board	Committee Chair	Committee Member	Audit Committee Financial Expert
*	As Board Chair, Mr. Lenny is also deemed an ex-officio member of the Audit / Finance Committee.

CONAGRA BRANDS 2024 PROXY STATEMENT 15

PROXY VOTING SUMMARY

BOARD NOMINEE DEMOGRAPHICS SNAPSHOT

Our Board values diversity and through its nomination process strives to build a group of nominees that delivers diverse views, perspectives, backgrounds, and experiences.

Independent Chair of the Board	5 new independent directors added to our Board in 2021, 2022, and 2023
2 female (1 LGBTQ+) committee Chairs	5 nominees with <5 years of service on our Board
73% diverse Board	10 of 11 directors are independent (all except our CEO)

BOARD SKILLS AND EXPERIENCE SNAPSHOT

When selecting nominees for our Board, our Nominating and Corporate Governance Committee has identified the below skills as relevant to our Company.

Experience and Skills
Public company board experience	●	●	●	●	●	●	●	●	●			9/11
Active or former C-suite executive	●	●	●	●	●	●	●	●	●	●	●	11/11
Market-facing experience	●	●	●	●	●	●	●	●	●	●		10/11
International experience	●	●	●	●	●	●	●	●	●	●	●	11/11
Finance/capital management expertise	●	●	●	●	●	●	●	●				8/11
M&A experience	●	●	●	●	●	●	●	●	●	●		10/11
Technology expertise	●	●	●	●	●	●	●	●				8/11
Risk management expertise	●	●	●	●	●	●	●	●	●	●		10/11
Human capital management experience	●	●	●	●	●	●	●	●	●	●	●	11/11
Sustainability expertise	●	●	●	●	●							5/11

16 CONAGRA BRANDS 2024 PROXY STATEMENT

PROXY VOTING SUMMARY

Proposal 2: Approval of an Amendment to our Certificate of Incorporation to Provide for Officer Exculpation (▶ page 41)

Our Board recommends that you vote FOR the amendment to our Certificate of Incorporation to provide for officer exculpation consistent with Delaware law under this proposal 2.

Shareholders are being asked to vote on a proposed amendment to our Certificate of Incorporation to provide for exculpation of certain of our officers as permitted by law in light of recent amendments to Section 102(b)(7) of the Delaware General Corporation Law, effective April 1, 2022. The proposed amendment is consistent with Delaware law and:

Only permits limitation of officer liability for direct claims (not derivative claims made by shareholders)

Does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit

Would enhance the Company’s ability to attract and retain talented officers

The full text of the proposed Amended and Restated Certificate of Incorporation is attached as Appendix B hereto.

The Board believes that failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officer candidates.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation (▶ page 43)

Our Board recommends that you vote FOR this proposal 3, on an advisory basis, to approve our named executive officer compensation.

Approve, on a nonbinding advisory basis (Say-on-Pay vote), the compensation paid to our named executive officers (NEOs). As more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement, for fiscal 2024, the Human Resources (HR) Committee established an executive compensation program that was designed to promote attainment of our fiscal 2024 operating plan and long-term goals.

94%	6x	81%
Percentage of our CEO’s fiscal 2024 compensation opportunity tied to Conagra’s performance	Our CEO’s stock ownership requirement, as a multiple of his base salary	Percentage of our other NEOs’ fiscal 2024 compensation opportunity tied to Conagra’s performance

NO	YES	FULLY INDEPENDENT
Hedging or pledging of Company stock permitted for employees or members of the Board	Clawback Policy in place to recoup unwarranted incentive compensation	The HR Committee’s compensation consultant performs no work for management

In designing the 2024 fiscal year program, the HR Committee chose to include a mix of compensation types (salary, benefits, cash-based incentives, and equity-based awards) and a mix of performance periods (single-year and multi-year) to promote long-term, strategic decision-making. The HR Committee sought to provide a significant percentage of our CEO’s and NEOs’ compensation in the form of performance-based compensation with the greatest percentage of the performance-based opportunity in the form of long-term compensation payable in shares of our common stock. The HR Committee believes that the emphasis on stock-based compensation is the best method to align management interests with those of our shareholders and also to minimize the likelihood that our executives would be motivated to pursue overly risky initiatives or unsustainable results.

CONAGRA BRANDS 2024 PROXY STATEMENT 17

PROXY VOTING SUMMARY

FISCAL 2024 COMPENSATION OPPORTUNITY MIX (AT TARGET)*

*

Includes retention grants made to Messrs. Connolly and Marberger. See “Retention Awards Granted in fiscal 2024” and “Long-Term Incentive Plan Overview—Fiscal 2024 LTI Plan Target Opportunity and Retention Awards” under “Compensation Discussion and Analysis” below.

Annual Incentive Program		Long-Term Incentive Plan
• Based on a single year of performance results • Performance measures are aligned to our annual operating plan		• Based on multi-year results or service • Payouts are generally over 3-years
2024 AIP		2024 LTI Plan
Weighted Metrics		Performance Shares	Restricted Stock Units
50%	Operating Profit, adjusted for items impacting comparability (Adjusted Operating Profit)	60% of Opportunity	40% of Opportunity
		• Opportunity to earn shares of our common stock if we achieve pre-set performance goals over a three-year period • Weighted metrics:*	• Opportunity to earn shares of our common stock if the employee generally remains with Conagra over the three-year vesting period of the award • Rewards stock price appreciation and tenure
25%	Net Sales, adjusted for items impacting comparability (Adjusted Net Sales)
25%	Free Cash Flow, adjusted for items impacting comparability (Adjusted Free Cash Flow)	• Payouts will ultimately range from 0% to 200% of target
• Payouts will ultimately range from 0% to 200% of target

Proposal 4: Ratification of the Appointment of KPMG LLP as our Independent Auditor for Fiscal 2025 (▶ page 89)

Our Board recommends that you vote FOR this proposal 4, the ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2025.

KPMG LLP has served as our independent auditor since fiscal 2006 providing KPMG with significant experience with our financial statements, processes, procedures, and financial controls. The Audit / Finance Committee evaluates and ensures the rotation of the lead audit partner at our independent auditor. Five different partners of KPMG have served as the lead audit partner for our account. The Audit / Finance Committee has appointed KPMG LLP as our independent auditors for fiscal 2025.

18 CONAGRA BRANDS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1: Election of Directors

Overview

Our Board currently consists of 11 directors whose terms expire at the Annual Meeting. Based on the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board has nominated all 11 current directors, for election at the Annual Meeting.

If elected, each of the directors will hold office until the Conagra Brands 2025 Annual Meeting of Shareholders, and until their successors have been elected and qualified. We have no reason to believe that any of the nominees for director will be unable to serve if elected.

Our Board recommends that you vote FOR ALL of the nominees under this proposal 1.

Board Skills and Qualifications

Our Nominating and Corporate Governance Committee plays a key role in identifying candidates for the Board who fulfill the Company’s requirements. More information on director recruitment and selection processes can be found in the “Director Nomination Process” section of this Proxy Statement.

The Board desires that its membership collectively hold a broad and diverse range of skills, education, experiences, qualifications, characteristics, and perspectives, that can be leveraged for the benefit of the Company and its shareholders. Not only must individuals exhibit high standards for ethics and integrity to be nominated for Board service, they must be willing to commit the time needed to faithfully carry out a director’s duties, including overseeing our strategy, risks, CEO performance and succession planning, and director evaluation and refreshment processes.

We seek to maintain a Board comprised predominately of independent directors; all of our director nominees are independent with the exception of our CEO. In addition to independence, we seek individuals with a variety of experiences, skills, and characteristics that will be valuable to our Board and enhance our Board’s effectiveness. The following matrix summarizes, for each director nominee, as of August 6, 2024, some of the key skills and expertise that they bring to the Board that were considered by our Nominating and Corporate Governance Committee as part of the director nomination process. This matrix is a high-level summary of notable areas of expertise and does not represent an exhaustive list of skills and expertise held by the director nominees or those considered by the Nominating and Corporate Governance Committee.

CONAGRA BRANDS 2024 PROXY STATEMENT 19

PROPOSAL 1: ELECTION OF DIRECTORS

Key Skills and Expertise Considered for Fiscal 2025	ARORA	BROWN	CHIRICO	CONNOLLY	DOWDIE	FRAGA	HOROWITZ	LENNY	LORA	MARSHALL	PAULONIS

Public Company Board Experience
Directors who have served on other public company boards bring an understanding of corporate governance practices, their experience in board oversight responsibilities, an ability to provide strategic insights to management, and a focus on growing long-term shareholder value.

	•	•	•	•			•	•	•	•	•

Active or Former C-Suite Executive
Directors who have served in senior leadership, i.e. as chief executive officer, chief operating officer, chief financial officer, or another similar high-level executive role, at a public company contribute to our Board through their leadership, ability to develop leadership in others, practical understanding of how large organizations operate, and strategic vision.

	•	•	•	•	•	•	•	•	•	•	•
Market-facing Experience We have sought directors for our Board with consumer, eCommerce marketing and data analytics experience who understand the market drivers of our industry.	•		•	•	•	•	•	•	•	•	•

International Expertise
Although our operations are primarily located in the Unites States, Canada, and Mexico and a significant percentage of our sales are from the United States, we value directors who have experience working with a global or international business and can contribute to our success with their understanding of global market opportunities and other cultures.

	•	•	•	•	•	•	•	•	•	•	•

Finance/Capital Management Expertise
We have selected directors who are able to understand our financial statements and capital structure, oversee our accounting and financial reporting processes, and provide strategic insights regarding complex financial transactions.

	•	•	•	•	•			•	•		•

M&A Experience
As a company that has utilized mergers and acquisitions (M&A) to curate our portfolio of brands, we value directors with M&A experience who are able to provide our Board with their insights on acquisition and divestiture transactions and integration of acquired businesses.

	•	•	•	•	•	•		•	•	•	•

Technology Experience
We have sought directors with various technology-related experience such as directors who are familiar with information technology, data analytics, enterprise-wide software, or related cybersecurity risks as we seek to use technology to create efficiencies and productivity; and directors with eCommerce experience, including digital marketing, as we prioritize innovations in these areas to drive shareholder value.

	•	•		•	•	•			•	•	•

Risk Management Experience
As a company that faces risk associated with regulatory compliance, cybersecurity, food safety and employee safety, we benefit from directors with experience working with companies in industries with similar risks.

	•	•	•	•	•	•		•	•	•	•

Human Capital Management Experience
Directors who have experience managing a large, diverse workforce and executives provide the Board with an understanding of key issues relating to human capital management that are important to the Company including recruiting, talent development, diversity, compensation programs and succession planning.

	•	•	•	•	•	•	•	•	•	•	•

Sustainability Expertise
We have sought directors who embody our corporate citizenship values and have experience managing sustainability-driven change in a manufacturing, agricultural, or food production organization, including implementation of innovative techniques, and transitions to emerging technologies to reduce waste, reduce greenhouse gas emissions, preserve water, support biodiversity, improve agricultural sustainability, and support a sustainable supply chain.

		•	•	•	•			•

20 CONAGRA BRANDS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Board Demographics

The director nominees bring a variety of diverse skills, backgrounds, and experiences to our Board. Our Board also seeks director nominees with different personal dimensions of diversity to enhance the breadth of the Board’s collective perspective and its effectiveness.

The average age of our directors is 63 years old. As shown in the matrix below, 36% of our director nominees are female; 36% of our director nominees are racially or ethnically diverse; and in the aggregate 73% of our director nominees are diverse based on such characteristics.

Self-Identified Characteristics	Arora	Brown	Chirico	Connolly	Dowdie	Fraga	Horowitz	Lenny	Lora	Marshall	Paulonis
Race:
African American or Black		●			●
Asian	●
Hispanic						●
White			●	●			●	●	●	●	●
Gender:
Female							●		●	●	●
Male	●	●	●	●	●	●		●
LGBTQ+:										●

Director Refreshment

Our Board represents an intentional mix of long-tenured directors and new perspectives, insights, expertise, and experiences. The average tenure of our director nominees is 7 years, with seven of our current directors having joined our Board since 2018.

The Board uses refreshment processes to enable it to evaluate the continued alignment of the Board’s membership with the needs of Conagra Brands. The Board’s refreshment processes involve reviewing and modifying the skills matrix and experience required for membership. The Board also enables planned refreshment through its retirement policy contained in the Conagra Brands Corporate Governance Principles (Corporate Governance Principles), which provides that no director may be nominated to a new term if he or she would be over age 75 at the time of the election.

CONAGRA BRANDS 2024 PROXY STATEMENT 21

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

The following biographies provide more detail regarding each nominee including their age on August 6, 2024, the date of this Proxy Statement.

ANIL ARORA	Independent	Director since July 17, 2018
Age 63 Board Committees • Human Resources • Nominating and Corporate Governance

Professional Experience

The TIFIN Group (2020 to present)

•

Senior Partner

Envestnet | Yodlee (2015 to 2019)

•

Chief Executive Officer

Yodlee, Inc. (2000 to 2015)

•

Chief Executive Officer

Gateway, Inc.

The Pillsbury Company

Kraft Foods Group

•

Various management roles

Other Public Boards

ON24, Inc. (2022 to present)

•

Lead Independent Director (2023 to present)

Past Public Boards

Ping Identity Holding Corp. (2022)

Envestnet, Inc. (2015 to 2021)

Yodlee, Inc. (2011 to 2015)

Visual Sciences, Inc. (2005 to 2008)

Highlighted Skills and Qualifications

Mr. Arora brings significant public company experience, C-suite leadership skills and insights, M&A experience, and technology expertise to our Board. Our Board benefits from his experience leading Yodlee from a start-up through its initial public offering and subsequent acquisition by Envestnet including his service as vice chairman of Envestnet and chief executive officer of Envestnet | Yodlee (a financial technology and data intelligence company), as well as his previous leadership, strategy and marketing experience from Gateway, Inc., The Pillsbury Company, and Kraft Foods Group. Mr. Arora

also adds finance, risk management, and technology expertise to our Board from his past executive roles and his current role as a director and senior partner at The TIFIN Group, a private financial technology company.

THOMAS “TONY” K. BROWN	Independent	Director since October 15, 2013
Age 68 Board Committees • Audit / Finance • Nominating and Corporate Governance

Professional Experience

Ford Motor Company (1999 to retirement in 2013)

•

Group Vice President, Global Purchasing (2008 to 2013)

•

Various leadership positions in Global Purchasing

United Technologies Corporation

QMS, Inc.

Digital Equipment Corporation

•

Various management roles in supply chain and purchasing

Other Public Boards 3M Company (2013 to present) Past Public Boards Tower International, Inc. (2014 to 2019)

Highlighted Skills and Qualifications

Mr. Brown brings valuable insights to our Board based on his global purchasing leadership experience and his service on other public company boards. His experience as a board member for 3M and Tower International, both publicly-traded, international manufacturing companies, provides him with a deep understanding of the Board’s risk oversight responsibilities. Additionally, Mr. Brown adds valuable supply chain, capital management, and financing insights and expertise to our Board from experience leading Ford Motor Company’s global purchasing team and other senior leadership roles in global purchasing management and supply chain operations.

22 CONAGRA BRANDS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

EMANUEL “MANNY” CHIRICO	Independent	Director since February 1, 2021
Age 67 Board Committees • Audit / Finance

Professional Experience

PVH Corp. (1993 to retirement in 2021)

•

Executive Chairman (2007 to 2021)

•

Chief Executive Officer (2006 to 2021)

•

President and Chief Operating Officer (2005 to 2006)

•

Executive Vice President and Chief Financial Officer (1998 to 2005)

•

Vice President and Controller (1993 to 1999)

Ernst & Young LLP

•

Partner, Retail and Apparel Practice Group

Other Public Boards Dick’s Sporting Goods, Inc. (2003 to present) Past Public Boards PVH Corp. (2005 to 2021)

Highlighted Skills and Qualifications

Mr. Chirico brings C-suite executive experience, financial expertise, and experience with boards of other publicly-traded companies to our Board. He provides valuable insights based on his substantial market facing, international business and management experience from his service as chairman and chief executive officer of PVH Corp. (a wholesale and retail apparel company), as well as his financial background as an audit partner and chief financial officer. Mr. Chirico also brings robust expertise in M&A, finance, and risk and compliance oversight.

SEAN M. CONNOLLY	Director since April 6, 2015
Age 58 Board Committees • Executive

Professional Experience

Conagra Brands, Inc. (2015 to present)

•

President and Chief Executive Officer

The Hillshire Brands Company (2012 to 2014)

•

President and Chief Executive Officer

Sara Lee Corporation (2012)

•

Executive Vice President and Chief Executive Officer, Sara Lee North American Retail and Foodservice

Campbell Soup Company

The Procter & Gamble Company

•

Various food and beverage brand management roles

Other Public Boards None Past Public Company Boards The Hillshire Brands Company (2012 to 2014)

Highlighted Skills and Qualifications

As our President and Chief Executive Officer, Mr. Connolly provides our Board with valuable insights on the Company, as well as significant market-facing experience from a career-long focus on building leading consumer brands in the food industry. He contributes his broad understanding of governance issues from his experience as a board member of Hillshire and from his current board service to S. C. Johnson & Son, Inc., a privately held consumer products company. Mr. Connolly also brings substantial broad-based industry expertise and significant transactional experience to our Board from his career in different management roles within the consumer packaged goods industry.

CONAGRA BRANDS 2024 PROXY STATEMENT 23

PROPOSAL 1: ELECTION OF DIRECTORS

GEORGE DOWDIE	Independent	Director since March 1, 2022
Age 68 Board Committees • Audit / Finance

Professional Experience

Starbucks Corporation (2013 to retirement in 2023)

•

Executive Vice President, Global Supply Chain (2020 to 2023)

•

Senior Vice President, Global Food Safety, Quality & Regulatory (2013 to 2020)

Campbell Soup Company

Seagram Co. Ltd.

Frito-Lay

•

Various management roles

Other Public Boards None

Highlighted Skills and Qualifications

Mr. Dowdie brings strong international and market-facing experience to our board from his recent executive leadership roles at Starbucks (a multinational retailer of specialty coffee). He provides our Board with valuable insights from his experience leading supply chain, product development, and food safety operations for leading consumer products in the food and beverage industries. Mr. Dowdie also brings broad industry expertise as well as market-facing commercialization, innovation management, and new business development experience to our Board based on his experience from his roles at Campbell Soup Company, Seagram Co., Ltd., and Frito-Lay.

FRANCISCO FRAGA	Independent	Director Since September 14, 2023
Age 51 Board Committees • Audit / Finance

Professional Experience

McKesson Corporation (2021 to present)

• EVP, Chief Information Officer and Chief Technology Officer (2023 to present)

•

Senior Vice President and Chief Information Officer, U.S. Pharmaceutical (2021 to 2023)

Campbell Soup Company, Inc. (2017 to 2021)

•

Senior Vice President and Chief Information & Technology Officer

Procter & Gamble Company (1996 to 2017)

•

Various management roles

Other Public Boards None

Highlighted Skills and Qualifications

Mr. Fraga brings valuable technology and cybersecurity expertise to our Board. He provides insights grounded in his robust consumer products industry background and based on his experience leading information technology transformations. Mr. Fraga also adds global market-facing eCommerce experience from his current role at McKesson Corporation (a diversified healthcare services company), where he has been instrumental in introducing new digital capabilities, and his past work at Campbell Soup Company (a branded food products company) and Procter & Gamble (a branded consumer packaged goods company) where he also oversaw digital innovations.

24 CONAGRA BRANDS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

FRAN HOROWITZ	Independent	Director since August 2, 2021
Age 60 Board Committees • Human Resources

Professional Experience

Abercrombie & Fitch Co. (2014 to present)

•

Chief Executive Officer (2017 to present)

•

President and Chief Merchandising Officer (2015 to 2017)

•

Member of the Office of the Chairman (2014 to 2017)

•

Brand President of Hollister (2014 to 2015)

Ann Taylor Loft, Inc.

Express, Inc.

Bloomingdale’s

•

Various management roles

Other Public Boards Abercrombie & Fitch Co. (2017 to present)

Highlighted Skills and Qualifications

As an active CEO of a publicly-traded company, Abercrombie & Fitch Co. (a branded fashion retailer), Ms. Horowitz brings strong leadership skills and insights on human capital management to our Board. Additionally, through prior leadership positions with a variety of companies, including leading fashion retailers Ann Taylor Loft, Inc., Express, Inc. and Bloomingdale’s, she provides our Board with retail market-facing expertise and experience with international operations.

RICHARD H. LENNY	Independent	Director since March 17, 2009 Non-Executive Chair since May 28, 2018
Age 72 Board Committees • Audit / Finance (Ex-officio member) • Executive (Chair) • Human Resources • Nominating and Corporate Governance (Chair)

Professional Experience

Friedman, Fleischer & Lowe, LLC (2011 to retirement in 2016)

•

Senior Advisor (2014 to 2016)

•

Operating Partner (2011 to 2014)

The Hershey Company (2001 to 2007)

•

President and Chief Executive Officer

Nabisco Biscuit Company

Pillsbury Company

Kraft Foods

•

Various management roles

Other Public Boards

Illinois Tool Works Inc. (2014 to present)

•

Lead Independent Director (2020 to present)

Past Public Boards

McDonald’s Corporation (2005 to 2023)

Information Resources, Inc. (2013 to 2018)

Discover Financial Services (2009 to 2018)

The Hershey Company (2001 to 2007)

Highlighted Skills and Qualifications

As a former executive officer with major consumer brand companies, Mr. Lenny brings a deep knowledge of strategy, marketing, and business development of consumer products in the food industry, both domestically and abroad. He also brings extensive knowledge and understanding of corporate governance best practices from his board service to other publicly-traded companies. Mr. Lenny provides strong leadership and expertise in leadership selection and development from his executive positions and his service in leadership capacities on the boards of other public companies, including as lead independent director of Illinois Tool Works Inc.

CONAGRA BRANDS 2024 PROXY STATEMENT 25

PROPOSAL 1: ELECTION OF DIRECTORS

MELISSA LORA	Independent	Director since January 4, 2019
Age 62 Board Committees • Audit / Finance (Chair) • Executive Committee • Nominating and Corporate Governance

Professional Experience

Taco Bell Corp., a subsidiary of Yum! Brands, Inc. (2001 to retirement in 2018)

•

President, Taco Bell International (2013 to 2018)

•

Global Chief Financial and Development Officer (2012 to 2013)

•

Chief Financial and Development Officer (2006 to 2012)

•

Chief Financial Officer (2001 to 2006)

Other Public Boards NVIDIA Corporation (2023 to present) Past Public Boards KB Home (2004 to 2024) • Lead Independent Director (2016 to 2024) MGIC Investment Corporation (2018 to 2022)

Highlighted Skills and Qualifications

As a former senior officer serving in various leadership roles at Taco Bell Corp., an operating division of Yum! Brands, Inc. (a multinational restaurant company), Ms. Lora brings strong leadership skills to our Board. Additionally, she provides insights from her substantial international business and market-facing experience and deep expertise in finance, risk, and compliance oversight from more than a decade of service as a Chief Financial Officer, as well as more than a decade of service as the chair of the audit committee of KB Home. Ms. Lora also provides our Board with a broad understanding of governance issues facing publicly-traded companies from her board service to other public companies, including during her time as lead independent director of KB Home.

RUTH ANN MARSHALL	Independent	Director since May 23, 2007
Age 70 Board Committees • Executive • Human Resources (Chair) • Nominating and Corporate Governance

Professional Experience

MasterCard International, Inc. (1999 to retirement in 2006)

•

President of the Americas (2004 to 2006)

•

President, MasterCard North America (1999 to 2004)

Concord EFS, Inc. (1995 to 1999)

•

Senior Executive Vice President

Other Public Boards Regions Financial Corporation (2011 to present) • Lead Independent Director (2024 to present) Global Payments, Inc. (2006 to present)

Highlighted Skills and Qualifications

Ms. Marshall brings strong leadership and provides valuable insights in the areas of marketing, account management, and customer service from her experience as an executive officer in various roles at Mastercard International. She has a broad understanding of corporate governance issues from her board service to other publicly-traded companies. Ms. Marshall also provides our Board with her market-facing experience and technology expertise gained from her work growing the MasterCard Americas payments technology business, domestically and internationally, including through new product development.

26 CONAGRA BRANDS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

DENISE A. PAULONIS	Independent	Director since August 1, 2022
Age 52 Board Committees • Audit / Finance

Professional Experience

Sally Beauty Holdings, Inc. (2021 to present)

•

President and Chief Executive Officer

Sprouts Farmers Market (2020 to 2021)

•

Chief Financial Officer

The Michaels Companies, Inc. (2014 to 2020)

•

Executive Vice President, Chief Financial Officer (2016 to 2020)

•

Various leadership roles in the finance and IT functions

PepsiCo

McKinsey & Company

•

Various management roles

Other Public Boards Sally Beauty Holdings, Inc. (2018 to present)

Highlighted Skills and Qualifications

As an active CEO of a publicly-traded company, Sally Beauty Holdings, Inc. (a multinational retailer and distributor of beauty products), Ms. Paulonis brings strong leadership capabilities and experience driving strategic and operational transformation to our Board. As a former chief financial officer, she has significant finance, risk management, and compliance oversight expertise. Ms. Paulonis also brings to our Board her international business and management experience, including expertise in technology from her leadership roles at both Sprouts Farmers Market (a supermarket chain) and The Michaels Companies (an arts and crafts specialty retail company).

Director Independence

To be considered independent, the Board must affirmatively determine that a director has no material relationship with Conagra Brands. In making its independence determinations, the Board applies the listing standards of the New York Stock Exchange (NYSE), and the categorical independence standards contained in our Corporate Governance Principles. The Board considers even immaterial relationships, including transactions, relationships, and arrangements with the Company, in its decision-making process to ensure a complete view of each director nominee’s independence.

Anil Arora

To take a holistic approach to its independence determinations, the Board also reviewed any commercial relationships between Conagra Brands and companies associated with our nominees during fiscal 2024, whether by board service, an ownership interest, employment, or employment of a family member. To the extent any relationships with these companies existed, they were determined to involve Conagra Brands’ purchase or sale of products and services in the ordinary course of business on arm’s-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence under our Corporate Governance Principles or under applicable law and NYSE listing standards.

The Board has determined that 10 of our 11 current directors, who are also nominees for directors, Messrs. Arora, Brown, Chirico, Dowdie, Fraga and Lenny and Mses. Horowitz, Lora, Marshall, and Paulonis, have no material relationships with Conagra Brands and are independent within the meaning of applicable independence standards. Mr. Connolly is not considered to be independent due to his employment with Conagra Brands.

In addition to satisfying our independence standards, each member of the Audit / Finance Committee of the Board must satisfy an additional SEC independence requirement. This requirement provides that the member may not accept, directly or indirectly, any consulting, advisory or other compensatory fee

Thomas “Tony” K. Brown
Emanuel “Manny” Chirico
George Dowdie
Francisco Fraga
Fran Horowitz
Richard H. Lenny
Melissa Lora
Ruth Ann Marshall
Denise A. Paulonis

from us or any of our subsidiaries other than his or her director’s compensation and may not be an affiliated person of Conagra Brands. Each member of the Audit / Finance Committee satisfies this additional independence requirement. The SEC and NYSE have also adopted heightened standards relating to the independence of members of the HR Committee. These standards require consideration of the source of HR Committee members’ compensation, including any consulting, advisory, or other compensatory fees paid to a HR Committee member, and each HR Committee member’s affiliation with us, any of our subsidiaries, or any affiliates of our subsidiaries. Each member of the HR Committee satisfies these additional independence requirements.

Our Board recommends that you vote FOR ALL of the nominees under this proposal 1.

CONAGRA BRANDS 2024 PROXY STATEMENT 27

CORPORATE GOVERNANCE

Corporate Governance

The Board is committed to performing its responsibilities in a manner consistent with sound governance practices. It routinely reviews its processes, assesses the regulatory and legislative environment, communicates with investors, and adapts its governance practices as needed to support informed, competent, and independent oversight on behalf of our shareholders. Our governance policies are consistent with the Investor Steward Group’s corporate governance principles. Copies of our committee charters, our Corporate Governance Principles and other governance polices are available on our website at http://www.conagrabrands.com/investor-relations/corporate-governance/principles. To learn more about our governance practices, policies, and committee charters, see “Frequently Searched Information” below for a full listing of these documents and additional website information.

Governance Highlights

Highlights of our corporate governance practices, discussed in more detail throughout this proxy statement, include the following:

BOARD LEADERSHIP, STRUCTURE, AND COMPOSITION

   Independent Board Chair since 2005

   Corporate Governance Principles provide for the selection of an independent lead director (from the independent directors who have served at least one year) by the independent directors if the positions of Board Chair and CEO are held by the same person at any time in the future

   Corporate Governance Principles limit outside public company board service (including Conagra) to 4 boards (2 for directors who serve as CEO or an executive officer of another public company) and no more than 3 audit committees

   Director age limit of 75 years for renomination

   Richard H. Lenny, our independent Board Chair, presides at all Board meetings, including executive sessions

   10 of 11 current directors, and all members of our Audit / Finance, HR, and Nominating and Corporate Governance Committees are independent

   2 female (1 LGBTQ+) Committee Chairs

   73% of our current Board is gender and/or racially/ethnically diverse

   Average current director tenure of approx. 7 years

   Average current director age of approx. 63 years

BOARD OPERATIONS

   The Board meets on a regularly scheduled basis

   Independent directors meet in executive session at every regularly scheduled meeting of the Board and its respective committees

   Comprehensive Board and committee materials and briefing sessions provided to directors to continue their education on subjects that assist them in the discharge of their duties

   Company reimbursement of independent director expenses for one outside education program each fiscal year

   Each of our Board, the Audit / Finance Committee, the HR Committee, and the Nominating and Corporate Governance Committee conducts a self-evaluation of its performance on an annual basis

   Individual director evaluations conducted annually

BOARD OVERSIGHT

   Full Board oversees the development and implementation of our strategic plans

   Board and its standing committees routinely receive updates from senior business leaders and internal and outside subject matter experts

   Committees have ability to hire outside experts and consultants

   Full Board and its key standing committees play an active part in overseeing risk related to the Company’s strategy, operational and supply chain risk, food safety risk, enterprise risk, financial risk, cybersecurity and information technology risk, human capital management risk, compliance risk, reputational risk, industry risk, and climate and environmental sustainability risk

SHAREHOLDER RIGHTS

   Simple majority voting standard for all uncontested director elections

   100% of directors are elected annually

   Any incumbent nominee not elected must promptly tender their resignation, subject to acceptance by the Board

   Shareholder right to call a special meeting

   Shareholder right to act by written consent

   Proxy access for director nominees available to a shareholder, or group of up to 20 shareholders, holding 3% of the Company’s common stock for at least 3 years

   No poison pill

28 CONAGRA BRANDS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

SHAREHOLDER ENGAGEMENT AND ENGAGED BOARD

   Year-round shareholder engagement

   Board Chair participated in shareholder engagement in fiscal 2024

   Shareholder ability to contact directors

   During fiscal 2024, our Board met 6 times (5 regular meetings and 1 special meeting)

   During fiscal 2024, our committees met 18 times

   During fiscal 2024, each current director attended at least 75% of the applicable meetings of the Board and committees held (average attendance rate of 98%)

   100% of our directors at the time attended our 2023 Annual Meeting of Shareholders

GOVERNANCE BEST PRACTICES

   Since 2012, the Company has maintained a Clawback Policy that permits the Company to recoup certain compensation payments in the event of a significant restatement of financial results

   Clawback Policies refreshed in fiscal 2024 to provide for mandatory recoupment in the event of a restatement and discretionary recoupment under certain circumstances outside of a restatement

   Insider Trading Policy prohibits directors, senior executives, and other designated employees from engaging in any pledging, short sales, or hedging investments involving Company stock

   Robust orientation program for new directors as soon as possible following his or her election or appointment

   Robust orientation program for directors upon joining a new committee

   Stock ownership guidelines are in place for directors, CEO, and senior executives

Shareholder Engagement Strategy

Our shareholder engagement strategy is directed by our Board. Our year-round engagement program is led by management and overseen by the Board.

OUR BOARD AND ITS COMMITTEES

The Board and its committees direct our shareholder engagement strategy. Board members participate in meetings with our significant shareholders as appropriate. Shareholder feedback reports are provided to the Board and its committees regularly throughout the year.

INVESTOR RELATIONS TEAM

Our investor relations team and members of our senior leadership team communicate and meet with our shareholders throughout the year through:

investor conferences

one-on-one meetings and calls

small group meetings and calls with investors

quarterly earnings conference calls

Our management conveys investor feedback and views to our Board and its committees on a regular basis through written reports and in meetings.

CORPORATE GOVERNANCE TEAM

Our corporate governance team participates in one-on-one and small group meetings with our shareholders throughout the year, including meetings with our investor relations and sustainability teams. Our corporate governance team receives input from our shareholders on:

Shareholders’ voting policies

Our governance practices

Our executive compensation program

Our citizenship report and strategy

Our corporate governance team provides updates on these conversations to our Board and its committees at their regular meetings.

SUSTAINABILITY TEAM

Our sustainability team participates in one-on-one and small group meetings with our shareholders throughout the year, including meetings with our investor relations and corporate governance teams. Our sustainability team discusses and receives input from our shareholders on:

Our citizenship report and strategy

Environmental and sustainability strategies, goals, initiatives, progress, and challenges

Our sustainability team provides updates on these conversations and feedback from other stakeholders to our Board and its committees at their regular meetings.

CONAGRA BRANDS 2024 PROXY STATEMENT 29

CORPORATE GOVERNANCE

Board Communication

We welcome opportunities to engage and receive feedback directly from our shareholders and other key stakeholders and believe that such engagement is critical to our effectiveness. Our Investor Relations team is available to respond to investor inquiries and can be reached at:

You may contact any of our directors individually, our Chair of the Board, any committee of the Board, our independent directors as a group, or the Board generally by writing to:

(312) 549-5002	Chair of Conagra Brands, Inc. Board of Directors Conagra Brands, Inc. 222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois 60654

IR@conagra.com	corporate.secretary@conagra.com

The Board has directed the Corporate Secretary’s office to review and process such communications. The Corporate Secretary forwards communications that are appropriate to the duties and responsibilities of the Board and its members and will routinely filter and not retain communications that are solicitations, mass mailings, product related inquiries or feedback, unrelated to the Company or Company business, or determined to be trivial, obscene, unduly hostile, threatening, or similarly unsuitable. The Corporate Secretary’s office will make available any filtered communication to any director upon request.

You may also communicate with us by attending the Annual Meeting and voting. We encourage you to share your feedback by voting on the items described in this Proxy Statement.

30 CONAGRA BRANDS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board believes that independent Board leadership is a critical component of our governance structure and annually assesses its leadership structure. Since 2005, our Chair and CEO roles have been separated. The Board believes this current structure of separating the roles of Chair and CEO allows our CEO to focus his time and energy on strategy and operations. Meanwhile, this structure allows our independent Chair to lead the Board in its oversight responsibilities. The Board also believes this leadership structure, coupled with independent directors serving as Chairs of each of our three key standing Board committees, enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling its risk oversight responsibility.

RICHARD H. LENNY	SEAN M. CONNOLLY
Independent Board Chair	President and Chief Executive Officer
●
Conducts all meetings of the Board (including executive sessions) and all meetings of the shareholders
●
Establishes agendas and ensures adequate meeting time and appropriate meeting content
●
Facilitates the Board’s consideration of significant risk matters including in executive sessions
●
Engages with the CEO and the Company’s senior leadership team (Senior Leadership Team) between Board meetings on business developments
●
Provides overall guidance to our CEO as to the Board’s views and perspectives, particularly on the strategic direction of the Company
●
Is available for consultation and direct communication with major shareholders

●
Sets strategic direction for the Company including developing and performing against our long-term strategic plan
●
Oversees daily operations
●
Develops and implements our annual operating plan
●
Develops our leaders and builds our talent pipeline for executive succession
●
Engages with external constituents
●
Sets the tone at the top
●
Builds our culture and promotes employee engagement at all levels of the organization

MELISSA LORA	RUTH ANN MARSHALL	RICHARD H. LENNY
Chair. Audit / Finance Committee	Chair, Human Resources Committee	Chair, Nominating and Corporate Governance Committee

Our Corporate Governance Principles require us to have either an independent Board Chair or, if the positions of Chair and CEO are held by the same person, an independent lead director. If appointed, an independent lead director will have the responsibilities described in our Corporate Governance Principles including:

●	Conduct all meetings of the Board and all meetings of the shareholders, in the absence of the Chair
●	Preside as chair of all executive sessions of the Board and meetings of the independent directors
●	Consult on agendas for meetings and confirm adequate meeting time and appropriate meeting content
●	Develop agendas for executive sessions of the independent directors
●	Provide leadership to the Board and facilitate effective communication among the directors
●	Facilitate the Board’s consideration of significant risk matters including in executive sessions or at meetings of the independent directors
●	Serve as a liaison between the CEO and the Board
●	Have authority to call executive sessions or meetings of the independent directors
●	Approve the information provided to the Board
●	Approve a process for an annual self-evaluation by the directors of the Board’s performance
●	Along with the HR Committee, and subsequently with the remaining independent members of the Board, evaluate the
●	CEO’s performance and meets with the CEO to discuss the Board’s evaluation
●	Be available for consultation and direct communication with major shareholders, if requested
●	Represent the Board in communications with shareholders and other stakeholders where it is necessary and appropriate for the Board to respond independently from management

CONAGRA BRANDS 2024 PROXY STATEMENT 31

CORPORATE GOVERNANCE

Board Committees

The Board has established 4 standing committees: the Audit / Finance Committee, the Executive Committee, the HR Committee, and the Nominating and Corporate Governance Committee. The Audit / Finance Committee, HR Committee, and Nominating and Corporate Governance Committee operate under written charters that have been approved by the full Board and are available on our website at www.conagrabrands.com/investor-relations/corporate-governance; each of these 3 committees is comprised entirely of independent directors. Membership on each of the Board’s standing committees as of August 6, 2024 was as follows:

	Standing Committee Membership
Name	Audit / Finance Committee	Human Resources Committee	Nominating and Corporate Governance Committee	Executive Committee
Anil Arora
Thomas “Tony” K. Brown
Emanuel “Manny” Chirico
Sean M. Connolly
George Dowdie
Francisco Fraga
Fran Horowitz
Richard H. Lenny
Melissa Lora
Ruth Ann Marshall
Denise A. Paulonis
Total Meetings in FY2024	9	5	4	0

Non-Executive Chair of the Board	Committee Chair	Committee Member	Audit Committee Financial Expert

AUDIT / FINANCE COMMITTEE
6 Committee Members • Ms. Lora, Chair • Mr. Brown • Mr. Chirico • Mr. Dowdie • Mr. Fraga • Ms. Paulonis Meetings in FY2024: 9

Primary Responsibilities

•

Oversee the integrity of the Company’s financial statements and review annual and quarterly SEC filings and earnings releases

•

Review the Company’s perspectives on financing strategies and capital structure, in light of its strategic long-range plans

•

Review reports on the Company’s critical accounting policies, significant changes in the selection or application of accounting principles, and the Company’s internal control processes

•

Appoint and review the qualifications, independence, and performance of the independent auditor

•

Pre-approve all auditing services and permitted non-audit services to be performed by the independent auditors and the lead audit partner

•

Oversee the Company’s internal audit function, including reviewing the organization structure, budget, Internal Audit Charter, annual internal audit plan and all major changes to the plan, results of the internal audit activities, and adequacy of the Company’s internal controls

•

Review reports from management and discuss policies with respect to significant enterprise-wide risks facing the Company, including, but not limited to financial risks (including derivative and treasury risks, regulatory and litigation-related risks, and legal, ethics and compliance-related risks), and operational risks, and how such risks are being identified, assessed, and managed by the Company and management

•

Oversee and review reports from management, the Company’s internal auditing department, the Company’s ethics and legal compliance function and/or the Company’s legal department with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations; compliance with the Company’s Code of Conduct and the Company’s Code of Conduct for Senior Corporate Officers; the results of Internal Audit reviews; and the status of significant legal matters

•

Oversee and review reports from management with respect to the Company’s risk management and strategy relating to cybersecurity

•

Oversee and review reports from management and discuss policies and processes with respect to the Company’s regulatory and compliance risk from significant environmental matters (including climate change, greenhouse gas emissions, and energy use) and related disclosure

•

Review the Company’s compliance with legal and regulatory requirements

32 CONAGRA BRANDS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

•

Annually review the Company’s financial condition (including matters such as liquidity, margin management, debt levels, credit ratings and interest rate risk exposure), capital structure (including sources and uses of capital), long-term financing strategy, and oversee risks related to such matters

FINANCIAL EXPERTISE AND FINANCIAL LITERACY

The Board has determined that each current member of the Audit / Finance Committee is financially literate within the meaning of NYSE rules and independent in accordance with SEC rules, NYSE listing standards, and the Company’s independence standards. The Board also determined that Mr. Chirico and Mses. Lora and Paulonis each are qualified as audit committee financial experts within the meaning of SEC regulations.

RELATED-PARTY TRANSACTIONS

The Audit / Finance Committee has adopted a written policy regarding the review, approval, ratification, and oversight of related-party transactions (generally, transactions involving an amount exceeding $120,000 in which the Company was, is, or will be a participant and in which a director, director nominee, executive officer, more than 5% shareholder, or immediate family member of any of the foregoing had, has or will have a direct or indirect material interest). Under the policy, all related-party transactions are subject to reasonable prior review and approval by the Audit / Finance Committee. In circumstances where it is not reasonable or practical to wait until the next Audit / Finance Committee meeting to review a proposed related-party transaction, the chair of the Audit / Finance Committee may review and approve such related-party transaction. Any such approval must be reported to and ratified by the Audit / Finance Committee at its next regular meeting.

In determining whether to approve or ratify a related-party transaction, the Audit / Finance Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related-party’s interest in the transaction. No director is permitted to participate in any approval of a related-party transaction in which he or she is a related party, except that the Board member will provide all material information concerning the related party transaction to the Audit / Finance Committee. On at least an annual basis, the Audit / Finance Committee reviews and assesses ongoing related-party transactions to determine whether they comply with the Company’s guidelines and that the relationships remain appropriate. All related-party transactions are disclosed to the full Board.

During fiscal 2024, no related-party transactions arose.

HUMAN RESOURCES COMMITTEE
4 Committee Members • Ms. Marshall, Chair • Mr. Arora • Ms. Horowitz • Mr. Lenny Meetings in FY2024: 5

Primary Responsibilities

•

Review, evaluate and approve compensation plans and programs for the Company’s directors, executive officers, and certain other senior employees

•

Review and approve, or when shareholder approval is required, make recommendations to the Board, with respect to all equity-based plans for employees generally and establish equity-based programs pursuant to these approved plans

•

Review and make recommendations to the Board with respect to the compensation of non-employee directors

•

Review and approve corporate goals and objectives relevant to CEO compensation and, together with the other independent directors, at least annually evaluate the CEO’s performance in light of these goals and objectives

•

Review and approve all compensation elements for members of the Senior Leadership Team

•

Review, directly or with the full Board, succession plans for all Senior Leadership Team positions

•

Review the CEO’s evaluations of the other members of the Senior Leadership Team

•

Review whether the Company’s compensation programs for employees generally are designed in a manner that creates incentives for employees to take inappropriate or excessive risk and whether any compensation policies and/or practices are reasonably likely to have a material adverse effect on the Company

•

Review human capital management programs and processes for the Company

•

Retain and terminate consultants or outside advisors to support the HR Committee, and approve related fees and engagement terms

EXECUTIVE AND DIRECTOR COMPENSATION

The HR Committee has authority, subject only to the further involvement of the other independent directors, over the determination of executive and non-employee director compensation. The HR Committee may delegate certain of its responsibilities to subcommittees comprised of one or more HR Committee members or to selected members of management, subject to requirements of our Bylaws and applicable laws, regulations, and the terms of shareholder-approved compensation plans. Additional information about the HR

CONAGRA BRANDS 2024 PROXY STATEMENT 33

CORPORATE GOVERNANCE

Committee’s processes for determining executive compensation, as well as the role of executive officers and the HR Committee’s compensation consultant in those determinations, can be found under “Compensation Discussion and Analysis” below.

HUMAN CAPITAL MANAGEMENT

In addition to leading the Board’s oversight of succession planning for senior executives, the HR Committee oversees management’s work related to employee development and helping employees at all levels of the Company remain fully engaged and realize their potential. The HR Committee’s review of the Company’s human capital management initiatives includes, but is not limited to, the following items for both the Senior Leadership Team and employees generally:

●	talent acquisition;
●	development, assessment, and retention;
●	employee health and wellness;
●	diversity and inclusion initiatives, goals, and results;
●	employee policies and related compliance matters; and
●	the Company’s culture, and its connection to the Company’s overall strategy.

The HR Committee receives regular reports from management and, for some topics, external advisors, on the Company’s talent strategy. During fiscal 2024, the HR Committee reviewed topics including:

●	our diversity and inclusion strategy;
●	trends in workforce and workplace management, particularly in light of the dynamic labor market; and
●	opportunities to further leverage technology in developing workforce analytics.

The HR Committee also reviews the human capital strategic plan and progress on work underway to help Conagra Brands achieve its vision of having the most energized, highest impact culture in food.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The individuals identified above as serving on the HR Committee are the only individuals to have served on the HR Committee during fiscal 2024. During fiscal 2024, no member of the HR Committee was an employee, officer, or former officer of the Company. None of our executive officers served during fiscal 2024 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HR Committee.

Additional information about the roles and responsibilities of the HR Committee is provided under “Compensation Discussion and Analysis” below.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
5 Committee Members • Mr. Lenny, Chair • Mr. Arora • Mr. Brown • Ms. Lora • Ms. Marshall Meetings in FY2024: 4

Primary Responsibilities

•

Identifying qualified candidates for membership on the Board and reviewing succession plans for directors, members, and chairs of each Board committee, the Board Chair, and Lead Director (if any)

•

Proposing a slate of directors for election by the shareholders at each annual meeting

•

Proposing to the Board candidates to fill vacancies

•

Considering and making recommendations to the Board concerning the appropriate size, functions, and policies of the Board

•

Recommending to the Board the structure, size, membership, and functions of the various committees of the Board

•

Recommending to the Board corporate governance principles and practices for the Company and positions on governance matters to be submitted to a vote of shareholders

•

Assessing the independence of Board members

•

Approving the process for annual self-evaluation of the Board’s performance

•

Overseeing risks associated with Board organization, membership, and structure

•

Overseeing the Company’s Citizenship Strategy, including good food, responsible sourcing, better planet, and stronger communities and risks affecting the Company’s reputation, business, and shareholder value, including supply chain risk, environmental and climate sustainability, and community engagement

•

Reviewing material citizenship reports published by the Company

34 CONAGRA BRANDS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

EXECUTIVE COMMITTEE
4 Committee Members • Mr. Lenny, Chair • Mr. Connolly • Ms. Lora • Ms. Marshall Meetings in FY2024: 0

Primary Responsibilities

•

The Executive Committee exists to act on behalf of the Board between meetings as exigency requires or at the request of the full Board.

•

Its membership includes the Board Chair, the Chairs of each other standing committee, and the CEO.

CONAGRA BRANDS 2024 PROXY STATEMENT 35

CORPORATE GOVERNANCE

Director Nomination Process

In 2021, 2022, and 2023, our Board successfully nominated and onboarded five new directors. The Nominating and Corporate Governance Committee is responsible for our nomination process. The evaluation procedure for director nominees is the same for all candidates, including Director candidates identified by shareholders, and it consists of the following steps:

STEP 1: IDENTIFYING CANDIDATES

The Nominating and Corporate Governance Committee is always seeking to identify potential candidates for our Board in the event a vacancy arises and considers Board candidates identified by Board members, management, and shareholders. See “Our 2025 Annual Meeting of Shareholders—Ability of Shareholders to Nominate Directors via Proxy Access or Advance Notice” below. From time to time, when needed, a third-party search firm may be retained to identify potential director candidates. The Nominating and Corporate Governance Committee provides third-party search firms with guidance as to the skills, experience and qualifications being sought in potential candidates and requests that the pool of candidates presented by the third-party search firm for consideration include a diverse range of candidates, including age, gender, and racial and ethnic diversity.

STEP 2: REVIEWING CANDIDATES

When a potential candidate is brought to the Board’s attention, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the individual. This initial determination is based on whether additional Board members are necessary or desirable and whether, based on the information provided or otherwise available, the prospective candidate is likely to satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, it may request a third-party to gather additional information about the prospective director candidate and may also elect to interview a candidate.

Although there are not specific minimum qualifications that must be met for a candidate to be nominated as a director, the Nominating and Corporate Governance Committee evaluates each potential Director candidate against the following standards and qualifications, among others, including those set forth in our Corporate Governance Principles:

•

Board skill needs, taking into account the skills and qualifications outlined under “Board Skills and Qualifications” above and the skills and qualifications of current Board members;

•

the candidate’s background, including demonstrated high standards of ethics and integrity, as well as the candidate’s ability to work collaboratively with other Board members to advance the Company’s goals;

•

whether the candidate has sufficient time to effectively carry out the duties of a director;

•

the candidate’s independence and qualifications to serve on various committees of the Board; and

•

business experience, which should reflect a broad level of experience at the policy-making level.

STEP 3: BUILDING A SLATE TO RECOMMEND TO THE BOARD

In building a slate of director nominees for consideration by the Board, the Nominating and Corporate Governance Committee assesses whether the Board, collectively, represents diverse views, perspectives, backgrounds, and experiences that will enhance the Board’s and our Company’s effectiveness. The Nominating and Corporate Governance Committee seeks to combine individuals on its Board who have a variety of qualities to achieve the goal of a well-rounded, diverse Board as a whole, including through the consideration of diversity in professional experience, background, skills, board tenure, age, race, ethnicity, gender, and age.

After completing its evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the Board as to the slate of director nominees who should be nominated.

STEP 4: FULL BOARD CONSIDERATION

The Board determines the director nominee slate to be proposed to our shareholders after considering the Nominating and Corporate Governance Committee’s recommendations.

STEP 5: SHAREHOLDER VOTE

The slate approved by the full Board is included in our proxy statement and voted upon by our shareholders. Under our Bylaws, any incumbent director that is not re-elected by a majority of the votes cast shall promptly tender his or her resignation for consideration by the Board of Directors. After considering any recommendation by the Nominating and Corporate Governance Committee, the Board will act on the tendered resignation and publicly disclose its decision.

STEP 6: NEW DIRECTOR ORIENTATION AND ONBOARDING

New directors are introduced to other members of the Board and senior management during a robust orientation program as soon as possible following his or her election or appointment including orientation to committees as needed. The orientation includes presentations by senior management with respect to a wide range of topics, including our strategic plans, governance practices, control environment, and human capital management priorities.

36 CONAGRA BRANDS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Risk Oversight

Our senior leadership is responsible for identifying, assessing, and managing our exposure to risk. Management identifies and assesses risks through its cross functional enterprise risk management committee that is responsible for:

●	Facilitating risk conversations with cross-functional leaders and teams
●	Partnering with risk owners to develop risk management action plans targeted to mitigating the drivers of the enterprise risks
●	Identifying key metrics to objectively assess the risk to the Company applying both a short-term and long-term perspective
●	Informing our strategic planning based on risks assessments after consideration of action plans and residual risk
●	Developing a risk-aware culture throughout the organization

The Board and its key standing committees play an active role in overseeing enterprise risk. The Board and its committees will routinely receive updates from management and external advisors on critical risk areas, including, but not limited to, overall enterprise risk, financial risk, cybersecurity and information technology risk, operational risk, food safety risk, human capital management risk, compliance risk, industry risk, climate and environmental sustainability risk, governance risk, and other risks that may affect the Company’s reputation, business and shareholder value. In addition, the Board oversees management’s activities and evaluates whether management’s plans are balanced from a risk/reward perspective. To enhance the effectiveness of the Board’s risk oversight function, the Board and the Nominating and Corporate Governance Committee regularly review our committee structure, responsibilities and membership to optimize risk oversight. The Board and its committees are coordinated in their approach to risk management and each committee chair reports to the full Board at each regular Board meeting.

BOARD-LEVEL OVERSIGHT
Risks related to our strategic plan and its implementation Operational and supply chain risks Food safety risk Enterprise risk management Business continuity and crisis management	Legal, regulatory, and compliance risks Cybersecurity and information technology risks Climate and environmental sustainability risks Succession planning and human capital management related risks

AUDIT / FINANCE COMMITTEE OVERSIGHT	HUMAN RESOURCES COMMITTEE OVERSIGHT	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OVERSIGHT

   Enterprise risk identification, assessment and management process

   Cybersecurity, global business information systems, and information technology risks (including review of the state of the Company’s cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks)

   Risks related to the Company’s financial condition (including matters such as liquidity, margin management, debt levels, credit ratings interest rate risk exposure), capital structure (including sources and uses of capital) and long-term financing strategy

   Derivative and treasury risks and associated regulatory requirements

   Legal, regulatory, and litigation-related risks

   Ethics and compliance risks

   Environmental compliance, including risks related to greenhouse gas emissions, energy use, and other climate-related matters

   Risks arising out of our executive and overall compensation programs

   Director compensation programs

   Succession planning (including emergency CEO succession planning protocols)

   Human capital management risk relating to programs and policies applicable to both the Company’s senior leadership and overall employee population, including:

•

Employee health, wellness, and safety

•

Recruiting and retention

•

Talent acquisition, development, and assessment

•

Diversity and inclusion initiatives, goals, and results

•

Employee policies related to compliance matters

•

Culture and its connection to strategy

   Risks relating to our corporate governance, shareholder rights, and overall reputational risks

   Board organization, membership, and structure

   Board Committee and Board Leadership succession

Shareholder Rights

   Citizenship Strategy risks focused on issues that may affect the Company’s reputation, business, and shareholder value

•

Good Food: nutrition and food strategy

•

Responsible sourcing: human rights, supplier risk, and animal welfare

•

Better planet: environmental and climate sustainability

•

Stronger communities: political activity, social issue engagement, and philanthropy

CONAGRA BRANDS 2024 PROXY STATEMENT 37

CORPORATE GOVERNANCE

The Board and its committees perform their oversight by implementing a variety of mechanisms, fostering open communication with management, establishing a regular cadence of management reports, and obtaining the advice of external advisors as necessary:

●	Reviewing and discussing our strategic plan and the longer-term risks and opportunities we face including the business, regulatory, compliance, operational, and other risks associated with planned strategies and tactics
●	Supporting a strong enterprise risk management program including oversight of management’s Enterprise Risk Management Committee, which focuses on assessing and monitoring enterprise-wide risk, including cybersecurity and information technology risks
●	Overseeing how such risks are being identified, assessed, and managed through regular reports from senior business leaders including leaders of our information technology function and regulatory updates from legal counsel
●	Reviewing reports from management and discussing policies, practices, and procedures with respect to significant and emerging enterprise-wide risks facing the Company
●	Reviewing significant Company policies and programs designed to mitigate significant risks to the Company
●	Holding regular executive sessions with external advisors, such as our independent auditors and compensation consultant, and
●	Supporting a strong internal audit function with our Internal Audit function, Chief Financial Officer, and Controller.

Board Self-Evaluation

Our Board is committed to a rigorous self-evaluation process. Each of the Board, the Audit / Finance Committee, the HR Committee, and the Nominating and Corporate Governance Committee conducts a self-evaluation of its performance on an annual basis. In addition, individual director evaluations are conducted annually.

Our evaluation process is designed to elicit feedback on the processes, structure, composition, and effectiveness of the Board and includes individual discussions to encourage open dialogues. The evaluation process has resulted in changes to increase Board effectiveness and provided our Nominating and Corporate Governance Committee with valuable insights that inform its director nomination process.

Director Attendance

Our Board holds 5 regularly scheduled meetings each year. At each regular Board meeting, time is set aside for the independent directors to meet without management present. Additional executive sessions are held as needed. Each of the Board’s Audit / Finance Committee, HR Committee, and Nominating and Corporate Governance Committee hold 4 to 5 regularly scheduled meetings each year with our Audit / Finance Committee meeting more frequently, as needed, to review and approve quarterly and annual financial statements and earnings releases.

In addition to these regularly scheduled meetings, our Board and its committees meet as needed at special meetings. Our Board met 6 times during fiscal 2024. Each current director attended at least 75% of the aggregate of all fiscal 2024 meetings of the Board and each committee on which he or she served (during the period in which he or she served). In fiscal 2024, the Board and committees of the Board held a total of 24 meetings. Together, the current directors attended at least 98% of the combined total meetings of the Board and the committees on which they were members in fiscal 2024.

DIRECTOR ATTENDANCE AVERAGE 98% AT COMBINED BOARD AND COMMITTEE MEETINGS

Directors are expected to attend the Company’s annual meetings of shareholders. All of our directors at the time attended our 2023 Annual Meeting of Shareholders.

Director Compensation

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. On an annual basis, the HR Committee recommends the non-employee director compensation program to the Board for approval. In setting director compensation, the HR Committee receives input from Frederic W. Cook & Co., Inc. (FW Cook), its independent compensation consultant, on factors including the time commitment and skill level required to serve on the Board, as well as broader market practices. In addition, our Conagra Brands, Inc. 2023 Stock Plan places a limit on the equity awards that may be awarded to each non-employee director in any fiscal year. A summary of non-employee director compensation for fiscal 2024 is set forth below.

38 CONAGRA BRANDS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

NON-EMPLOYEE DIRECTOR COMPENSATION—DIRECTORS OTHER THAN THE BOARD CHAIR

The following table summarizes the compensation program for our non-employee directors, other than the Board Chair, that was in effect during fiscal 2024.

Non-Employee Director Compensation—Directors Other than the Board Chair
Annual Cash Retainer	$105,000 per year(1)
Annual Committee Chair Retainer Audit Committee Other Committee	$25,000 per year(1) $20,000 per year(1)
Meeting Fees

None, unless the director’s attendance is required at more than a total of 24 Board and committee meetings during a fiscal year. A fee of $1,500 is paid for each meeting attended in excess of 24 meetings and at which a director’s attendance was required.

Annual Equity Award	A grant of restricted stock units (RSUs), with a one-year vesting period and a value equal to $180,000, effective on the first trading day of the fiscal year(2)

(1)	Directors who join the Board or who are elected as the Chair of a committee after the start of a fiscal quarter receive a prorated retainer for that quarter based on the number of days served.
(2)	Directors who join the Board after the start of a fiscal year receive a prorated grant for that year based on the number of partial and full months served.

All non-employee directors (other than the Board Chair) serving as of the first trading day of fiscal 2024 received 4,871 RSUs on May 30, 2023 (targeted value of $180,000). These RSUs vested on May 30, 2024. In connection with his appointment to the Board in September 2023, Mr. Fraga received 4,643 RSUs on October 2, 2023 (target value of $135,000), which RSUs are scheduled to vest on October 2, 2024.

Vesting of the RSUs in the non-employee director compensation program is accelerated in the event of death or permanent disability. If a director is no longer serving on the Board one year from the date of grant, vesting is prorated 25% for each fiscal quarter during which the director served for any amount of time.

Dividend equivalents accrue on the RSUs at the regular dividend rate in shares of our common stock and are paid in stock upon vesting.

NON-EMPLOYEE DIRECTOR COMPENSATION—BOARD CHAIR

In lieu of the elements of compensation for board service described above, the Board Chair’s compensation for fiscal 2024 consisted of a grant of RSUs with a targeted value equal to $460,000. The number of RSUs granted, 12,449, was determined by dividing $460,000 by the average closing price of our common stock on the NYSE for the 30 trading days prior to the grant date of May 30, 2023. The material terms of the RSUs were identical to those described above for the other non-employee directors. In addition, for fiscal 2024, our Board Chair was paid an annual committee chair retainer equal to $20,000, as outlined above, for his service as Chair of our Nominating and Corporate Governance Committee.

OTHER NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAMS

In addition to the cash payments and equity awards described above, all non-employee directors were entitled to participate in the following programs during fiscal 2024:

●	A matching gifts program was available to all non-employee directors. Conagra Brands matched up to $10,000 of a director’s eligible charitable donations made during the fiscal year; and
●	A nonqualified deferred compensation plan was available to all non-employee directors. This plan provided non-employee directors the ability to defer receipt of their cash or stock compensation. This program did not provide above-market or preferential earnings (as defined by SEC rules).

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

The Board has adopted stock ownership requirements for its non-employee directors. All non-employee directors are expected to acquire and hold shares of common stock of Conagra Brands during their tenure with a value of at least $525,000 (5 times the annual cash retainer for board service). All directors must acquire this ownership level within five years following their first election to the Board. Shares personally acquired by the non-employee directors through open market purchases, shares acquired upon settlement of RSUs, unvested RSUs, and share equivalents acquired upon the deferral of fees, are counted toward the ownership requirement. Unexercised stock options are not counted.

CONAGRA BRANDS 2024 PROXY STATEMENT 39

CORPORATE GOVERNANCE

Non-employee directors agree not to sell any shares of Company common stock until they have reached the guideline. During fiscal 2024, all of our Board members met the stock ownership guidelines or had less than 5 years of service on our Board and followed the retention requirement.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE—FISCAL 2024

	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Name	($)	($)	($)	($)
Anil Arora	105,000	167,027	10,000	282,027
Thomas “Tony” K. Brown	105,000	167,027	0	272,027
Emanuel “Manny” Chirico	105,000	167,027	10,000	282,027
George Dowdie	105,000	167,027	1,000	273,027
Francisco Fraga (3)	73,846	124,386	0	198,232
Fran Horowitz	105,000	167,027	10,000	282,027
Richard H. Lenny	20,000	426,876	5,000	451,876
Melissa Lora	130,000	167,027	10,000	307,027
Ruth Ann Marshall	125,000	167,027	5,000	297,027
Denise Paulonis	105,000	167,027	10,000	282,027

(1)

Reflects the grant date fair value (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC Topic 718) of the stock awards made to non-employee directors during fiscal 2024. The number of RSUs granted to all directors was determined by dividing the intended grant value ($135,000 for Mr. Fraga and $180,000 for other non-employee directors other than Mr. Lenny who received $460,000) by the average of the closing stock price of our common stock on the NYSE for the 30 trading days prior to the grant date. Assumptions made in the valuation of these awards are discussed in Note 12 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024. At fiscal 2024 year-end, Mr. Lenny held 12,910 RSUs, Mr. Fraga held 4,759 RSUs, and each other non-employee director held 5,051 RSUs, all of which vested on May 30, 2024 (except for Mr. Fraga’s RSUs, which will vest on October 2, 2024).

(2)	Reflects the amount paid to designated charitable organizations on the director’s behalf under the non-employee director matching gifts program.
(3)	Mr. Fraga was appointed to the Board effective September 14, 2023.

40 CONAGRA BRANDS 2024 PROXY STATEMENT

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Proposal 2: Approval of an Amendment to our Certificate of Incorporation to Provide for Officer Exculpation

Our Certificate of Incorporation currently limits the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) but similar limitations of liability are not applicable to our officers. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the liability of certain officers in limited circumstances. In light of this update, we are proposing to amend our Certificate of Incorporation to provide for the exculpation of certain of the Company’s officers in specific circumstances, as permitted by Delaware law.

The proposed revisions to Article V of our Certificate of Incorporation to limit officer liability are as follows:

“ARTICLE V
EXCULPATION; INDEMNIFICATION

To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and any other applicable laws, no director or officer of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer with respect to any acts or omissions in the performance of his or her duties as a director or officer of the Corporation. No amendment to or repeal of this ARTICLE V will apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to the effectiveness of such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of directors or officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Corporation shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the DGCL as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto.

Notwithstanding the foregoing, the indemnification provided for in this ARTICLE V shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of this Corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.”

Delaware law only permits, and our proposed amendment would only permit, exculpation of certain officers for direct claims (as opposed to derivative claims made by shareholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The proposed amendment would not be retroactive to any act or omission occurring prior to its effective date. Further, the exculpation provision would only apply to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process.

These proposed limits on the scope of our officers’ liability are intended to strike a balance between shareholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers. The Nominating and Corporate Governance Committee and the Board considered the benefits and detriments of eliminating our officers’ personal liability under certain circumstances. Adopting the proposed amendment would better position the Company to attract top officer candidates and retain our current officers, by enabling the Company to assure those persons that exculpation to the extent permitted under Delaware law is available under applicable circumstances.

The nature of the role of corporate officers often requires them to make decisions on crucial matters and in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability based on hindsight regardless of merit, especially in the current litigious environment. Limiting our current and prospective officers’ concern about the risk of personal liability would empower them to best exercise their business judgment in furtherance of the interests of the Company and our shareholders.

The Board has considered the narrow class and type of claims for which officers’ liability would be exculpated and the benefits the Board believes would accrue to the Company and its shareholders – namely, an enhanced ability to attract and retain talented officers – and has determined that it would be advisable and in the best interest of the Company and our shareholders to amend our Certificate of

CONAGRA BRANDS 2024 PROXY STATEMENT 41

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Incorporation to limit the liability of certain of our officers in specific circumstances, as permitted by Delaware law and as described herein.

We expect that failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officer candidates who determine that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Additionally, the Board is recommending changes to the Certificate of Incorporation at this time to remove obsolete provisions relating to the Company’s former staggered board and to address miscellaneous drafting inconsistencies. If this proposal 2 is approved, the Company intends to file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting all of the proposed changes, which will become effective at the time of filing. The discussion above is qualified in its entirety by reference to the full text of the proposed Amended and Restated Certificate of Incorporation, which is attached hereto as Appendix B reflecting proposed additions with double underlining and indicating proposed deletions with strikeouts.

Our Board recommends that you vote FOR the Amendment and Restatement of our Certificate of Incorporation to provide for officer exculpation consistent with Delaware law under this proposal 2.

42 CONAGRA BRANDS 2024 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are asking you to approve, on an advisory basis, our named executive officer compensation for fiscal 2024. Consistent with our shareholders’ preference, last indicated at our 2023 Annual Meeting of Shareholders, we give our shareholders an opportunity to vote, on an advisory basis, to approve the compensation of our named executive officers on an annual basis. This vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to our named executive officer compensation as we have described it under “Compensation Discussion and Analysis” and “Executive Compensation” below.

Our executive compensation program is designed to:

●	reward performance
●	drive focus, engagement, and execution
●	support our business strategies
●	discourage excessive risk-taking
●	make us competitive with other organizations for top talent, and
●	align the interests of our executive officers with the long-term interests of our shareholders

As described in more detail under “Compensation Discussion and Analysis” below, consistent with our pay-for-performance philosophy, in fiscal 2024:

●	Our named executive officers’ fiscal 2024 compensation opportunity was tied meaningfully to Company performance
●	94% of our CEO’s compensation was at risk
●	81% of our other named executive officers’ compensation was at risk, and
●	Our Annual Incentive Plan funded and paid out based on performance achieved with respect to Adjusted Operating Profit, Adjusted Net Sales and Adjusted Free Cash Flow and a discretionary negative adjustment approved by the Human Resources Committee:

Metric	Weight	Fiscal 2024 AIP Targets ($ in millions)	Fiscal 2024 AIP Results ($ in millions)	Payout Level (% of Target)
Adjusted Operating Profit	50%	$2,031	$1,923	[ ]%
Adjusted Net Sales	25%	$12,409	$12,051	[ ]%
Adjusted Free Cash Flow	25%	$1,178	$1,628	[ ]%
			Calculated Payout %	[ ]%
		Discretionary Negative Adjustment %		[ ]%
			Approved Payout %	[ ]%

●	The performance period of our fiscal 2022 to 2024 Performance Shares concluded in fiscal 2024 with payouts for each named executive officer at [ ]% based on our performance against the goals set for our fiscal 2022 to fiscal 2024 Adjusted EPS.

Metric	Weight	Fiscal 2022 to 2024 Target (100% Payout)	Actual Fiscal 2022 to 2024	Payout Level (% of Target)
Fiscal 2022 to Fiscal 2024 Adjusted EPS	100%	$2.62	$2.67	[ ]%
			Payout %	[ ]%

See “Additional Information on Compensation Practices and Policies—Use of Adjustments in Incentive Programs” for information on how these metrics are calculated.

CONAGRA BRANDS 2024 PROXY STATEMENT 43

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our executive compensation program discourages excessive risk taking and our policies and practices are designed to further mitigate compensation related risk:

●	Multiple performance metrics are used to discourage excessive risk-taking. Our program’s design does not encourage excessive focus on a single performance goal to the detriment of other measures of success.
●	Substantial stock ownership requirements are in place to encourage our senior executives to maintain a significant stake in our long-term success. They may not hedge or pledge their Conagra stock.
●	Our Clawback Policies allow recovery of certain incentive compensation payments from executives in the event of a material restatement of our financial statements and, in the absence of a restatement, in the event of significant financial or reputational harm to the Company resulting from such senior officer’s fraudulent, dishonest, willful, or reckless actions.

Overall, we design our compensation programs to motivate our executives to win regardless of marketplace or macroeconomic dynamics and to achieve our fundamental objectives of creating sustainable, profitable growth and long-term value for our shareholders. We are asking our shareholders to vote to support our named executive officer compensation as described in this Proxy Statement by approving the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement, is hereby APPROVED.

While this vote is advisory and not binding on our Company, the Board and its HR Committee value the opinions of our shareholders and expect to consider the outcome of the vote, along with other relevant factors, when considering named executive officer compensation in the future.

Our Board recommends that you vote FOR this proposal 3, on an advisory basis, to approve our named executive officer compensation.

Frequently Searched Compensation Information

Compensation Components
Mix of fixed and variable pay	53
Salary	55
AIP	55
LTI Plan	57
Other benefits	62

Compensation Policies and Practices
Annual Say-on-Pay vote	63
Shareholder support—Say-on-Pay vote
Shareholder Engagement on Executive Compensation	45
Changes to FY2024 Compensation	51
Changes to FY2025 Compensation	51
Stock Ownership Guidelines	61
Approach to Additional Awards	54
Clawback Policy	66
Use of independent compensation consultant, FW Cook	64
Use of financial and non-financial goals in executive compensation	50
Double-trigger change of control provisions	79

44 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Executive Compensation Matters

Conagra Brands, Inc. 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654

Message from the

Chair of our Human Resources Committee

We have a long history of being responsive to shareholder feedback

We would like to assure our shareholders that the Human Resources Committee does not intend to repeat the additional value approach

August [ ], 2024

Dear fellow shareholders,

I am writing to you today on behalf of the entire Human Resources Committee of Conagra’s Board of Directors. As members of the Human Resources Committee, we have a critical responsibility to ensure that Conagra’s executive compensation programs encourage and reward behavior that promotes attainment of our annual and long-term goals. In turn, those goals are intended to lead to sustainable, profitable growth, and long-term shareholder value. Our executive compensation program is, and always has been, strongly performance-based and aligned with our shareholders’ interests.

Increased Shareholder Engagement

We have a long history of being responsive to shareholder feedback and have been very focused on the level of support the Company received for last year’s Say-on-Pay proposal, which was a decrease from prior votes. Prior to last year’s vote, shareholders have overwhelmingly supported our executive compensation programs, with average support for our Say-on-Pay proposal from 2019 - 2022 of 93%. The HR Committee worked with management to develop a plan for expanded shareholder outreach and engagement following the annual meeting to understand any concerns that our shareholders may have about our compensation program. For more information on this process, see “Our Response to Shareholder Feedback on Executive Compensation” following this letter.

Based on discussions with major shareholders, we believe the key drivers of last year’s vote were (1) the additional value grants provided to the NEOs in the fiscal 2023 long-term incentive plan and (2) the one-time performance and retention incentive grant provided to Sean Connolly, our President and Chief Executive Officer, in fiscal 2024 (the “CEO Performance and Retention Award”).

Additional Value Grants in FY23 Long-Term Incentive Plan

The additional value approach was a unique (one-time) approach to address a set of extraordinary circumstances. For more information, see additional disclosure under “Our Approach to Additional Awards” under “Compensation Discussion and Analysis” in this Proxy Statement. In response to this feedback, we would like to assure our shareholders that the Human Resources Committee does not intend to repeat the additional value approach going forward.

CONAGRA BRANDS 2024 PROXY STATEMENT 45

EXECUTIVE COMPENSATION MATTERS

The Company is committing to not provide any additional special grants to Mr. Connolly during his CEO tenure

Beginning with the fiscal 2025 grant, performance shares will be subject to a three-year relative total shareholder return (TSR) modifier that compares Conagra’s TSR to its direct near-in food peers and performance will be measured on a three-year cumulative basis

CEO Performance and Retention Award in FY24

Given Mr. Connolly’s proven track record of delivering strong financial results, the Committee determined granting the CEO Performance and Retention Incentive Award was in the best interests of shareholders to secure Mr. Connolly’s long-term leadership. Based on a robust engagement process with our shareholders, we understand that shareholders strongly prefer providing equity through the annual target grants. Therefore, the Company is committing to not provide any additional special grants to Mr. Connolly during his CEO tenure. For additional information, see “Fiscal 2024 Retention Awards” in the “Compensation Discussion and Analysis” in this Proxy Statement.

Pay Versus Performance Alignment

Our shareholders also provided feedback on the importance of alignment between our compensation program and shareholder value. As we continue to evolve our plans, we are committed to strengthening the alignment between our executives’ pay opportunity and our shareholders’ interests. Accordingly, to further align our fiscal 2025 long-term incentive plan with our shareholders’ interests, we have introduced two changes to the performance shares granted under our long-term incentive plans. Beginning with the fiscal 2025 grant, performance shares will be subject to a three-year relative total shareholder return (TSR) modifier that compares Conagra’s TSR to its direct near-in food peers and performance will be measured on a three-year cumulative basis, replacing the current annual growth rate method.

On behalf of the Human Resources Committee, I would like to thank you for your support. The Human Resources Committee remains committed to the ongoing evaluation of executive compensation programs to ensure alignment with the interests of our shareholders and support of our business strategy.

Sincerely,

Ruth Ann Marshall

Chair of the Human Resources Committee

46 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Our Response to Shareholder Feedback on Executive Compensation

Our Human Resources Committee values the feedback received from shareholder votes and discussions with our shareholders to help inform the actions taken regarding executive compensation for subsequent fiscal years. During the last fiscal year, the Human Resources Committee oversaw a robust shareholder engagement plan seeking to understand shareholders’ sentiments regarding our executive compensation. For information about our annual meeting engagement in fiscal 2024, see “Shareholder Engagement and Responsiveness” in this Proxy Statement.

July 2023 Human Resources Committee approves FY24 compensation and proactively discloses CEO Performance and Retention Grant	August 2023 Proxy Statement issued proactively disclosing CEO Performance and Retention Grant	September 2023 Annual Meeting Shareholders vote on FY23 Say-On-Pay	December 2023 - April 2024 Human Resources Committee oversees robust shareholder engagement	July 2024 Human Resources Committee approves FY25 compensation informed by shareholder feedback	August 2024 Proxy statement issued disclosing FY24 compensation

SHAREHOLDER FEEDBACK ON ONE-TIME GRANTS AND OUR RESPONSE

In discussions relating to executive compensation, our shareholders asked questions, and some raised concerns, about the additional value awards made to our CEO and other named executive officers in fiscal 2023 and the CEO Performance and Retention Award made in fiscal 2024. Some shareholders highlighted the additional grants as the key factor for their decision to vote against our say-on-pay proposal in 2023. Nonetheless, certain aspects of the CEO Performance and Retention Award were also viewed positively, including the 3-year cliff vesting and the significant percentage (80%) of the award consisting of performance shares.

In response to these discussions, our Human Resources Committee is making commitments to its shareholders regarding one-time grants. For more information on fiscal 2023 and fiscal 2024 one-time grants, see “Our Approach to Additional Awards” and “Fiscal 2024 Performance and Retention Awards” in the “Compensation Discussion and Analysis” in this Proxy Statement.

Our Human Resources Committee has assured our shareholders that it does not intend to repeat the additional value approach. Additionally, the Company is committing to not provide any additional special grants to Mr. Connolly during his CEO tenure.

OTHER SHAREHOLDER FEEDBACK AND OUR RESPONSE

Our shareholders also provided feedback on other aspects of our compensation program as described in the following table:

WHAT WE HEARD	OUR RESPONSE

Some shareholders favored TSR or relative TSR metrics	The Committee has included a relative TSR modifier in our fiscal 2025 Long-Term Incentive Plan

Shareholders supported recent changes to our long-term incentive (LTI) plan and annual incentive plan (AIP) to provide more than one financial metric

The Committee has continued to utilize the same metrics in our LTI plan and AIP for fiscal 2024 and fiscal 2025 and has changed the way performance is measured in our LTI plan to a 3-year cumulative basis

Some shareholders expressed a preference for 75% Performance Shares in our LTI Plan mix, questioning our change from 75% to 60% Performance Shares starting with the fiscal 2023 LTI Plan program

The Committee, in conjunction with its outside advisor, conducted a market study of our LTI plan and determined that this mix is consistent with peer (and broader industry) programs. Therefore, the Committee continued granting 60% Performance Shares and 40% RSUs in fiscal 2024

ADDITIONAL DISCLOSURE ENHANCEMENTS

In response to shareholder questions and to increase transparency on topics of interest to our shareholders, we have:

Expanded our disclosure describing the individual performance modifier under our AIP

Provided information about decisions made by the Human Resources Committee in connection with designing and approving the 2024 CEO Performance and Retention Award

CONAGRA BRANDS 2024 PROXY STATEMENT 47

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

INTRODUCTION

At Conagra Brands, we strive to create sustainable, profitable growth and long-term value for our shareholders, while providing innovative and quality food to customers and consumers. Management sets our annual and long-term business goals to support attainment of these objectives. The Board’s HR Committee (in this section, the Committee) oversees the design of our executive compensation program to promote achievement of our goals.

This Compensation Discussion and Analysis describes and analyzes our executive compensation program. Specifically, we describe and analyze the program’s application to the executive officers named in the Summary Compensation Table included under “Executive Compensation” below. For fiscal 2024, which began on May 29, 2023 and ended on May 26, 2024, our named executive officers (NEOs) were:

CURRENT NEOS

Sean M. Connolly	David S. Marberger	Thomas M. McGough	Darren C. Serrao	Alexandre O. Eboli
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Co-Chief Operating Officer	Executive Vice President and Co-Chief Operating Officer*	Executive Vice President and Chief Supply Chain Officer

* Mr. Serrao’s last day of employment with Conagra was May 26, 2024, the last day of fiscal 2024.

EXECUTIVE SUMMARY

For more complete information on the program and the Committee’s processes related to the program, we encourage you to read this entire Compensation Discussion and Analysis and the related sections of this Proxy Statement.

Fiscal 2024 Performance Highlights

During fiscal 2024, we continued to strategically invest in our brands to increase consumer engagement, which resulted in volume improvements and strengthening of our share position across key categories.

Net Sales	Earnings Per Share (EPS)	Operating Margin	Operating Profit
$12.1B	$0.72	7.1%	$852.8M
Organic Net Sales[1]	Adjusted EPS[1]	Adjusted Operating Margin[1]	Adjusted Operating Profit[1]
$12.0B	$2.67	16.0%	$1.9B

Our supply chain continued to deliver cost savings through its productivity initiatives, supporting our operating margin expansion. We also reduced our inventory levels, contributing to increased free cash flow1 in fiscal 2024. These successful supply chain productivity initiatives enabled us to further strengthen our balance sheet, as we reduced our net leverage ratio1 and increased capital returned to our shareholders.

48 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

[1]

$2,016 Net cash flow from operating activities $1,628 Free Cash Flow[1]		$659M Cash Dividends Paid	3.37x Net Leverage Ratio[1]

1 Non-GAAP Financial Measure. See Appendix A to this Proxy Statement for a reconciliation to the most directly comparable GAAP measure.

Fiscal 2024 Pay Outcomes

As more fully described in this Compensation Discussion and Analysis, the Committee considered the positive business outcomes described above in determining final payouts under our incentive programs with performance periods concluding in fiscal 2024.

Fiscal 2024 ANNUAL INCENTIVE PLAN

Metric (Weight)	Fiscal 2024 Target ($ in millions)	Fiscal 2024 AIP Results ($ in millions)	Payout Level (% of Target)
Adjusted Operating Profit (50%)	$2,031	$1,923	[ ]%
Adjusted Net Sales (25%)	$12,409	$12,051	[ ]%
Adjusted Free Cash Flow (25%)	$1,178	$1,628	[ ]%
		Calculated Payout %	[ ]%
	Discretionary Negative Adjustment %		[ ]%
		Approved Payout %	[ ]%

LONG-TERM INCENTIVE PLAN—Fiscal 2022-2024 PERFORMANCE SHARES

	Performance	Actual	Payout Level
Performance Period	Metric	Fiscal 2022 to 2024	(% of Target)
Fiscal 2022 to Fiscal 2024	Adjusted EPS	$2.67	[ ]%

Based on these results, the Committee approved a [ ]% payout under the fiscal 2024 AIP (which was subject to an individual performance modifier for each participant), reflecting a negative discretionary adjustment of [ ]%. Additionally, the Committee approved a [ ]% payout under the fiscal 2022 to fiscal 2024 Performance Shares with the Committee following its practice to pay Performance Shares at a level equal to the earned amount, without applying further discretion.

The Committee believes that its fiscal 2024 compensation decisions appropriately reflect its pay-for-performance philosophy. This philosophy is focused on:

● compensating executives based on actual Company performance, and

● aligning management’s interests with those of our shareholders.

See “Additional Information on Compensation Practices and Policies—Use of Adjustments in Incentive Programs” for information on how these metrics are calculated.

CONAGRA BRANDS 2024 PROXY STATEMENT 49

EXECUTIVE COMPENSATION MATTERS

Fiscal 2024 Compensation Program Goals and Elements

Our executive compensation program is designed to encourage and reward behavior that promotes attainment of our annual and long-term goals. In turn, those goals are intended to lead to sustainable, profitable growth, and long-term shareholder value. The elements of our fiscal 2024 executive compensation program were as follows:

		Pay Element	Description
◀ FIXED ▶	Short- Term	BASE SALARY AND BENEFITS	• A fixed compensation program with salaries reviewed annually and adjusted as appropriate (as further described below).	• Benefit packages that are market competitive and generally broad-based in the Company.
◀ AT RISK / VARIABLE ▶		ANNUAL INCENTIVE PROGRAM (AIP)

•

A cash-based annual incentive program based on a single year of performance results.

•

Fiscal 2024 awards were generally based on three weighted metrics:

◦

25% Weighting: Net Sales, adjusted for items impacting comparability (Adjusted Net Sales)

◦

25% Weighting: Free Cash Flow, adjusted for items impacting comparability (Adjusted Free Cash Flow)

◦

50% Weighting: Operating Profit, adjusted for items impacting comparability (Adjusted Operating Profit)

•

Financial performance measures are aligned to our annual operating plan.

•

Individual performance modifier is based on annual performance evaluations.

•

Payouts in fiscal 2024 could range from 0% to 200% of target.

	Long- Term	LONG-TERM INCENTIVE PLAN (LTI)	• A stock-based incentive program based on multi-year results or service. • Vesting over 3 years
Performance Shares—60% of Opportunity

•

Opportunity to earn shares of our common stock if we achieve pre-set performance goals over a 3-year period.

•

Performance goals were set using growth rates to determine targets for:

◦

Diluted earnings per share (EPS), adjusted for items impacting comparability (Adjusted EPS) weighted at 70%

◦

Net sales adjusted for items impacting comparability (Adjusted Net Sales), weighted at 30%

• Payouts will ultimately range from 0% to 200% of target. • Pays out after 3-year performance period.
RSUs—40% of Opportunity
			• Opportunity to earn shares of our common stock if the employee generally remains with Conagra over the 3-year ratable vesting period of the award.	• Rewards stock price appreciation and tenure. • 33% vests each year over 3 years.

See “Additional Information on Compensation Practices and Policies—Use of Adjustments in Incentive Programs” for information on how these metrics are calculated.

50 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Changes to Fiscal 2024 AIP and Vesting Schedule for RSUs under Fiscal 2024 LTI Plan

Informed by our shareholder engagement, the Committee incorporated a third metric – free cash flow (weight 25%) – into our fiscal 2024 AIP to better align our plan with our priorities to drive improvements of our debt-to-equity ratio and our overall credit rating.

In order to better align our LTI Plan with the compensation practices of our peers and other companies for which we compete for talent, the Committee approved ratable vesting for the RSUs granted in fiscal 2024, which will vest one-third each grant date anniversary.

Retention Awards Granted in Fiscal 2024

The Committee also approved certain awards for our CEO and CFO to help retain them for at least the next three years while motivating them to continue building shareholder value. On July 19, 2023, the Committee approved the grant of certain performance and retention incentive awards to Mr. Connolly consisting of $8,000,000 in Performance Shares, measurable over a 3-year performance period, representing 80% of the total target value, and $2,000,000 in service-based RSUs with 3-year cliff vesting, representing 20% of the total target value, that are specifically exempt from accelerated vesting upon retirement that he otherwise would be entitled to in order to enhance their retentive effect. For Mr. Marberger, the Committee approved a grant consisting of $1,500,000 in Performance Shares, measurable over a 3-year performance period, representing 60% of the total target value, and $1,000,000 in service-based RSUs with 3-year cliff vesting, representing 40% of the total target value. Please see “Our Approach to Additional Awards” under “Our Fiscal 2024 Executive Compensation Program” below for more information on these grants.

Changes to LTI Plan for Fiscal 2025

Informed by our shareholder engagement in fiscal 2024, the Committee made changes to its approach to Performance Shares for awards it approved in fiscal 2025. These changes reflect the Committee’s understanding of our shareholders’ interest in the Company considering a total shareholder return (TSR) component to our compensation program. Additionally, the changes reflect our discussions with our shareholders regarding our metrics and goal setting approach.

The Committee approved the addition of a relative TSR multiplier to all Performance Shares awarded in fiscal 2025 to further align our long-term incentives with returns to shareholders. Maximum payout of Performance Shares is limited to 200% of the target award (subject to a multiplier of up to an additional 10 percentage points based on our relative three-year TSR vs. our near-in food peers over the performance period), plus any dividend equivalents earned.

Additionally, for all Performance Shares awarded in fiscal 2025, the Committee took a 3-year cumulative approach to goal-setting reflecting a change from the year-over-year growth rate approach taken for grants made in fiscal 2023 and 2024. The Committee continued to utilize Adjusted EPS (weighted at 70%) and Adjusted Net Sales (weighted at 30%) as the Performance Share metrics for fiscal 2025.

CONAGRA BRANDS 2024 PROXY STATEMENT 51

EXECUTIVE COMPENSATION MATTERS

OUR FISCAL 2024 EXECUTIVE COMPENSATION PROGRAM

For fiscal 2024, the Committee created an executive compensation program with multiple elements:

Fixed Compensation	Variable Compensation
• Base Salary • Health and Welfare Benefits • Retirement Benefits	• Fiscal 2024 AIP (cash settled) • Fiscal 2024-2026 LTI Plan (stock settled)

The use of a mix of compensation types (salary, benefits, cash- and equity-based awards) and a mix of performance periods (single- and multi-year) was intended to promote behavior consistent with our long-term strategic plan and minimize the likelihood of executives having significant motivation to pursue risky or unsustainable results.

In overseeing this compensation program design, the Committee sought to encourage and reward behavior that would promote attainment of our annual and long-term goals and lead to sustainable growth in shareholder value. The Committee focused on:

• Aligning compensation programs, policies and practices to our Company’s vision, mission, and values	• Being market competitive, but emphasizing variable compensation to differentiate our program from that of peers	• Determining pay mix (fixed and variable compensation) based on executive position

• Providing a compensation structure that groups positions based on impact to the Company	• Affording opportunities and flexibility in pay positioning to ensure fair and equitable compensation and room for growth	• Recognizing and differentiating based on individual, team, and Company performance

With respect to each named executive officer, the Committee also considered the following:

Mr. Sean Connolly

The terms and requirements of Mr. Connolly’s employment agreement

His tenure and performance as our President and Chief Executive Officer and as a member of the Board since 2015

His significant business experience and in-depth knowledge of the food industry

The Committee’s view that within our Company, Mr. Connolly should have the largest aggregate compensation opportunity due to his level of responsibility

The Committee’s view that Mr. Connolly should have the greatest proportion of his compensation opportunity at-risk, which is supported by external market data

Mr. Connolly’s accountability for the performance of the entire organization

The Company’s interest in retaining Mr. Connolly’s long-term leadership

Mr. David S. Marberger

Mr. Marberger’s tenure and performance as our Executive Vice President and Chief Financial Officer since 2016

His skills and the broad scope of his responsibilities as Chief Financial Officer, serving as our Principal Financial Officer and leading all Finance, Investor Relations, Information Technology, and M&A functions

Mr. Marberger’s previous experience as a Chief Financial Officer and more than 30 years of finance and leadership experience

His in-depth knowledge of the food industry

An assessment of retention risk based on the competitive market for chief financial officer talent in the industry

Internal pay equity considerations and external market data

52 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Mr. Thomas M. McGough

Mr. McGough’s tenure and performance as our Executive Vice President and Co-Chief Operating Officer since 2018

Mr. McGough’s long tenure with the Company since 2007

The scope of Mr. McGough’s responsibilities

His deep expertise in navigating the dynamic marketplace facing the branded food business

Internal pay equity considerations and external market data

Mr. Darren C. Serrao

Mr. Serrao’s tenure as our Executive Vice President and Co-Chief Operating Officer since 2018 and with the Company since 2015

His responsibilities as head of our Growth Center of Excellence, leading the Company’s insights, innovation, research and development, and marketing teams and, added responsibilities since 2022, leading the food safety, quality and regulatory functions

Mr. Serrao’s broad responsibility in the organization and his expertise in driving innovation and transformation in furtherance of our strategic plan

Internal pay equity considerations and external market data

Mr. Alexandre O. Eboli

Mr. Eboli’s tenure and performance as our Executive Vice President and Chief Supply Officer since July 2021

His principal responsibility over the Company’s end-to-end supply chain, including his expertise in overseeing the manufacturing, procurement, environment, health and safety, plant quality, logistics, and transportation and warehousing teams

The scope of Mr. Eboli’s responsibilities and his ability to manage the dynamic factors affecting the Company’s global supply chain

Internal pay equity considerations and external market data

The unique roles, contributions, and tenure of our named executive officers had a meaningful impact on their total fiscal 2024 compensation opportunity. A consistent theme of our compensation philosophy, however, is that, by design, targeted variable compensation was a significant percentage of the total compensation opportunity for fiscal 2024. The Committee’s approach is to provide the greatest percentage of the executive’s compensation opportunity in the form of long-term compensation payable in shares of our common stock. The Committee believes that this emphasis on stock-based compensation is the best method of aligning management interests with those of our shareholders.

Fiscal 2024 Target Compensation Opportunity Mix

The charts below show the allocation of the total target compensation opportunity (calculated using base salary earnings, targeted fiscal 2024 AIP award, and targeted LTI Plan value) for Mr. Connolly and for our other named executive officers as a group.

FISCAL 2024 COMPENSATION OPPORTUNITY MIX (AT TARGET)*

*Includes retention grants made to Messrs. Connolly and Marberger.

CONAGRA BRANDS 2024 PROXY STATEMENT 53

EXECUTIVE COMPENSATION MATTERS

Changes to Target Compensation Opportunity for Fiscal 2024

As described above, the Committee examines a variety of factors including roles and responsibilities, peer compensation, market data, and individual, team, and Company performance when establishing target compensation opportunities for our NEOs. After considering those factors, including Mr. Connolly’s strong performance in fiscal 2023, the Committee increased Mr. Connolly’s salary for fiscal 2024 to $1,375,000 as of July 31, 2023 from $1,325,000, his target AIP award opportunity to 180% from 175%, and increased the grant date value of his award under the LTI Plan to $9,400,000 for fiscal 2024 from $8,800,000. Similar adjustments were made to our other NEOs’ salaries while no changes were made to target AIP award opportunities for our other NEOs, except for Mr. Eboli, as detailed below under “Base Salaries” and “Annual Incentive Plan.”

Our Approach to Additional Awards

Fiscal 2023 Additional Value Grants

The performance share plan concluding in fiscal 2022 (covering the fiscal 2020 to 2022 performance period) resulted in a 0% payout as a result of significant unexpected inflationary pressures. The Committee reviewed the performance of the Company during the fiscal 2020 to 2022 performance period and determined the 0% payout largely resulted from a 90-day lag between the financial impact of input cost inflation and the Company’s ability to offset input cost increases through customer pricing. Absent this lag, the fiscal 2020 to 2022 performance shares would have been earned near the target level. The Committee determined that the 0% result was not reflective of the LTI Plan participants’ strong performance during a period of historic macro-volatility and inflationary super cycle. In lieu of adjusting the payout for the fiscal 2020 to 2022 performance shares, the Committee provided the LTI Plan participants, including the NEOs, with the ability to re-earn a portion of the value lost in the fiscal 2020 to 2022 performance share program by providing additional target value in the fiscal 2023 LTI grant. The size of the additional value was informed by both the target value forfeited in the fiscal 2020 to 2022 performance period and individual performance during fiscal 2020 to 2022. A majority of the additional awards, 60%, was provided in performance shares which strongly incents performance during the fiscal 2023 to 2025 performance period. The remaining 40% was provided in RSUs vesting over three years which provides additional retention linkages to our critical leaders during a period of heightened demand for executive talent. The Committee does not intend to repeat the additional value approach going forward, recognizing it was a unique (one-time) approach to address a set of extraordinary circumstances.

Fiscal 2024 Performance and Retention Grants

The Committee leads the board oversight of succession planning for senior executives which includes an assessment of retention risk. On at least an annual basis, a complete succession plan for our Senior Leadership Team, including each of our NEOs, is presented and discussed with the full Board. The Committee considers retention risks and succession planning when making compensation decisions each year.

When considering fiscal 2024 compensation, the Committee recognized Mr. Connolly’s long tenure, his retirement eligibility under his employment agreement with the Company, and his proven track record in delivering strong performance, and determined that it was in the Company’s and our shareholders’ best interest to incent his continued leadership for a period of at least three years. Accordingly, the Committee approved the $10,000,000 CEO Performance and Retention Award on July 19, 2023. 80% ($8,000,000) of the CEO Performance and Retention Award target value was provided in fiscal 2024 to 2026 performance shares tied to 3-year Earnings Per Share and Net Sales goals, both of which are critical in building sustainable shareholder value. The remaining 20% ($2,000,000) of the CEO Performance and Retention Award target value was provided in RSUs that cliff vest three years from the grant date.

In order to secure Mr. Connolly’s long-term leadership, the Committee designed the CEO Performance and Retention Award to require his continued employment with limited exceptions and to incentivize the achievement of 3-year performance goals for 80% of the award to vest. The Committee’s setting of the overall value of the award was guided by the value of awards provided to similar CEOs (based on information provided by our outside advisor) and approximated the $9,400,000 target award value of Mr. Connolly’s fiscal 2024 annual LTI grant. The Committee’s selection of a mix of 80% Performance Shares and 20% RSUs and 3-year RSU cliff vesting for the CEO Performance and Retention Award compared to the mix of 60% Performance Shares and 40% RSUs and the 3-year RSU ratable vesting for his fiscal 2024 annual LTI grant reflected the Committee’s intention to emphasize both performance and retention with the award.

Based on a robust engagement process with our shareholders, we understand that shareholders strongly prefer providing equity through the annual LTI grants, rather than special grants. In this case, in light of the Company’s contractual obligations regarding Mr. Connolly’s LTI participation and the parameters of retirement eligibility under terms his existing employment agreement with the Company, Mr. Connolly’s annual LTI grants would not provide the desired retentive effect. Nonetheless, we are committing to not provide any additional special grants to Mr. Connolly during his CEO tenure.

Also on July 19, 2023, the Committee provided Mr. Marberger with a $2,500,000 target value performance and retention grant following an assessment of retention risk based on the competitive market for chief financial officer talent in the industry, his skills, more than 30 years of finance and leadership experience, tenure with the Company, and important role in the Company’s succession planning efforts. Similar to Mr. Connolly, the Committee wished to incent Mr. Marberger’s continued leadership for a period of at least three years, which the Committee believed was in the best interests of our shareholders. 60% ($1,500,000) of the target value of his retention grant was provided in fiscal 2024 to 2026 Performance Shares tied to 3-year Earnings Per Share and Net Sales goals, both of which are critical in building sustainable shareholder value. The remaining 40% ($1,000,000) of target value of his retention grant was provided in RSUs that cliff vest three years from the grant date. The overall value of the award was guided by the value of awards provided to similar chief

54 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

financial officers and aligned with the $2,500,000 target award value of Mr. Marberger’s fiscal 2024 annual LTI grant. The Committee provided for 3-year cliff vesting for Mr. Marberger’s retention RSUs, in lieu of the 3-year ratable vesting approved for the fiscal 2024 annual LTI RSUs, in order to enhance the retentive effect of the award.

BASE SALARIES

We pay salaries to our named executive officers to provide them with a base level of fixed income for services rendered. On average, 19% of the total fiscal 2024 compensation opportunity for each named executive officer, other than the Chief Executive Officer, was provided in the form of base salary. For Mr. Connolly, 6% of his total compensation opportunity was provided in the form of base salary in fiscal 2024. In fiscal 2024, the Committee approved a base salary increase for all NEOs during annual pay planning considering both the market median and seventy-fifth percentile for their respective role. For more information on Mr. Connolly’s base salary, see “Agreements with Named Executive Officers—Agreement with Mr. Connolly” below.

A summary of the salaries of our named executive officers is set forth below.

			Percent of Fiscal 2024 Target
	Fiscal 2024 Base Salary Rate	Increase from Fiscal 2023	Total Direct Compensation
Name	($)	(%)	(%)
Mr. Connolly	1,375,000	3.8%	6%
Mr. Marberger	805,000	5.2%	12%
Mr. McGough	805,000	3.9%	20%
Mr. Serrao	660,000	3.9%	23%
Mr. Eboli	580,000	3.6%	21%

INCENTIVE PROGRAMS

OVERVIEW

We use incentive programs to closely align management compensation with Company performance. Our incentive programs reward for achievement of our annual operating plan and progress made towards our long-term strategic plan with a mixture of performance-based and time-based equity awards. For fiscal 2024, compensation tied to Company performance represented 94% of Mr. Connolly’s compensation opportunity. For the named executive officers other than the CEO, compensation tied to Company performance represented 81% of their total compensation opportunity for fiscal 2024.

We provide details of our incentive programs below. Financial targets are disclosed in this discussion in the limited context of our incentive plans; they are not statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

ANNUAL INCENTIVE PLAN

The fiscal 2024 AIP, provided a broad-based, cash incentive opportunity to approximately 4,700 employees, including our named executive officers. We have regularly provided an annual incentive opportunity to a broad group of employees, to reinforce a sense of ownership across our Company and drive and sustain a pay-for-performance culture.

At the start of fiscal 2024, the Committee approved AIP metrics including Adjusted Operating Profit and Adjusted Net Sales at revised weightings of 50% and 25%, respectively, and added Adjusted Free Cash Flow as a third metric weighted at 25% to align focus on managing working capital and paying down debt for fiscal 2024. Results for each metric are subject to adjustment for defined comparability items to neutralize for external factors beyond management’s control. Under the fiscal 2024 AIP, the total payout opportunity for participants continued to be capped at 200% of targeted awards, although each metric had a different maximum payout opportunity as noted in the table below.

An individual performance modifier is included in the Annual Incentive Plan to ensure that the final incentive payouts accurately reflect each participant’s contributions. At the beginning of each fiscal year, each named executive officer sets individual performance goals based on our corporate strategy and the annual operating plan. Goals are then cascaded throughout the Company to align our employees’ goals with our corporate goals. Performance against these goals is assessed following the end of the fiscal year to determine the individual performance modifier for each plan participant, including our named executive officers.

The Committee exercises discretion to assess each NEO’s individual performance against these goals, taking into account factors such as degree of difficulty and individual accountability for achievement of strategic objectives. For the fiscal 2024 AIP, the Committee included achievement of diversity and inclusion goals as a factor to be considered in the overall assessment of the individual performance modifier for senior leaders. The individual performance modifier would not cause any participant’s total payout opportunity to exceed the maximum payout of 200% of targeted awards.

CONAGRA BRANDS 2024 PROXY STATEMENT 55

EXECUTIVE COMPENSATION MATTERS

The Adjusted Operating Profit, Adjusted Net Sales, and Adjusted Free Cash Flow goals for the fiscal 2024 AIP were as follows:

		Goals ($ in millions)
Metric	Weight	Threshold (25% Payout)	Below Target (95% Payout)	Target (100% Payout)	Above Target (105% Payout)	Maximum (200% Payout)*
Adjusted Operating Profit	50%	1,625	1,929	2,031	2,092	2,336
Adjusted Net Sales	25%	11,168	11,789	12,409	13,030	13,650
Adjusted Free Cash Flow	25%	942	1,119	1,178	1,236	1,413

*The maximum payout under the AIP was 200% with individual maximums by metric of 200% for Adjusted Operating Profit, 150% for Adjusted Net Sales and 250% for Adjusted Free Cash Flow). See “Additional Information on Compensation Practices and Policies—Use of Adjustments in Incentive Programs” for information on how these metrics are calculated.

Individual Payout Opportunities

In addition to setting the financial goals for the fiscal 2024 AIP, the Committee set corresponding target AIP opportunities for each named executive officer, measured as a percentage of their base salary earned for fiscal 2024. The following table shows the ranges of authorized payments for the named executive officers based on achievement of the Adjusted Operating Profit, Adjusted Net Sales, and Adjusted Free Cash Flow goals approved for the fiscal 2024 AIP. No portion of the incentive was guaranteed.

	Threshold AIP Award	Target AIP Award	Maximum AIP Award
	(as % of Base Salary	(as % of Base Salary	(as % of Base Salary
Named Executive Officer	Earnings)	Earnings)	Earnings)
Mr. Connolly	45%	180%	360%
Mr. Marberger	25%	100%	200%
Mr. McGough	25%	100%	200%
Mr. Serrao	23%	90%	180%
Mr. Eboli	23%	90%	180%

Mr. Connolly’s AIP target, as a percentage of base salary earned, was increased to 180% from 175% to better align his total targeted compensation opportunity between the market median and the seventy-fifth percentile for his role. The targets for the other NEOs, as percentages of base salary earned, remained unchanged, except for Mr. Eboli which increased in fiscal 2024 to 90% from 80%. Please see the information above for a discussion of the factors the Committee considered when determining the individual target AIP awards of each for the named executive officers.

Fiscal 2024 Results

For fiscal 2024 AIP purposes, the Committee determined that Conagra Brands delivered fiscal 2024 Adjusted Operating Profit of $1,923 million, Adjusted Net Sales of $12,051 million, and Adjusted Free Cash Flow of $1,628 million. Formulaically, these results provided for a payout equal to [ ]% of target.

Metric	Fiscal 2024 AIP Targets ($ in millions)	Fiscal 2024 AIP Results ($ in millions)	Payout Level (% of Target)
Adjusted Operating Profit	$2,031	$1,923	[ ]%
Adjusted Net Sales	$12,409	$12,051	[ ]%
Adjusted Free Cash Flow	$1,178	$1,628	[ ]%
		Calculated Payout %	[ ]%
	Discretionary Negative Adjustment %		[ ]%
		Approved Payout %	[ ]%

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EXECUTIVE COMPENSATION MATTERS

See “Additional Information on Compensation Practices and Policies—Use of Adjustments in Incentive Programs” for information on how these metrics are calculated.

After reviewing the performance metrics and corresponding payout level, the Committee considers whether any discretionary adjustments are warranted to the overall payout based on the quality of results achieved. The fiscal 2024 AIP permitted the Committee to increase or decrease the pool funding level by an amount, up to 15%, based on its assessment of how the Company achieved its business results. Reflecting on the operational and strategic goals from the year, Mr. Connolly recommended, and the Committee agreed, to exercise [ ]% of negative discretion to the fiscal 2024 AIP payout level, resulting in an average payout of [ ]% of target.

Determination of Individual Named Executive Officer Awards

The Committee’s final step was to determine each named executive officer’s individual payout under the fiscal 2024 AIP. This process involved consideration of the individual’s target award, the Company’s performance against the performance goals, and each executive’s individual performance and contributions toward the Company’s goals.

Mr. Connolly’s input on the individual contribution of these leaders, and his recommendations on program payouts, also assisted the Committee in determining individual AIP payouts. The full Board’s performance evaluation of Mr. Connolly was used in determining his payout. Ultimately, the Committee decided that each named executive officer should be compensated under the fiscal 2024 AIP as detailed in the chart below, individual payouts were based on the [ ]% program payout level calculated based on the financial metrics, and the negative discretion exercised by the Committee, as described above, and modified, where applicable by any individual performance modifier approved for a named executive officer. Based on its assessment of Mr. Connolly’s [         ], the Committee applied a [   ]% modifier to his AIP payout.  The Committee approved a [   ]% modifier to calculate Mr. Marberger’s AIP payout in recognition of his [        ].  The Committee recognized Mr. Eboli’s delivery on [         ], and applied a [   ]% modifier to determine his AIP payout.  For Messrs. McGough and Serrao, the Committee applied a [   ]% modifier based on [         ].

	Target Opportunity	Actual AIP Payout	Actual Payout as a % of
Named Executive Officer	($)	($)	Target Opportunity
Mr. Connolly	2,459,423	[ ]	[ ]	%
Mr. Marberger	798,077	[ ]	[ ]	%
Mr. McGough	799,808	[ ]	[ ]	%
Mr. Serrao	590,106	[ ]	[ ]	%
Mr. Eboli	518,885	[ ]	[ ]	%

To incent management to make decisions that have positive long-term impacts, even at the expense of shorter-term results, and to prevent unusual gains and losses from having too great of an impact on plan payouts in any year, the Committee retained discretion in the fiscal 2024 AIP to exclude items impacting comparability from Company-wide results and adjust actual results for specific items that occurred during the fiscal year. The use of adjustments to exclude items impacting comparability approved by the Committee applicable to the fiscal 2024 Adjusted Operating Profit, Adjusted Net Sales, and Adjusted Free Cash Flow metrics is described below under “Additional Information on Compensation Practices and Policies—Use of Adjustments in Incentive Programs.”

LONG-TERM INCENTIVE PLAN OVERVIEW

The Committee firmly believes in aligning the interests of our senior leaders with those of our shareholders. The significant extent to which equity is included in our named executive officers’ compensation opportunity evidences this belief.

For fiscal 2024, our LTI Plan was intended to:

• provide variable, competitive compensation based on long-term Company performance	• incent and reward leaders who have the greatest ability to drive long-term Company success	• reward participants for desired results that align with shareholder value creation

The Committee annually establishes a target long-term incentive grant value for each named executive officer using a value-based approach. In fiscal 2024, as in recent years, 60% of this total targeted value was delivered in the form of a Performance Shares, and 40% of this total targeted value was delivered in the form of RSUs.

CONAGRA BRANDS 2024 PROXY STATEMENT 57

EXECUTIVE COMPENSATION MATTERS

Fiscal 2024 LTI Plan Target Opportunity and Retention Awards

After considering the factors described above, the Committee approved an increase in Mr. Connolly’s LTI Plan target opportunity for fiscal 2024 to $9,400,000 from $8,800,000 to better align Mr. Connolly’s total targeted compensation to between the market median and market seventy-fifth percentile. The targets for the other NEO’s remain unchanged from fiscal 2023, except for Mr. Eboli, whose LTI Plan target opportunity for fiscal 2024 was also increased to $1,600,000 from $1,200,000 to align more closely between the market median and market seventy-fifth percentile for his role.

All fiscal 2024 LTI Plan grants were made on July 19, 2023.

	Fiscal 2023 Grant Value (1)		Fiscal 2024 Grant Value (1)
	Fiscal 2023 Annual	Fiscal 2023 Additional	Fiscal 2024 Annual	Fiscal 2024 Retention
	Grant Value	Grant Value	Grant Value	Grant Value
Named Executive Officer	($)	($)	($)	($)
Mr. Connolly	8,800,000	7,000,000	9,400,000	10,000,000
Mr. Marberger	2,500,000	1,500,000	2,500,000	2,500,000
Mr. McGough	2,500,000	1,500,000	2,500,000	—
Mr. Serrao	1,600,000	1,500,000	1,600,000	—
Mr. Eboli	1,200,000	—	1,600,000	—
(1)

Reflects the approved grant value which is used to determine the number of shares to be granted by dividing the approved value by the average of the closing price of our common stock on the NYSE for the 10 trading days prior to the grant date.

Each element of the LTI Plan used in fiscal 2024 is discussed more fully below.

LONG-TERM INCENTIVE PLAN—RSUS

RSUs generally represent the right to receive a defined number of shares of our common stock after completing a period of service established at the grant date. RSUs encourage long-term commitment to the Company.

In general, RSUs granted under the fiscal 2024 LTI Plan vest ratably, one third on each anniversary of the date of grant for three years, subject to the executive’s continued employment. RSUs granted to Messrs. Connolly and Marberger under the fiscal 2024 Performance and Retention Grant vest in full on the third anniversary of the date of grant.

Awards granted in fiscal 2024 are generally not entitled to dividend equivalents. However, Mr. Connolly’s retention grant of RSUs accrues dividend equivalents at our regular dividend rate in additional shares of common stock on shares actually earned.

The number of RSUs granted to each named executive officer pursuant to the fiscal 2024 LTI Plan is set forth below with the Performance and Retention grants listed separately. Targeted values described above were converted into grant sizes by dividing the dollar value of the targeted opportunity by the average of the closing market price of our common stock on the NYSE for the 10 trading days prior to, but not including the grant date.

	Annual Grant of RSUs for Fiscal 2024	Retention Grant of RSUs for Fiscal 2024
Named Executive Officer	(#)	(#)
Mr. Connolly	113,988	60,632
Mr. Marberger	30,316	30,316
Mr. McGough	30,316	—
Mr. Serrao	19,402	—
Mr. Eboli	19,402	—

LONG-TERM INCENTIVE PLAN—PERFORMANCE SHARES

Performance Shares represent an opportunity to earn a defined number of shares of our common stock if we achieve pre-set performance goals over a performance measurement period. In general, the Performance Shares vest following completion of the third fiscal year following the grant and provide the named executive officer participating in the cycle the opportunity to earn a payout, in shares of common stock, from 0% to 200% of their respective targeted award. Dividend equivalents are paid on the portion of Performance Shares actually earned at our regular dividend rate in additional shares of common stock.

58 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

The three-year nature of each Performance Share grant means that in any year, a named executive officer can have Performance Shares relating to up to three performance periods outstanding at any time. In fiscal 2024, for example, each named executive officer had outstanding fiscal 2022 to 2024 Performance Shares, fiscal 2023 to 2025 Performance Shares, and fiscal 2024 to 2026 Performance Shares.

The targeted number of Performance Shares granted to our named executive officers in fiscal 2024 and fiscal 2023 (with the additional grant values listed separately from the annual grant) together with the Performance Share grants made under the comparable program in fiscal 2022, are set forth below. Targeted values described above were converted into grant sizes by dividing the dollar value of the targeted opportunity by the average of the closing market price of our common stock on the NYSE for the 10 trading days prior to, but not including the grant date.

		Fiscal 2023 to 2025 Cycle		Fiscal 2024 to 2026 Cycle
	Grant for	Grant for	Additional Grant for	Grant for	Retention Grant for
	Fiscal 2022 to 2024	Fiscal 2023 to 2025	Fiscal 2023 to 2025	Fiscal 2024 to 2026	Fiscal 2024 to 2026
Named Executive Officer	Cycle (#)	Cycle (#)	Cycle (#)	Cycle (#)	Cycle (#)
Mr. Connolly	180,203	152,628	121,408	170,982	242,527
Mr. Marberger	42,798	43,360	26,016	45,474	45,474
Mr. McGough	42,798	43,360	26,016	45,474	—
Mr. Serrao	34,239	27,751	26,016	29,103	—
Mr. Eboli	21,399	20,813	—	29,103	—

Goal Setting for Performance Shares

The Committee’s approach to selecting and setting performance goals for each cycle of Performance Shares is thorough. Prior to the start of a performance period, the Committee discusses proposed plan design, taking into consideration the Company’s strategic plan. Then, shortly after the start of each performance period, the Committee approves the actual metric or metrics for the program and the specific financial hurdles that must be met for awards to be earned.

The Committee’s preferred approach is for the performance goals in each grant to cover the full three-years of the performance period and remain un-revised throughout the cycle. However, the Committee retains the discretion to modify goals or use longer or shorter performance periods if doing so is appropriate considering relevant Company dynamics or macroeconomic conditions. For the fiscal 2022 to 2024 Performance Shares, the Committee established a three-year Adjusted EPS goal.

For the fiscal 2023 to 2025 Performance Shares, the Committee utilized a year-over-year growth rate approach to set goals for each fiscal year in the three-year performance period adding a second metric of Adjusted Net Sales (weighted at 30%) in addition to the previously utilized Adjusted EPS metric (weighted at 70%).

For the fiscal 2024 to 2026 Performance Shares, the Committee continued to utilize a year-over-year growth rate approach to set goals for Adjusted Net Sales (weighted at 30%) and Adjusted EPS (weighted at 70%) metrics. The three-year Performance Shares utilized selected annual growth rates to set goals for each metric for each of the three fiscal years based on the prior fiscal year’s performance which the Committee feels is appropriate for maintaining focus on continued growth of these key performance metrics.

The Committee feels effective goal setting is among the most important aspects of establishing the executive compensation program. As such, the Committee makes goal-setting decisions that it believes best maintains the alignment of the Company’s LTI Plan with the Company’s external financial commitments to investors.

The balance of this subsection of the Compensation Discussion and Analysis describes, in more detail, each cycle of our Performance Shares outstanding during fiscal 2024.

CONAGRA BRANDS 2024 PROXY STATEMENT 59

EXECUTIVE COMPENSATION MATTERS

Fiscal 2022 TO 2024 PERFORMANCE SHARES

Performance shares for the fiscal 2022 to fiscal 2024 cycle of the long-term incentive plan were granted at the start of fiscal 2022. The performance was measured against adjusted EPS targets calculated based on a three-year compound annual growth rate approved by the Committee. The performance period concluded at the end of fiscal 2024 with Adjusted EPS targets as follows:

	Threshold	Target	Maximum
Performance Period	Adjusted EPS (1)	Adjusted EPS (2)	Adjusted EPS (3)
Fiscal 2022 to Fiscal 2024	$2.46	$2.62	$2.78

(1)	Results below this level result in no payout; achievement at this level results in a payout equal to 25% of the targeted opportunity.
(2)	Results at this level result in a payout equal to 100% of the targeted opportunity.
(3)	Results at or above this level result in a payout equal to 200% of the targeted opportunity.

As set forth in the table below, our financial performance over the three-year performance period fiscal 2022 to fiscal 2024 resulted in a funding level equal to [ ]% of the targeted Performance Shares which were paid out, to the extent earned, in shares of common stock in July 2024. It is generally the Committee’s practice to pay Performance Shares at a level equal to the earned amount, without applying further discretion. The Committee followed this practice for the fiscal 2022 to fiscal 2024 Performance Shares.

	Performance		Payout
Performance Period	Metric	Results	Level
Fiscal 2022 to Fiscal 2024	Adjusted EPS	$2.67	[ ]%

The noted amounts paid to each individual named executive officer include dividend equivalents accrued on earned shares, which were paid in additional shares of common stock.

	Targeted Performance	Actual Performance	Actual as % of		Actual as % of
	Shares Granted for	Shares Earned for	Target (without		Target (with
	Fiscal 2022 to Fiscal 2024 Cycle	Fiscal 2022 to Fiscal 2024 Cycle	Dividend		Dividend
Named Executive Officer	(#)	(#)	Equivalents)		Equivalents)
Mr. Connolly	180,203	[ ]	[ ]	%	[ ]	%
Mr. Marberger	42,798	[ ]	[ ]	%	[ ]	%
Mr. McGough	42,798	[ ]	[ ]	%	[ ]	%
Mr. Serrao	34,239	[ ]	[ ]	%	[ ]	%
Mr. Eboli	21,399	[ ]	[ ]	%	[ ]	%

Fiscal 2023 TO 2025 PERFORMANCE SHARES

Performance shares for the fiscal 2023 to fiscal 2025 cycle of the LTI Plan were granted at the start of fiscal 2023. The Committee established year-over-year growth rate goals to calculate Adjusted EPS and Adjusted Net Sales targets. The performance period for this cycle will conclude at the end of fiscal 2025 and the Performance Shares will pay out, to the extent earned, in shares of common stock in summer 2025. The specific fiscal 2025 plan targets are as follows:

	Adjusted EPS			Adjusted Net Sales
Performance Period	Threshold(1)	Target(2)	Max(3)	Threshold(1)	Target(2)	Max(3)
Fiscal 2023	$2.14	$2.27	$2.40	$11,287	$12,055	$12,823
Fiscal 2024	$2.44	$2.59	$2.73	$11,667	$12,461	$13,255
Fiscal 2025	$2.40	$2.55	$2.69	$11,452	$12,232	$13,011

(1)	Results below this level result in no payout; achievement at this level results in a payout equal to 25% of the targeted opportunity.
(2)	Results at this level result in a payout equal to 100% of the targeted opportunity.
(3)	Results at or above this level result in a payout equal to 200% of the targeted opportunity.

The grant date fair value of all Performance Shares granted to the named executive officers under the fiscal 2023 to fiscal 2025 cycle, based on target, the probable outcome of the performance conditions for such period, is included for fiscal 2023 in the “Stock Awards” column of the “Summary Compensation Table—Fiscal 2024.”

60 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Fiscal 2024 TO 2026 PERFORMANCE SHARES

Performance shares for the fiscal 2024 to fiscal 2026 cycle of the LTI Plan were granted at the start of fiscal 2024. The Committee established targets using a year-over-year growth rate approach. The performance period for this cycle will conclude at the end of fiscal 2026 and the Performance Shares will pay out, to the extent earned, in shares of common stock in summer 2026. The specific fiscal 2026 plan targets are as follows:

	Adjusted EPS			Adjusted Net Sales
Performance Period	Threshold(1)	Target(2)	Max(3)	Threshold(1)	Target(2)	Max(3)
Fiscal 2024	$2.37	$2.52	$2.65	$11,702	$12,449	$13,196
Fiscal 2025	$2.42	$2.58	$2.71	$11,486	$12,220	$12,953
Fiscal 2026	Target: +7% above FY25 actual results			Target: +1.4% above FY25 actual results

(1)	Results below this level result in no payout; achievement at this level results in a payout equal to 25% of the targeted opportunity.
(2)	Results at this level result in a payout equal to 100% of the targeted opportunity.
(3)	Results at or above this level result in a payout equal to 200% of the targeted opportunity.

The grant date fair value of all Performance Shares granted to the named executive officers under the fiscal 2024 to fiscal 2026 cycle, based on target, the probable outcome of the performance conditions for such period, is included for fiscal 2024 in the “Stock Awards” column of the “Summary Compensation Table—Fiscal 2024.”

COMMITTEE’S VIEWS ON EXECUTIVE STOCK OWNERSHIP

The Committee has adopted stock ownership guidelines applicable to all of our most senior employees, including our named executive officers. These guidelines, which are represented as a percentage of salary, increase with level of responsibility within the Company. The Committee has adopted these guidelines because it believes that management stock ownership promotes alignment with shareholder interests.

The named executive officers are expected to reach their respective ownership requirement within a reasonable period after appointment. Shares personally acquired by the executive through open market purchases or through our employee benefit plans (for example, our employee stock purchase plan), as well as outstanding RSU awards, are counted toward the ownership requirement. Unexercised stock options and unearned Performance Shares are not counted. If a named executive officer’s ownership position is below the applicable ownership requirement, the named executive officer is required to hold 75% of the net shares received from equity compensation awards.

The following table reflects the ownership, as of July 25, 2024, of our named executive officers.

Named Executive Officer	Stock Ownership Guideline (Multiple of Salary)		Actual Ownership (Multiple of Salary)(1)
Mr. Connolly	• • • • • •	6x	[ ]x
Mr. Marberger	• • • •	4x	[ ]x
Mr. McGough	• • • •	4x	[ ]x
Mr. Serrao	• • •	3x	[ ]x
Mr. Eboli	• • •	3x	[ ]x

(1)	Based on the closing price of our common stock on the NYSE on July 25, 2024, $[ ], and the salaries of the named executive officers in effect as of May 26, 2024.

CONAGRA BRANDS 2024 PROXY STATEMENT 61

EXECUTIVE COMPENSATION MATTERS

BENEFIT PROGRAMS

We offer a package of core employee benefits to our employees, including our named executive officers. With respect to health and welfare benefits, we offer health, dental, and vision coverage and life and disability insurance. The Company and employee participants share in the cost of these programs.

We offer a matching-gifts program through our Conagra Brands Foundation. To maximize community impact, the Conagra Brands Foundation offers matching gift opportunities to all employees, including the named executive officers. Donations made by the Foundation on behalf of a named executive officer are included in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2024.”

With respect to retirement benefits, we maintain a qualified 401(k) retirement plan (with a Company match on employee contributions and a nonelective employer contribution) and the named executive officers are entitled to participate in this plan on the same terms as other employees. Mr. McGough also participated in a qualified pension plan that was closed to new participants in 2013 and frozen effective December 31, 2017.

Some of the named executive officers and other employees at various levels of the organization participate in a voluntary deferred compensation plan. The voluntary deferred compensation plan enables us to pay retirement benefits in amounts that exceed the limitations imposed by the Internal Revenue Code of 1986, as amended (the Code) under our qualified plans. The plan allows the named executive officers, as well as a broader group of employees, to defer receipt of a portion of their base salary and annual cash incentive compensation. A Company match is made on deferrals of any compensation above the Internal Revenue Service (IRS) annual compensation limit ($345,000 for calendar year 2024, and $330,000 for calendar year 2023), and a nonelective contribution is made on compensation above the limit. The program permits executives to save for retirement in a tax-efficient way at minimal administrative cost to the Company. Executives who participate in the program are not entitled to above-market (as defined by the SEC) or guaranteed rates of return on their deferred funds.

We include contributions made by the Company to the named executive officers’ 401(k) plan and voluntary deferred compensation accounts in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2024.” We provide a complete description of these retirement programs under the headings “Pension Benefits—Fiscal 2024” and “Nonqualified Deferred Compensation—Fiscal 2024” below.

SECURITY POLICY

The Committee has determined that it is appropriate to cover Mr. Connolly by our security policy. As a result, Mr. Connolly is required to take corporate aircraft for all business and personal air transportation and to utilize a company car and driver for his commute and other transportation to and from our corporate office. To offset a portion of the incremental cost to the Company of his personal use of corporate aircraft, we entered into an aircraft time share agreement with Mr. Connolly. Under the agreement, Mr. Connolly is responsible for reimbursing us, in cash, certain amounts to help offset a portion of our incremental costs of personal flights, consisting of the cost of fuel and incidentals such as landing and parking fees, airport taxes, and catering costs for such flights. We do not charge for the fixed costs that would be incurred in any event to operate the Company aircraft (for example, aircraft purchase costs, maintenance, insurance, and flight crew salaries). Mr. Connolly’s reimbursement obligation to the Company begins once the incremental cost of his personal flights exceeds $150,000 in a fiscal year. Under SEC’s rules, Mr. Connolly’s personal use of corporate aircraft and 100% of his use of a company car and driver is considered a perquisite and the incremental cost to us of providing these benefits in fiscal 2024, is included in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2024.”

A copy of the Conagra Brands, Inc. Aircraft Use Policy is available to any shareholder who requests it from the Corporate Secretary at 222 Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Agreement with Mr. Connolly

We entered into a letter agreement with Mr. Connolly on August 2, 2018, which replaced Mr. Connolly’s prior employment agreement that expired on August 1, 2018. The letter agreement generally describes Mr. Connolly’s duties and responsibilities as CEO, and provides for a minimum base salary of $1.2 million subject to review and possible increase by the Committee and the Board’s independent directors, as well as a customary vacation allowance. The letter agreement also outlines Mr. Connolly’s participation in our incentive compensation programs. Regarding the annual incentive program, the agreement provides that Mr. Connolly’s target opportunity will be at least 150% of his base salary. With respect to long-term incentives, Mr. Connolly is entitled each year to receive a targeted long-term award opportunity with a value of at least $7.5 million for any routine three-year performance period approved by the Committee, subject to the terms and conditions established by the Committee.

The agreement subjects Mr. Connolly to our stock ownership guidelines. Mr. Connolly also remains bound to certain provisions in his prior employment agreement that survived the expiration of such agreement, including a one-year post- employment non-competition restriction and our standard confidentiality and non-solicitation agreement.

62 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

The agreement continues the application of our security policy to Mr. Connolly, as further described above and under “Executive Compensation—Summary Compensation Table—Fiscal 2024” below. In addition, we also agreed to pay Mr. Connolly for professional fees incurred in the negotiation and preparation of the new letter agreement (and related documents).

The agreement also entitles Mr. Connolly to participate in benefit plans and programs that are made available to senior executives generally. For information about the terms of Mr. Connolly’s participation in our retirement plans and deferred compensation plans, see “Executive Compensation—Nonqualified Deferred Compensation—Fiscal 2024” below.

The letter agreement also includes retirement benefits for Mr. Connolly. It provides that, for Mr. Connolly’s equity awards granted on or after July 17, 2018, and for any annual incentive plan in effect in the year of his retirement, (a) any definition of “early retirement” will be no less favorable to Mr. Connolly than the requirement that Mr. Connolly attains at least age 55 but has not yet attained age 57, and (b) any definition of “normal retirement” will be no less favorable to Mr. Connolly than the requirement that Mr. Connolly attain at least age 57. In addition, if any RSU or Performance Share award or agreement with Mr. Connolly under the LTI Plan for an award outstanding at the time of his termination of employment provides for immediate vesting (either pro-rata or in full, as applicable) in the event of normal retirement or early retirement (as such terms are defined in the RSU or Performance Share award or agreement), and such normal retirement or early retirement is not within 2 years of a change of control (as that term is defined in the RSU or Performance Share award or agreement), then such RSU or Performance Share award or agreement will be deemed to be amended by the letter agreement so that it provides for continued vesting after the retirement in accordance with the normal vesting schedule for such award (either pro-rata or in full, as applicable).

The letter agreement also provides for severance, termination, and change of control benefits.

Mr. Connolly’s severance benefits under the letter agreement are further described below under the heading “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Change of Control Benefits

We have agreements with our named executive officers that are designed to promote stability and continuity of senior management in the event of a change of control. The Committee routinely evaluates participation in this program and its benefit levels to ensure their reasonableness.

Since fiscal 2012, individuals promoted or hired into positions that, in the Committee’s view, are appropriate for change of control program participation have not been entitled to any excise tax gross-up protection. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups to new participants is inappropriate relative to best executive pay practices.

We provide a complete description of the amounts potentially payable to our named executive officers under these agreements under the heading “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Severance Benefits

We have adopted a broad severance plan potentially applicable to all salaried employees, including the named executive officers. In some circumstances, as part of negotiations during the hiring or recruiting process, we have supplemented this plan with specific severance arrangements. No such arrangements currently exist with our named executive officers other than Mr. Connolly.

DESIGN AND APPROVAL OF OUR FISCAL 2024 PROGRAM

The Committee’s process to design the compensation program for the named executive officers is a robust one. To help ensure that its design objectives are met and program elements are reasonable, the Committee uses a variety of inputs, including the results of our annual “say-on-pay” vote, the advice of the Committee’s independent compensation consultant, Company and participant-focused considerations, the input of our Chief Executive Officer, and risk mitigation considerations. Please see “Message from the Chair of our Human Resources Committee” and “Our Response to Shareholder Engagement on Executive Compensation” above for a discussion of the Committee’s consideration of our annual “say-on-pay” vote.

We address each of the other inputs considered by the Committee below.

CONAGRA BRANDS 2024 PROXY STATEMENT 63

EXECUTIVE COMPENSATION MATTERS

Advice from Independent Consultant and Review of Market Data

As part of its process, the Committee leveraged the advice and counsel of its independent compensation consultant, FW Cook, in setting fiscal 2024 compensation. The consultant assists the Committee in monitoring:

●	policy positions of institutional shareholders and their advisors,
●	emerging market practices in compensation design and philosophy, and
●	policy developments relevant to the Committee’s work.

The Committee’s consultant also provides internal and external pay comparison data. The Committee uses this data as a market check on its compensation decisions and does not mandate target ranges for our named executive officers’ salaries, annual incentive opportunities, long-term incentive opportunities, or total direct compensation levels as compared to the peer group. The Committee recognizes that over-reliance on external comparisons can be of concern; therefore, the Committee uses external comparisons as only one point of reference and is mindful of the value and limitations of comparative data.

The Committee’s first step in using external data for fiscal 2024 was the identification of an appropriate peer group. FW Cook prepared a list of potential peer companies (with an emphasis on food and beverage companies) based on consideration of the following criteria:

OPERATIONS AND SCALE
 Companies similar in size (based on revenue, market capitalization, and enterprise value) and industry (packaged food and meats and broader brand-based consumer packaged goods companies);

BUSINESS CHARACTERISTICS Public companies listed on major U.S. exchanges and subject to U.S. disclosure rules, and companies with whom we compete for talent; and
PROXY ADVISOR PEERS Companies included in peer groups used by shareholder advisory firms (as a reference).

Following discussion, the Committee decided to maintain fiscal 2023’s peer group for fiscal 2024 compensation decisions and reapproved the following peer group of 16 companies for purposes of assessing fiscal 2024 compensation competitiveness:

• Campbell Soup Company	• The J. M. Smucker Company
• Church & Dwight Co., Inc.	• Kellanova Company
• The Clorox Company	• Keurig Dr. Pepper Inc.
• Colgate-Palmolive Company	• Kimberly-Clark Corporation
• The Estée Lauder Companies Inc.	• The Kraft Heinz Company
• General Mills, Inc.	• McCormick & Company, Incorporated
• The Hershey Company	• Mondelēz International, Inc.
• Hormel Foods Corporation	• Newell Brands Inc.

64 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Consideration of Company and Participant Focused Matters

The Committee also generally considered the following Company and participant focused matters in making fiscal 2024 compensation decisions:

Company-Focused Matters	Participant-Focused Matters

•

Company performance in prior years and expectations for the future

•

The anticipated degree of difficulty inherent in the targeted incentive performance goals

•

The level of risk-taking the program would reward

•

The general business environment

•

Practices and developments in compensation design and governance

•

Individual performance history

•

The anticipated degree of difficulty inherent in individual goals

•

Internal pay equity

•

The potential complexity of each program, preferring programs that are transparent to participants and shareholders and easily administered

Input from our Chief Executive Officer

Mr. Connolly, our President and Chief Executive Officer, played a role in several key areas of the design of our fiscal 2024 executive compensation program.

SELECTING PERFORMANCE METRICS AND TARGETED PERFORMANCE LEVELS

An important part of designing incentive compensation programs is the selection of plan metrics and performance targets. To help ensure that the Committee’s pay-for-performance goals are achieved, selected metrics must be tied to shareholder value creation. In addition, performance targets must be set at levels that balance investor expectations against achievability, without incenting undue risk taking. The Committee sought Mr. Connolly’s input on these matters for fiscal 2024. Mr. Connolly provided the Committee his views on the appropriate Company goals for use in our AIP and LTI Plan. Mr. Connolly provided input based on his understanding of investor expectations and our operating plans and financial goals.

ASSESSING COMPANY PERFORMANCE

Financial performance is at the core of our incentive programs. However, the Committee retains the discretion to modify payouts based on the manner in which business results are delivered. At the end of fiscal 2024, Mr. Connolly offered the Committee his views of the quality of our performance against expectations, recommending a negative adjustment to the payout under our AIP.

ASSESSING INDIVIDUAL PERFORMANCE

With respect to individual performance, which also informed fiscal 2024 compensation decisions, the Committee relied on Mr. Connolly’s regular performance evaluations of the senior leadership team. Mr. Connolly shared information on the named executive officers’ impact on strategic initiatives and organizational goals, as well as their leadership behaviors.

Apart from this input from Mr. Connolly, no named executive officer played a direct role in his own compensation determination for fiscal 2024.

ADDITIONAL INFORMATION ON COMPENSATION PRACTICES AND POLICIES

Committee’s Practices Regarding the Timing of Equity Grants

We do not backdate stock options or grant equity retroactively. We do not coordinate grants of equity with disclosures of positive or negative information. Most equity is granted in the ordinary course at an annual Committee meeting each July.

The Committee eliminated the granting of stock options from its executive compensation program in 2016. However, historically, stock options were granted with an exercise price equal to the closing market price of our common stock on the NYSE on the date of grant. If a stock option grant was made other than during the routine July Committee meeting, the Company would require that the grant be made on the first trading day of the month on or following the grantee’s date of hire.

CONAGRA BRANDS 2024 PROXY STATEMENT 65

EXECUTIVE COMPENSATION MATTERS

Anti-Pledging / Hedging Policy

Our directors and executive officers, including our named executive officers, are prohibited from pledging their shares of Company stock or hedging their ownership of Company stock, including by trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt. Our hedging policy for directors and executive officers does not apply to other employees.

Clawback Policy

Since 2012, the Company has had a clawback policy in place that required excess amounts paid to any culpable senior officer under our incentive compensation programs to be recovered in the event of a material restatement of the Company’s financial statements resulting from the fraudulent, dishonest, or reckless actions of such senior officer. During fiscal 2024, we made revisions to our Clawback Policy to align with new listing standards and rules of the NYSE. In accordance with the NYSE rules, our Mandatory Clawback Policy requires the Board to recoup excess incentive-based compensation paid to our executive officers as a result of a material restatement of the Company’s financial statements. Additionally, in 2024, the Board updated our Supplemental Clawback Policy to give the Board discretion to recoup compensation, in the absence of a restatement, from a culpable senior officer in the event of significant financial or reputational harm to the Company resulting from such senior officer’s fraudulent, dishonest, willful, or reckless actions.

Additional Information on the Committee’s Compensation Consultant

The Committee engaged FW Cook directly to assist it in obtaining and reviewing information relevant to its compensation decisions. The independence and performance of FW Cook are of the utmost importance to the Committee. As a result, Committee policy prevents management from directly engaging the consultant without the prior approval of the Committee’s Chair. For fiscal 2024, FW Cook did not provide any additional services to us or our affiliates. In addition, the Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis and conducts a formal evaluation of the consultant on an annual basis. The Committee assessed the independence of FW Cook, as required under NYSE listing rules. The Committee has also considered and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest with respect to FW Cook during fiscal 2024. Based on this review, the Committee did not identify any conflict of interest raised by the work performed by FW Cook.

Tax and Accounting Implications of the Committee’s Compensation Decisions

U.S. federal income tax law prohibits us from taking a tax deduction for certain compensation paid in excess of $1 million to certain executive officers (and, beginning in 2018, certain former executive officers). Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed for our programs with the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017.

With the repeal of the “performance-based compensation” provisions of Section 162(m) of the Code, compensation granted by the Committee may, more frequently, be non-deductible. The Committee believes that the tax deduction limitation should not be permitted to compromise its ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Use of Adjustments in Incentive Programs

Our goal is to pay incentives based on the same underlying business trends and results that our investors are using to measure Company performance. To incent management to make decisions that have positive, long-term impacts, even at the expense of shorter-term results, and to prevent one-time gains and losses from having too great of an impact on incentive payouts, the Committee designed its programs to exclude certain items impacting comparability from results in the fiscal 2024 AIP and the fiscal 2022 to fiscal 2024 cycle of Performance Shares. The metrics for the fiscal 2024 AIP were fiscal 2024 Adjusted Operating Profit (weighted at 50%), Adjusted Net Sales (weighted at 25%), and Adjusted Free Cash Flow (weighted at 25%). The metric for the fiscal 2022 to fiscal 2024 cycle of Performance Shares was Adjusted EPS for the fiscal 2022 through fiscal 2024 period (weighted at 100%).

In both the fiscal 2024 AIP and the fiscal 2022 to fiscal 2024 Performance Shares, the Committee approved adjustments to our financial metrics that are consistent with the adjustments used to calculate non-GAAP financial measures presented to investors in our discussions of comparable earnings results, except for Adjusted Net Sales. Adjusted Net Sales generally aligns with Organic Net Sales, a non-GAAP financial measure, however, Adjusted Net Sales for compensation purposes does not give effect to the $(28.6) million impact of foreign exchange. Additionally, Adjusted Free Cash Flow used for compensation purposes aligns with Free Cash Flow, a non-GAAP financial measure. See Appendix A to this Proxy Statement for a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP measure.

66 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Adjustments included the following types of unplanned events, which can either negatively or positively impact our performance versus incentive plan targets in a manner that is not indicative of underlying business performance:

●	Restructuring charges;
●	Mergers, acquisitions, or divestitures, including supporting costs;
●	Material changes in business, operations, corporate or capital structure;
●	Impairments and other write-offs;
●	The movement of an operation into discontinued operations after the start of the performance period;
●	Foreign exchange or hedge-related gains and losses;
●	Non-operating/non-cash gains and losses;
●	Litigation or claim adjudication, judgments, or settlements—positive and negative;
●	Adjustments to prior year tax liabilities; and
●	The cumulative effects of accounting charges.

MITIGATING RISK IN OUR COMPENSATION PROGRAM

While the primary goal of Conagra Brands’ executive compensation program is to align management and shareholder interests and encourage strong financial performance, the Committee is attuned to the fact that poorly constructed compensation programs can have unintended consequences. As such, the Committee designs Conagra Brands’ program thoughtfully to help mitigate the risk that employees will take unnecessary and excessive risks that threaten the long-term health and viability of our Company. With the assistance of Human Resources and Legal department personnel, the Committee undertook a risk review of our fiscal 2024 compensation programs for all employees. Based on the review, we believe our compensation policies and practices are balanced and aligned with creating shareholder value and do not create risks that are reasonably likely to have a material adverse effect on our Company.

What We DO	What We DON’T DO

   Focus employees on both short- and long-term goals.

   Consider a mix of financial and non-financial goals to prevent over-emphasis on any single metric.

   Allow for some subjective evaluation in the determination of incentive payouts, to ensure linkage between payouts and the “quality” of performance.

   Employ a greater portion of variable pay (i.e., incentives) at more senior levels of the organization.

   Require stock ownership for approximately 100 of our most senior employees, as of fiscal year end.

   Generally require a “double-trigger” for accelerated vesting to occur in equity awards in connection with a change of control.

   Provide for the claw back of amounts paid to any of our most senior officers in certain circumstances.

   Use a range of strong processes and controls, including Committee oversight, in our compensation practices.

   Engage an independent compensation consultant for the Committee; consultant performs no other work for our Company.

   Pay incentive compensation only after our financial results have been finalized and certified by the Committee.

   No director or executive officer may pledge or hedge their ownership of Company stock.

   No excessive perquisites are provided to executives.

   No backdating or re-pricing of options may occur without shareholder approval.

   Since fiscal 2012, no change in control agreements have been executed with excise tax “gross-up” protection.

   No additional years of credited service are provided to named executive officers in pension programs.

   No compensation programs that encourage unreasonable risk taking will be implemented.

CONAGRA BRANDS 2024 PROXY STATEMENT 67

EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Human Resources Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Human Resources Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024.

CONAGRA BRANDS, INC. HUMAN RESOURCES COMMITTEE

Ruth Ann Marshall, Chair	Anil Arora	Fran Horowitz	Richard H. Lenny

68 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Executive Compensation

SUMMARY COMPENSATION TABLE—FISCAL 2024

The table below presents compensation information for individuals who served as our CEO and Chief Financial Officer during fiscal 2024 and for each of the other three most highly compensated individuals who were serving as executive officers at the end of fiscal 2024. Mr. Serrao’s last day of employment with Conagra was May 26, 2024, the last day of fiscal 2024. For information about payments received by him in connection with his separation from service see “Potential Payments Upon Termination or Change of Control” in this Proxy Statement.

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Plan Deferred
				Stock	Incentive Plan	Compensation	All Other
Name and	Fiscal	Salary	Bonus	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Sean Connolly	2024	1,366,346	—	18,854,433	[ ]	—	563,378	[ ]
President and Chief	2023	1,317,308	—	14,444,447	2,471,385	—	486,961	18,720,100
Executive Officer	2022	1,269,000	—	7,976,396	2,198,543	—	503,115	11,947,054
Dave Marberger	2024	798,077	—	4,738,087	[ ]	—	155,174	[ ]
Executive Vice President	2023	760,646	—	3,656,819	893,113	—	137,866	5,448,444
and Chief Financial Officer	2022	736,700	—	1,894,382	736,700	—	153,874	3,521,656
Thomas McGough	2024	799,808	—	2,388,446	[ ]	12,908	140,149	[ ]
Executive Vice President and	2023	771,154	—	3,656,819	787,348	—	135,462	5,350,783
Co-Chief Operating Officer	2022	750,000	—	1,894,382	750,000	—	145,478	3,539,860
Darren Serrao	2024	655,673	—	1,528,587	[ ]	—	107,703	[ ]
Executive Vice President and	2023	631,154	—	2,834,039	579,967	—	104,385	4,149,545
Co-Chief Operating Officer	2022	610,000	—	1,515,532	549,000	—	113,859	2,788,391
Alexandre Eboli	2024	576,539	150,000	1,528,587	[ ]	—	88,571	[ ]
Executive Vice President and	2023	556,923	250,000	1,097,043	454,895	—	83,194	2,442,055
Chief Supply Chain Officer	2022	477,693	380,000	1,262,702	382,154	—	105,575	2,608,124

(1)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock awards granted during the reported fiscal years. The amounts reported for fiscal 2022 include the Performance Shares awarded in fiscal 2022 (the fiscal 2022 to 2024 PSP cycle), the amounts reported for fiscal 2023 include the Performance Shares awarded in fiscal 2023 (the fiscal 2023 to 2025 PSP cycle), and the amounts reported for fiscal 2024 include the Performance Shares awarded in fiscal 2024 (the fiscal 2024 to 2026 PSP cycle). Assuming the highest level of performance is achieved for the fiscal 2024 to 2026 Performance Shares awarded in fiscal 2024, the grant date fair value of the fiscal 2024 to 2026 Performance Shares would have been: $26,935,976 for Mr. Connolly, $5,924,352 for Mr. Marberger, $2,962,176 for Mr. McGough, and $1,895,770 for each of Messrs. Serrao and Eboli. Assumptions made in the valuation of these awards are discussed in Note 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024.

(2)	For fiscal 2024, reflects awards earned under the fiscal 2024 AIP. A description of the fiscal 2024 AIP is included in the Compensation Discussion and Analysis.
(3)

The measurement date for pension value for fiscal 2024 was May 26, 2024. We do not offer above-market (as defined by SEC rules) or preferential earnings rates in our deferred compensation plans. For fiscal 2024, the entire amount reflects the aggregate change in the actuarial present value of pension amounts rather than nonqualified deferred compensation earnings.

CONAGRA BRANDS 2024 PROXY STATEMENT 69

EXECUTIVE COMPENSATION MATTERS

(4)	The components of fiscal 2024 “All Other Compensation” include the following:

	Perquisites and Personal Benefits
	(1)	(2)	(3)	(4)
	Personal Use of	Matching	Security	Company Contribution to
	Aircraft(a)	Gifts(b)	Expenses(c)	Defined Contribution Plans(d)
Named Executive Officer	($)	($)	($)	($)
Mr. Connolly	184,031	*	37,800	334,047
Mr. Marberger	—	*	—	149,174
Mr. McGough	—	—	—	140,149
Mr. Serrao	—	—	—	107,703
Mr. Eboli	—	—	—	88,571

(a)

Column 1 reflects the Company’s incremental cost of Mr. Connolly’s personal use of the aircraft (including the incremental cost of repositioning flights associated with such use). Mr. Connolly was not obligated under his aircraft time share agreement with the Company to reimburse the Company for any of the $184,031 of incremental costs (such as fuel and incidentals, landing and parking fees, airport taxes and catering costs) because the reimbursable portion (Mr. Connolly is not obligated to reimburse for fixed costs that would be incurred in any event to operate the company aircraft such as aircraft purchase costs, maintenance, insurance and flight crew salaries) amounted to $132,633 (which was less than the $150,000 reimbursement threshold under his agreement). See “Security Policy” above.

(b)	For Column 2, * notation in lieu of a dollar amount indicates that the named executive officer received the benefit but at an incremental cost to us of less than $25,000.
(c)

Column 3 reflects the Company’s incremental cost (including related parking, automobile insurance expenses, and a portion of the compensation and benefits costs of a company employee who provided driving services) of providing Mr. Connolly with a company car and driver for his commute and other transportation to and from our corporate office under our security policy. See “Security Policy” above.

(d)

Reflects the qualified 401(k) plan contributions and the Voluntary Deferred Comp Plan (VDCP) contributions (as detailed in the table below) by Conagra. See additional information about the VDCP under “Nonqualified Deferred Compensation—Fiscal 2024.”

	Company Contributions	Company Contributions
	to Qualified 401(k) Plan	to VDCP
Named Executive Officer	($)	($)
Mr. Connolly	27,629	306,418
Mr. Marberger	31,033	118,141
Mr. McGough	30,779	109,370
Mr. Serrao	29,040	78,663
Mr. Eboli	27,669	60,902

70 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS—FISCAL 2024

The following table presents information about grants of plan-based awards (equity and non-equity) made during fiscal 2024 to the named executive officers. All equity-based grants were made under the shareholder approved 2014 Stock Plan.

		Estimated Possible Payouts Under			Estimated Future Payouts			All Other Stock	Grant Date Fair
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Awards: Number	Value of Stock
		Awards(1)			Awards(2)			of Shares of	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units(3)	Awards(4)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Mr. Connolly	—	—	2,459,423	4,918,846	—	—	—	—	—
	7/19/2023	—	—	—	—	413,509	827,018	—	13,467,988
	7/19/2023	—	—	—	—	—	—	174,620	5,386,445
Mr. Marberger	—	—	798,077	1,596,154	—	—	—	—	—
	7/19/2023	—	—	—	—	90,948	181,896	—	2,962,176
	7/19/2023	—	—	—	—	—	—	60,632	1,775,911
Mr. McGough	—	—	799,808	1,599,616	—	—	—	—	—
	7/19/2023	—	—	—	—	45,474	90,948	—	1,481,088
	7/19/2023	—	—	—	—	—	—	30,316	907,358
Mr. Serrao	—	—	590,106	1,180,212	—	—	—	—	—
	7/19/2023	—	—	—	—	29,103	58,206	—	947,885
	7/19/2023	—	—	—	—	—	—	19,402	580,702
Mr. Eboli	—	—	518,885	1,037,770	—	—	—	—	—
	7/19/2023	—	—	—	—	29,103	58,206	—	947,885
	7/19/2023	—	—	—	—	—	—	19,402	580,702

(1)

Amounts reflect payout opportunities under the fiscal 2024 AIP discussed in our Compensation Discussion and Analysis. Actual payouts earned under the program for fiscal 2024 for all named executive officers can be found in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table—Fiscal 2024.”

(2)

Amounts reflect the Performance Share opportunities granted to our named executive officers in fiscal 2024 under our LTI Plan with a measurement period of fiscal 2024 to 2026 including the additional value awarded in fiscal 2024 described under “Long-Term Incentive Plan Overview—Fiscal 2024 LTI Target Opportunity and Retention Awards” under “Compensation Discussion and Analysis” above. For Mr. Connolly and Mr. Marberger, the target number of Performance Shares awarded as additional value accounted for 242,527 and 45,474 shares, respectively. The amount of Performance Shares earned, including any above-target payouts, will be determined in general based on our performance against goals set for each of the fiscal years during the performance period of fiscal 2024 to 2026. Final Performance Share payouts are subject to full negative discretion by the Committee. Further information about the Performance Shares can be found in the section headed “Compensation Discussion and Analysis—Long-Term Incentive Plan—Performance Shares.”

(3)

Amounts reflect the RSUs granted to our named executive officers in fiscal 2024 under our LTI Plan that generally vest one third each year over 3 years, including the retention grants awarded in fiscal 2024 that generally vest after 3 years, described under “Long-Term Incentive Plan Overview—Fiscal 2024 LTI Target Opportunity and Retention Awards” under “Compensation Discussion and Analysis” above. For Mr. Connolly and Mr. Marberger, the number of RSUs awarded as retention grants was 60,632 and 30,316, respectively.

(4)

The grant date fair value of Performance Shares granted under our LTI Plan for relevant measurement periods is based on the probable (target) outcome for the relevant performance goals (computed in accordance with FASB ASC Topic 718), and reflects all of the performance years under the awards. These amounts are included in the “Stock Awards” column of the “Summary Compensation Table—Fiscal 2024.”

CONAGRA BRANDS 2024 PROXY STATEMENT 71

EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—FISCAL 2024

The following table lists all stock options, Performance Shares and RSUs outstanding as of May 26, 2024 for the named executive officers.

		Option Awards				Stock Awards
						Number		Market	Equity Incentive	Equity Incentive
						of Shares		Value of	Plan Awards:	Plan Awards:
		Number of	Number of			or Units		Shares or	Number of	Market or Payout
		Securities	Securities			of Stock		Units of	Unearned	Value of Unearned
		Underlying	Underlying	Option		that Have		Stock that	Shares, Units or	Shares, Units or
		Unexercised	Unexercised	Exercise	Option	Not		Have Not	Other Rights that	Other Rights that
		Options (#)	Options (#)	Price	Expiration	Vested(2)		Vested(3)	Have Not Vested(4)	Have Not Vested(3)(4)
Name	Grant Date	Exercisable(1)	Unexercisable	($)	Date	(#)		($)	(#)	($)
Mr. Connolly	4/1/2015	806,150	—	27.44	3/31/2025	—		—	—	—
	8/28/2015	283,111	—	31.06	8/27/2025	—		—	—	—
	7/11/2016	273,309	—	35.81	7/10/2026	—		—	—	—
	7/22/2021	—	—	—	—	60,068		1,818,859	—	—
	7/20/2022	—	—	—	—	182,691		5,531,884	—	—
	7/19/2023	—	—	—	—	113,988		3,451,557	—	—
	7/19/2023	—	—	—	—	62,875	(5)(6)	1,903,861	—	—
	7/20/2022	—	—	—	—	—		—	589,751	17,857,663
	7/19/2023	—	—	—	—	—		—	354,616	10,737,759
	7/19/2023	—	—	—	—	—		—	502,999	15,230,822
Mr. Marberger	9/1/2016	69,248	—	34.26	8/31/2026	—		—	—	—
	7/22/2021	—	—	—	—	14,266		431,974	—	—
	7/20/2022	—	—	—	—	46,251		1,400,480	—	—
	7/19/2023	—	—	—	—	30,316		917,969	—	—
	7/19/2023	—	—	—	—	30,316	(5)	917,969	—	—
	7/20/2022	—	—	—	—	—		—	149,304	4,520,914
	7/19/2023	—	—	—	—	—		—	94,313	2,855,791
	7/19/2023	—	—	—	—	—		—	94,313	2,855,791
Mr. McGough	8/28/2015	72,480	—	31.06	8/27/2025	—		—	—	—
	7/11/2016	69,965	—	35.81	7/10/2026	—		—	—	—
	7/22/2021	—	—	—	—	14,266		431,974	—	—
	7/20/2022	—	—	—	—	46,251		1,400,480	—	—
	7/19/2023	—	—	—	—	30,316		917,969	—	—
	7/20/2022	—	—	—	—	—		—	149,304	4,520,914
	7/19/2023	—	—	—	—	—		—	94,313	2,855,791
Mr. Serrao	8/28/2015	54,358	—	31.06	8/27/2025	—		—	—	—
	7/11/2016	52,472	—	35.81	7/10/2026	—		—	—	—
	7/22/2021	—	—	—	—	11,413		345,586	—	—
	7/20/2022	—	—	—	—	35,844		1,085,356	—	—
	7/19/2023	—	—	—	—	19,402		587,493	—	—
	7/20/2022	—	—	—	—	—		—	115,712	3,503,748
	7/19/2023	—	—	—	—	—		—	60,359	1,827,684
Mr. Eboli	7/22/2021	—	—	—	—	7,133		215,987	—	—
	7/20/2022	—	—	—	—	13,875		420,135	—	—
	7/19/2023	—	—	—	—	19,402		587,493	—	—
	7/20/2022	—	—	—	—	—		—	44,792	1,356,287
	7/19/2023	—	—	—	—	—		—	60,359	1,827,684

(1)

Please note that all share amounts and (if applicable) exercise prices included in the tables in this “Executive Compensation” section for awards granted prior to November 9, 2016 reflect the equitable adjustments to the Company’s outstanding equity awards that were made in connection with the spin-off of Lamb Weston.

(2)

Service-based RSUs generally vest in full on the third anniversary of the grant date for grants prior to July 19, 2023 and generally vest a third each year on the anniversary of the grant date for three years for grants made on or after July 19, 2023.

(3)

The market value of unvested or unearned RSUs and Performance Shares is calculated using $30.28 per share, which was the closing market price of our common stock on the NYSE on the last trading day of fiscal 2024.

72 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

(4)

Reflects, on separate lines, as of May 26, 2024, the maximum number of shares that could be earned under the fiscal 2023 to 2025 and the fiscal 2024 to 2026 Performance Shares, plus accrued dividend equivalents. Generally, the Performance Shares are only earned to the extent we achieve the performance targets with respect to such awards. Fiscal 2023 to 2025 Performance Shares, plus dividend equivalents, will be distributed, if earned, following fiscal 2025, and fiscal 2024 to 2026 Performance Shares, plus dividend equivalents, will be distributed, if earned, following fiscal 2026. The fiscal 2022 to 2024 Performance Shares are included in table entitled "Option Exercises and Stock Vested - Fiscal 2024" below.

(5)	Service-based RSUs awarded for retention purposes vest in full on the third anniversary of the grant date.
(6)	Reflects accrued dividend equivalents.

CONAGRA BRANDS 2024 PROXY STATEMENT 73

EXECUTIVE COMPENSATION MATTERS

OPTION EXERCISES AND STOCK VESTED—FISCAL 2024

The following table summarizes the RSUs vested, the Performance Shares earned and the option awards exercised during fiscal 2024 for each of the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise(1)	Exercise(1)	Acquired on Vesting(2)	Vesting
Name	(#)	($)	(#)	($)
Mr. Connolly	[ ]	[ ]	[ ]	[ ]
Mr. Marberger	[ ]	[ ]	[ ]	[ ]
Mr. McGough	[ ]	[ ]	[ ]	[ ]
Mr. Serrao	[ ]	[ ]	[ ]	[ ]
Mr. Eboli	[ ]	[ ]	[ ]	[ ]

(1)

Please note that all share amounts and (if applicable) exercise prices included in the tables in this “Executive Compensation” section for awards granted prior to November 9, 2016 reflect the equitable adjustments to the Company’s outstanding equity awards that were made in connection with the spin-off of Lamb Weston.

(2)

Pursuant to the terms of the Performance Shares, dividend equivalents on earned shares, paid in additional shares of common stock, were also distributed to the named executive officers, specifically: [ ] shares for Mr. Connolly; [ ] shares for Messrs. Marberger, McGough; [ ] shares for Mr. Serrao; and [ ] shares for Mr. Eboli.

PENSION BENEFITS—FISCAL 2024

Conagra Brands previously maintained a non-contributory defined benefit pension plan for eligible employees (the Qualified Pension). The Qualified Pension was closed to new participants who joined the Company on or after August 1, 2013. As a result, Messrs. Connolly, Marberger, Serrao, and Eboli are not eligible to participate. Of the named executive officers, only Mr. McGough currently participates in this plan.

In the Qualified Pension, the pension benefit formula for the named executive officer participants is determined by adding two components:

●	A multiple—0.9%—of Average Monthly Earnings (up to the integration level) multiplied by years of credited service.
●	A multiple—1.3%—of Average Monthly Earnings (over the integration level) multiplied by years of credited service.

“Average Monthly Earnings” is the monthly average of the executive’s annual compensation from the Company, up to the IRS limit, for the highest five consecutive years of the final ten years of his service. Only salary and annual incentive payments (reported in the “Non-Equity Incentive Plan Compensation” column of the summary compensation table year to year) are considered for the named executive officers in computing Average Monthly Earnings. The integration level is calculated by the IRS by averaging the last 35 years of Social Security taxable wages, up to and including the year in which the executive’s employment ends.

74 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Messrs. Connolly, Marberger, Serrao and Eboli are excluded from the table below because they are not eligible to participate in the Qualified Pension. Participants become vested in the pension benefit once they have five years of service with the Company; Mr. McGough is vested. Pension benefits become payable at age 65. There is no difference in the benefit formula upon an early retirement, and there is no payment election option that would impact the amount of annual benefits any of the named executive officers would receive. The Qualified Pension was frozen effective December 31, 2017. Credited service and Average Monthly Earnings were frozen as of such date.

		Number of Years Credited	Present Value of Accumulated
		Service(2)	Benefit(3)
Name	Plan Name(1)	(#)	($)
Mr. McGough	Qualified Pension	10.9	307,332

(1)	Qualified Pension refers to the Conagra Brands, Inc. Pension Plan.
(2)

The number of years of credited service set forth above is calculated as of May 26, 2024, which is the pension plan measurement date used for financial statement reporting purposes. The number of years of credited service set forth above is less than the actual years of service of Mr. McGough due to the freezing of the Qualified Pension effective December 31, 2017. Actual years of service are as follows: 17.3 years for Mr. McGough.

(3)

The valuation methodology and all material assumptions applied in quantifying the present value of the accumulated benefit are presented in Note 17 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL 2024

The table below shows the nonqualified deferred compensation activity for each named executive officer for fiscal 2024 under the Conagra Brands, Inc. Voluntary Deferred Compensation Plan, as amended and restated (Voluntary Deferred Comp Plan).

Our Voluntary Deferred Comp Plan allows certain employees to defer receipt of between 6% to 50% of their salary, up to 90% of their annual incentive payment, or up to 90% of their salary plus annual incentive payment in excess of the IRS limit ($345,000 for calendar year 2024, and $330,000 for calendar year 2023). The investment alternatives for deferred amounts mirror those available under our Qualified 401(k) Plan. An election to participate in the plan must be timely filed with the Company in accordance with IRS requirements.

Our Voluntary Deferred Comp Plan also provides nonqualified matching contribution benefits. The plan provides for Company matching contributions and Company non-elective contributions for eligible participants associated with amounts of eligible compensation above IRS limits. Mirroring the benefits provided under our Qualified 401(k) Plan, the matching contribution under our Voluntary Deferred Comp Plan also is a dollar-for-dollar match, limited to 6% of eligible compensation earned by the participant and paid by the Company in excess of the IRS limit. The non-elective contribution is equal to 3% of an eligible participant’s eligible compensation in excess of the IRS limit. Matching contributions and non-elective contributions are credited on or about December 31st of each year.

The Voluntary Deferred Comp Plan also provides that, unless the Company determines otherwise with respect to a participant, the interest of each participant in his matching contributions and non-elective contributions will be immediately 100% vested.

CONAGRA BRANDS 2024 PROXY STATEMENT 75

EXECUTIVE COMPENSATION MATTERS

With respect to distributions from the Voluntary Deferred Comp Plan, in general, amounts will be distributed in cash in a lump sum in January following the individual’s separation from service. Participants may also elect to receive their balances at certain other times, including in the January of the calendar year specified by the participant or 18 months following the occurrence of a change of control. Elections regarding the time and form of payment are intended to comply with Section 409A of the Code, and certain payments to executives meeting the definition of a “specified employee” under Section 409A will be delayed for six months after the date of the separation from service. Executives may make hardship withdrawals from the Voluntary Deferred Comp Plan under certain circumstances, but no hardship withdrawals were requested by executives during fiscal 2024.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings in	Withdrawals/	Balance at
		in Last FY(2)	in Last FY(3)	Last FY(4)	Distributions	Last FYE(5)
Name	Plan(1)	($)	($)	($)	($)	($)
Mr. Connolly	Voluntary Def Comp Plan	[ ]	[ ]	[ ]	[ ]	[ ]
Mr. Marberger	Voluntary Def Comp Plan	[ ]	[ ]	[ ]	[ ]	[ ]
Mr. McGough	Voluntary Def Comp Plan	[ ]	[ ]	[ ]	[ ]	[ ]
Mr. Serrao	Voluntary Def Comp Plan	[ ]	[ ]	[ ]	[ ]	[ ]
Mr. Eboli	Voluntary Def Comp Plan	[ ]	[ ]	[ ]	[ ]	[ ]

(1)	Voluntary Def Comp Plan refers to the Conagra Brands, Inc. Voluntary Deferred Compensation Plan, as amended.
(2)	The amounts reported are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table—Fiscal 2024.”
(3)

The amounts reported are included in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2024.” These amounts, together with our match on executive contributions to the Qualified CRISP, are disclosed in the column labeled “Company Contribution to Defined Contribution Plans” in the table included as footnote 4 to the “Summary Compensation Table—Fiscal 2024.”

(4)

Our Voluntary Deferred Compensation Plan does not offer above market earnings (as defined by SEC rules). As a result, none of these earnings or losses are reflected in the “Summary Compensation Table—Fiscal 2024.”

(5)

The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Mr. Connolly, $[ ]; Mr. Marberger, $[ ]; Mr. McGough, $[ ]; Mr. Serrao, $[ ]; and $[ ], Mr. Eboli. These amounts reflect contributions only and do not include accumulated earnings or losses. The amount in this column includes the amount reflected in the “Executive Contributions in Last FY” and “Registrant Contributions in Last FY” columns.

76 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Potential Payments Upon Termination or Change of Control

Our named executive officers’ employment may be terminated under several possible scenarios. In some of these scenarios, our plans, agreements, and arrangements would provide severance benefits in varying amounts to the executive. Further, our plans, agreements, and arrangements would provide for certain benefits (or for the acceleration of certain benefits) upon a change of control. Severance and other benefits that are payable upon a termination of employment or upon a change of control are described below. In the event of an actual triggering event under any of the plans, agreements, and arrangements discussed in this section, all benefits would be paid to the executive in accordance with, and at times permitted by, Section 409A of the Code.

PLAN SUMMARIES

Severance Pay Plan

We maintain a severance pay plan (Severance Plan) that provides severance guidelines for all salaried employees. Any benefits payable under the program are at the sole and absolute discretion of Conagra Brands; for any particular employee, we may elect to provide severance as suggested by the Severance Plan or to provide benefits equal to, greater than or less than those provided in the Severance Plan’s guidelines. Messrs. Marberger, McGough, and Eboli are potentially covered by the Severance Plan. Payments were made to Mr. Serrao in connection with his separation from service after the end of our fiscal year on May 26, 2024 pursuant to the Severance Plan. As described further below, Mr. Connolly is party to a letter agreement with us that, among other things, addresses his severance benefits. For information regarding the letter agreement with Mr. Connolly, see “Compensation Discussion and Analysis—Agreements with Named Executive Officers” above.

Under the Severance Plan, the severance guideline for individuals above a certain pay grade, including that of our named executive officers, is 52 weeks of salary continuation, plus one additional week of salary continuation for each year of continuous service prior to separation. The Severance Plan also provide that upon notice that the former employee has obtained new employment, we will provide him with a lump sum payment equal to 50% of the severance pay remaining; the other 50% would be forfeited. In addition, the Severance Plan’s guidelines provide for the provision during this period of the same type and level of health plan coverage that was in effect immediately prior to the named executive officer’s termination of employment, up to a maximum of 18 months.

If a named executive officer is entitled to receive a severance payment under a change of control agreement (described below), we are not required to make payments to him under the Severance Plan.

Agreement with Mr. Connolly

We are party to a letter agreement with Mr. Connolly that addresses matters such as his salary, participation in our annual and long-term incentive plans, and participation in health and welfare benefit plans and other benefit programs and arrangements. The letter agreement also addresses certain of Mr. Connolly’s severance benefits. For information regarding the letter agreement with Mr. Connolly, see “Compensation Discussion and Analysis—Agreements with Named Executive Officers” above.

A summary of Mr. Connolly’s severance benefits in the absence of a change of control is provided below. Generally, any payments made under the letter agreement upon disability or as a result of a termination without cause or for good reason (other than certain benefits required by law) would be conditioned on Mr. Connolly first signing a release agreement in a form approved by us. Under any of the hypothetical termination scenarios below, Mr. Connolly would be paid his balance under our Voluntary Deferred Compensation Plan based on his advance elections. See also “Change of Control Program” below.

We have included retirement as a hypothetical scenario in the table below because Mr. Connolly is eligible for retirement treatment for certain awards.

CONAGRA BRANDS 2024 PROXY STATEMENT 77

EXECUTIVE COMPENSATION MATTERS

CEO TERMINATION SALARY, AIP, STOCK OPTIONS, AND HEALTH AND WELFARE BENEFITS

Compensation Element	Involuntary Termination with Cause	Involuntary Termination without Cause or Voluntary Termination with Good Reason	Voluntary Termination without Good Reason	Death or Disability	Retirement(1)
Salary	• Paid through month of termination	• Paid through month of termination • Also paid a lump sum equal to 2x annual salary	• Paid through month of termination	• Paid through month of event	• Paid through month of termination
Annual Incentive Plan	• Not eligible for payment	• Paid no less than a prorated award for year of termination based on actual results, plus a lump sum equal to 2x target for year of termination	• Not eligible for payment	• Paid no less than a prorated award for the year of event based on actual results	• Paid a prorated award for the year of retirement based on actual results
Health and Welfare Benefits	• Paid in accordance with plan provisions	• Company will pay monthly COBRA premium for up to 24 months after termination of employment • Other benefits paid in accordance with plan provisions	• Paid in accordance with plan provisions	• Paid in accordance with plan provisions	• Paid in accordance with plan provisions
Stock Options	• Options terminate • Unexercised options lapse

•

Sign-on options remain exercisable until the earlier of 3 years after termination or the expiration date of the options

•

Other vested options remain exercisable for 90 days (or until earlier expiration date)

•

Unvested options are forfeited

			• Vested options, including vested sign-on options, remain exercisable for 90 days (or until earlier expiration date) • Unvested options are forfeited	• Death: Options fully vest and remain exercisable for 3 years after event (or until earlier expiration date) • Disability: Options vest on a prorated basis	• Vested options remain exercisable for 3 years after retirement (or until earlier expiration date)
(1)	Since attainting age 57, Mr. Connolly has been eligible for “Normal Retirement” upon a termination of employment under our letter agreement with him.

CEO PERFORMANCE SHARES AND RSUS TREATMENT UPON RETIREMENT

(in all other scenarios, these awards are paid in accordance with plan provisions described below)

Performance Shares and RSUs

•

For awards granted on or after July 17, 2018 that provide for full vesting (Normal Retirement) upon termination due to Retirement, awards will continue to vest in accordance with the normal vesting schedule applicable to such award, as long as the Retirement does not occur within 2 years of a change of control (in which case the change of control provisions apply).

Annual Incentive Plan

Except as otherwise required by our Clawback Policies or as noted below pursuant to a specific agreement with us, each of our named executive officers forfeits his AIP award if he fails to be an active employee at the end of the fiscal year in the absence of one of the following events:

●	Involuntary termination due to position elimination: If a named executive officer’s position is involuntarily eliminated such that he is eligible for severance, he is eligible for a prorated AIP award based on the number of days the individual was eligible to participate in the plan and actual performance.
●	Termination due to retirement: If a named executive officer retires during a fiscal year after reaching age 65, after reaching age 55 with at least 10 years of service, or after reaching age 60 with at least 5 years of service, the individual is eligible for a prorated AIP award based on the number of days the individual was eligible to participate in the plan and actual performance. Pursuant to the terms of his letter agreement, Mr. Connolly is eligible for this retirement treatment having reached age 57.
●	Termination due to death: Any AIP payment for which a named executive officer would have been eligible would be prorated based on the number of days the individual was eligible to participate in the plan to the date of the individual’s death, based on actual performance.

Any prorated award made to a former named executive officer is paid after the end of the fiscal year and when payments are made to other participants.

78 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

The change of control agreements, described below, govern the payment of annual incentive awards in the event of a change of control.

LTI Plan—Performance Shares

Except as otherwise required by our Clawback Policies or as noted below pursuant to a specific agreement with us, the following terms of the outstanding Performance Shares govern the impact of specific separation events:

●	Involuntary termination: If a named executive officer experiences an involuntary termination of employment that results in severance or supplemental unemployment payments from us, the individual’s awards will vest based on actual performance for the full performance period, and be paid on a prorated basis, based on the days of service completed during the performance period.
●	Termination due to disability: If a named executive officer experiences a termination due to disability, the individual will receive a pro rata share of the award that would have been earned for the full performance period at the “target” level. The proration calculation will be based on the days served as of the individual’s termination date.
●	Termination due to retirement: If a named executive officer terminates his employment via normal retirement or early retirement (as each term is defined in the award or an agreement with the individual), the individual’s awards will vest based on actual performance for the full performance period (but, in the case of early retirement, the award will be prorated based on days of service during the performance period). Pursuant to the terms of his letter agreement, Mr. Connolly is eligible for this retirement treatment having reached age 57.
●	Termination due to death: The award will vest in full at the “target” level.
●	Change of Control: In the event of a change of control (as defined for the Performance Shares), the earned portion of a named executive officer’s award will be determined as of the change of control, using a share valuation methodology further described in the award and based on the greater of target performance and actual performance through the end of our fiscal period that ends immediately prior to the change of control (the “Performance Share Change of Control Value”).

If no replacement award meeting the requirements set forth for the Performance Shares is provided following a change of control, a participant will vest in a cash payment equal to the Performance Share Change of Control Value. If a qualifying replacement award is provided, it will generally take the form of a time-based, stock-settled award with a value equal to the Performance Share Change of Control Value and will vest, subject to continued employment, at the end of the performance period applicable to the original Performance Shares. Following a change of control, a replacement award will also vest in full if the named executive officer dies or, within two years of the change of control, terminates employment due to normal or early retirement, is terminated without cause (as defined for the Performance Shares) or resigns for good reason (as defined for the Performance Shares), or is terminated due to disability.

●	Termination other than as described above: The named executive officer forfeits all Performance Shares granted that had not been paid at the date of termination, whether or not the Performance Shares are earned as of such date. The Committee has the discretion to pay out some or all of the forfeited Performance Shares if (i) they would have been earned based on performance and (ii) the Committee deems such a payout appropriate and in our best interests. Such Performance Shares will be distributed to the former named executive officer at the same time they are distributed to other participants who remain employed.

Long-Term Incentive Plan—RSUs

Except as otherwise required by our Clawback Policies or as noted below pursuant to a specific agreement with us, the following terms generally govern the impact of a separation from us on outstanding RSUs:

●	Involuntary termination: RSUs will vest pro rata based on days of service completed during the vesting period if a named executive officers is terminated due to a divestiture or an involuntary termination that results in severance or supplemental unemployment payments from us.
●	Termination due to disability or early retirement: On termination due to disability or early retirement (as defined in the award agreement), all unvested RSUs vest pro rata based on days of service completed during the vesting period. For named executive officers other than Mr. Connolly, RSUs would be accelerated. For Mr. Connolly’s awards, the pro rata vesting would occur generally on the normal vesting schedule for the award.
●	Termination due to normal retirement: On termination due to normal retirement (as defined in the award agreement), all unvested RSUs fully vest. For named executive officers other than Mr. Connolly, RSUs would be accelerated. For Mr. Connolly’s awards, the vesting would occur generally on the normal vesting schedule for the award.
●	Termination due to death: All unvested RSUs vest in full.
●	Change of Control: Each of the agreements evidencing outstanding awards of RSUs provide for double-trigger vesting, requiring both a change of control event and a qualifying termination of employment (or a failure of the surviving Company to provide a replacement award) to trigger vesting.
●	Termination other than as described above: The named executive officers forfeits all RSUs unvested at the date of termination.

CONAGRA BRANDS 2024 PROXY STATEMENT 79

EXECUTIVE COMPENSATION MATTERS

Retirement Benefits

Each of our Qualified Pension and Voluntary Deferred Comp Plan contains provisions relating to the termination of the participant’s employment. These payments are described more fully in the disclosure provided in connection with the “Pension Benefits—Fiscal 2024” and “Nonqualified Deferred Compensation—Fiscal 2024” sections of this Proxy Statement.

Change of Control Program

The change of control program for senior executives is designed to encourage management to continue performing its responsibilities in the event of a pending or potential change of control. During fiscal 2024, this program covered each of the named executive officers. The terms of our applicable stock plan and award agreements govern the treatment of equity awards upon a change of control.

Generally, a change of control under these agreements occurs if one of the following events occurs:

●	Individuals who constitute the Board (the Incumbent Board), cease for any reason to constitute at least a majority of the Board. Anyone who becomes a director and whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board is considered a member of the Incumbent Board.
●	Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were our shareholders immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated Company.
●	A liquidation or dissolution of Conagra Brands or the sale of all or substantially all of our assets.

The change of control agreements provide that upon a change of control, we may (at the sole and absolute discretion of the Board or the Committee) pay each named executive officer all or a prorated portion of the executive’s short- and/or long-term incentive for the year in which the change of control occurs.

With respect to severance, the change of control agreements are double-trigger arrangements, requiring both a change of control event and a qualifying termination of employment to trigger benefits. A qualifying termination event occurs if, within three years after a change of control:

(1)	the named executive officer’s employment is involuntarily terminated without “cause,” or
(2)	the named executive officer terminates his employment for “good reason.”

Executives entitled to severance benefits under a change of control agreement forfeit any severance compensation and benefits under our severance pay plan guidelines and receive the following (subject to execution of a release of claims in favor of us):

●	a lump sum cash payment equal to a multiple of the executive’s base salary and annual bonus (calculated using the executive’s highest annual bonus for the 3 fiscal years preceding the change of control or the executive’s target bonus percentage as of the date the change of control agreement is executed, whichever is greater). The multiples are 3x for Mr. Connolly and 2x for Messrs. Marberger, McGough, Serrao, and Eboli.
●	continuation for 3 years (for agreements in place prior to July 2011) or 2 years (for agreements in place after July 2011) of medical, dental, disability, basic and supplemental life insurance to the extent such benefits remain in effect for other executives, with premiums paid by the executive at the rate required of other executive employees (or, for medical and dental benefits, the COBRA rate). Conagra Brands must pay the executive a single lump sum payment equal to an amount to offset taxes (for agreements in place prior to July 2011) plus the executive’s estimated cost to participate in the medical and dental plans.
●	a supplemental benefit under our Voluntary Deferred Comp Plan equal to 3x (for agreements in place prior to July 2011) or 1x (for agreements in place after July 2011) the maximum company contribution that the executive could have received under the Qualified CRISP and Voluntary Deferred Comp Plan in the year in which the change of control occurs.
●	outplacement assistance not exceeding $30,000.

Generally, a termination for “cause” under the agreement requires (as further described in the change of control agreements):

(1)	the willful and continued failure by the executive to substantially perform his or her duties,
(2)	the willful engaging by the executive in conduct that is demonstrably and materially injurious to us, or
(3)	the executive’s conviction of a felony or misdemeanor that impairs his or her ability substantially to perform duties for us.

80 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

A right of the executive to terminate with “good reason” following a change of control is generally triggered by:

(1)	any failure of Conagra Brands to comply with and satisfy the terms of the change of control agreement,
(2)	a significant involuntary reduction of the authority, duties, or responsibilities held by the executive immediately prior to the change of control,
(3)	any involuntary removal of the executive from an officer position held by the executive immediately prior to the change of control, except in connection with promotions,
(4)	any involuntary reduction in the aggregate compensation level of the executive,
(5)	requiring the executive to become based at a new location, or
(6)	requiring the executive to undertake substantially greater amounts of business travel.

Certain payments to a “specified employee” within the meaning of Section 409A of the Code will be delayed for six months after the date of the separation from service.

For agreements in place prior to July 2011, the agreements also entitle each executive to an additional payment, if necessary, to make the executive whole as a result of any excise and related taxes imposed by the Code on any change of control benefits received. If the safe harbor amount at which the excise tax is imposed is not exceeded by more than 10%, the benefits will instead be reduced to avoid the excise tax. Following a review of market practices in July 2011, the Committee adopted a policy that any future change of control benefits should be structured without any excise tax gross-up protection. None of the NEO’s agreements contains an excise tax gross-up. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups in the future is inappropriate relative to best executive pay practices.

Each change of control agreement terminates, in the absence of a change of control, when the executive’s employment as our full-time employee is terminated or the executive enters into a written separation agreement with us. In addition, we may unilaterally terminate each agreement prior to a change of control following six months prior written notice to the executive.

SUMMARY OF POSSIBLE BENEFITS

In the disclosure below, the first table summarizes estimated incremental amounts payable to each of our named executive officers upon termination under various hypothetical scenarios. A second table summarizes estimated incremental amounts payable upon a hypothetical change of control and upon termination following a change of control. We have not included amounts payable regardless of the occurrence of the relevant triggering event. For example, we excluded accumulated balances in retirement plans when a terminating event would do nothing more than create a right to a payment of the balance. We also excluded death benefits where the executive would pay the premium.

For Mr. Serrao, we have included only the incremental amounts payable to him in connection with his separation from service after the end of our fiscal year on May 26, 2024. The data in the tables assumes the following for all other named executive officers:

●	each triggering event occurred on May 26, 2024 (the last business day of fiscal 2024), and the per share price of our common stock was $30.28 (the closing price of our stock on the NYSE on May 24, 2024);
●	with respect to salary continuation, if an executive did not have a right to salary continuation under a stand-alone agreement with us, the severance pay plan guidelines applied;
●	with respect to the AIP, awards were earned at target levels, and where the Committee had discretionary authority to award a payout, except in the cases of involuntary termination with cause and voluntary termination without good reason, it exercised that authority (including in the change of control scenario);
●	with respect to the AIP and equity awards, in the case of an involuntary termination not for cause without a change of control, the termination was due to a position elimination or another termination event on the last business day of fiscal 2024 that would have resulted in severance compensation;
●	with respect to Performance Shares, awards were earned at target levels (these amounts also include a cash value of dividend equivalents on the number of shares assumed to have been earned);
●	with respect to equity awards in the change of control scenario, a replacement award was provided;
●	with respect to Performance Shares in the change of control scenario, the Committee exercised any applicable discretionary authority to award a pro rata payout and did so at target levels; and
●	in the disability scenarios, the disabling event lasted one year into the future.

CONAGRA BRANDS 2024 PROXY STATEMENT 81

EXECUTIVE COMPENSATION MATTERS

Amounts Payable Upon Termination

For Mr. Serrao, we have included only the incremental amounts payable to him in connection with his separation from service after the end of our fiscal year on May 26, 2024. For all named executive officers, no payments would be made in the event of involuntary termination with cause or voluntary termination without good reason (if not retirement eligible).

Involuntary
without Cause or
Voluntary with
		Good Reason	Death	Disability	Retirement
Name	Compensation Element	($)	($)	($)	($)
Mr. Connolly	Lump Sum Severance	[ ]	[ ]	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]	[ ]	[ ]
	Performance Shares	[ ]	[ ]	[ ]	[ ]
	RSUs	[ ]	[ ]	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]	[ ]	[ ]
	Death Benefits	[ ]	[ ]	[ ]	[ ]
	Disability Benefits	[ ]	[ ]	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]	[ ]	[ ]
	Total	[ ]	[ ]	[ ]	[ ]
Mr. Marberger	Salary Continuation	[ ]	[ ]	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]	[ ]	[ ]
	Performance Shares	[ ]	[ ]	[ ]	[ ]
	Accelerated RSUs	[ ]	[ ]	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]	[ ]	[ ]
	Death Benefits	[ ]	[ ]	[ ]	[ ]
	Disability Benefits	[ ]	[ ]	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]	[ ]	[ ]
	Total	[ ]	[ ]	[ ]	[ ]
Mr. McGough	Salary Continuation	[ ]	[ ]	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]	[ ]	[ ]
	Performance Shares	[ ]	[ ]	[ ]	[ ]
	Accelerated RSUs	[ ]	[ ]	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]	[ ]	[ ]
	Death Benefits	[ ]	[ ]	[ ]	[ ]
	Disability Benefits	[ ]	[ ]	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]	[ ]	[ ]
	Total	[ ]	[ ]	[ ]	[ ]
Mr. Serrao	Salary Continuation	[ ]	[ ]	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]	[ ]	[ ]
	Performance Shares	[ ]	[ ]	[ ]	[ ]
	Accelerated RSUs	[ ]	[ ]	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]	[ ]	[ ]
	Death Benefits	[ ]	[ ]	[ ]	[ ]
	Disability Benefits	[ ]	[ ]	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]	[ ]	[ ]
	Total	[ ]	[ ]	[ ]	[ ]
Mr. Eboli	Salary Continuation	[ ]	[ ]	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]	[ ]	[ ]
	Performance Shares	[ ]	[ ]	[ ]	[ ]
	Accelerated RSUs	[ ]	[ ]	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]	[ ]	[ ]
	Death Benefits	[ ]	[ ]	[ ]	[ ]
	Disability Benefits	[ ]	[ ]	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]	[ ]	[ ]
	Total	[ ]	[ ]	[ ]	[ ]

82 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Amounts Payable Upon Change of Control

In the table that follows, if, following a change of control, any of Messrs. Marberger, McGough, or Eboli was terminated for “Cause” or voluntarily terminated employment without “Good Reason,” the individual would not receive any benefits incremental to those shown in the “No Termination” column. Mr. Connolly would be entitled to salary continuation through the end of the month of the event. Mr. Serrao is excluded from the table below based on his separation from service after the end of our fiscal year on May 26, 2024.

Change of Control and:
Involuntary without Cause or
		No Termination	Voluntary with Good Reason
Name	Compensation Element	($)	($)
Mr. Connolly	Lump Sum Severance	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]
	Performance Shares	[ ]	[ ]
	RSUs	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]
	Death/Disability Benefits	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]
	Qualified and Nonqualified Benefit	[ ]	[ ]
	Total	[ ]	[ ]
Mr. Marberger	Lump Sum Salary	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]
	Performance Shares	[ ]	[ ]
	Accelerated RSUs	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]
	Death/Disability Benefits	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]
	Qualified and Nonqualified Benefit	[ ]	[ ]
	Total	[ ]	[ ]
Mr. McGough	Lump Sum Salary	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]
	Performance Shares	[ ]	[ ]
	Accelerated RSUs	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]
	Death/Disability Benefits	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]
	Qualified and Nonqualified Benefit	[ ]	[ ]
	Total	[ ]	[ ]
Mr. Eboli	Lump Sum Salary	[ ]	[ ]
	Annual Incentive Plan	[ ]	[ ]
	Performance Shares	[ ]	[ ]
	Accelerated RSUs	[ ]	[ ]
	Benefits Continuation	[ ]	[ ]
	Death/Disability Benefits	[ ]	[ ]
	Outplacement and Transition Expense	[ ]	[ ]
	Qualified and Nonqualified Benefit	[ ]	[ ]
	Total	[ ]	[ ]

CONAGRA BRANDS 2024 PROXY STATEMENT 83

EXECUTIVE COMPENSATION MATTERS

CEO Pay Ratio

For fiscal 2024, the ratio of the annual total compensation of our CEO, Mr. Connolly (CEO Compensation), to the median of the annual total compensation of all our consolidated subsidiary employees other than Mr. Connolly (Median Annual Compensation), was [ ] to 1. For purposes of this pay ratio disclosure, CEO Compensation was determined to be $ [ ] which represents the total compensation reported for Mr. Connolly under the “Summary Compensation Table—Fiscal 2024.” Median Annual Compensation for the identified median employee was determined to be $[ ].

MEDIAN EMPLOYEE METHODOLOGY

Solely for the purpose of this disclosure, we identified our “median employee” by examining our total employee population as of March 8, 2024 (Determination Date). We included all full-time, part-time, seasonal, and temporary employees of Conagra Brands and our consolidated subsidiaries. We excluded independent contractors and “leased” workers. Our analysis identified 18,880 individuals as of the Determination Date.

The median employee at Conagra Brands is employed in a manufacturing facility in the United States and has a job function of Operator.

Additional information on the employee population at Conagra includes the following as of the March 8, 2024 (Determination Date):

●	88.7% employed in the United States; 11.3% in international locations
●	96.3% employed full time, 0.3% employed part time, 3.4% employed seasonally/temporarily
●	81.7% based in manufacturing facilities

MEDIAN ANNUAL COMPENSATION METHODOLOGY

To determine Median Annual Compensation, we generally reviewed compensation for the period beginning on March 10, 2023 and ending on March 8, 2024. As permitted by applicable SEC rules, we excluded from the compensation measurement under the “de minimis” exemption the compensation of 574 individuals (all of the individuals in each of India (567 individuals), Panama (4 individuals), and the Philippines (3 individuals) as of the Determination Date).

We measured Median Annual Compensation by totaling, for each employee other than Mr. Connolly, base earnings (salary, hourly wages, and overtime, as applicable) and annual cash incentives paid during the measurement period. We did not use any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year (due to start dates, disability status, or similar factors). In determining the Median Annual Compensation, we generally annualized the total compensation for such individuals other than seasonal employees (but avoided creating full-time equivalencies) based on reasonable assumptions and estimates relating to our employee compensation program.

Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive “compensation actually paid” and certain financial performance of the Company. The Committee does not utilize compensation actually paid as the basis for making compensation decisions. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.”

			Average	Average	Value of Initial Fixed $100
	Summary		Summary	Compensation	Investment Based On:			Company
	Compensation	Compensation	Compensation	Actually Paid	Total Shareholder	TSR (S&P 500	Net	Selected
	Table Total for	Actually Paid	Table Total for	to Non-PEO	Return (TSR),	Packaged	Income	Measure:
Fiscal	PEO(1)	to PEO(2)	Non-PEO NEOs(3)	NEOs(4)	Conagra	Foods Index)	($in	Adj. EPS(5)
Year	($)	($)	($)	($)	($)	($)	millions)	($)
2024	[ ]	[ ]	[ ]	[ ]	100.95	123.88	347.7	2.67
2023	18,720,100	31,185,315	4,441,115	6,840,948	110.86	137.44	683.2	2.77
2022	11,947,054	(896,941)	3,114,508	635,033	101.71	124.42	888.2	2.41
2021	11,770,023	24,526,984	3,160,545	5,554,173	112.71	118.79	1,300.9	2.66

84 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

The PEO and NEOs included in the above compensation columns reflect the following:

Fiscal Year	PEO	NEOs
2024	Sean Connolly	Dave Marberger, Tom McGough, Darren Serrao, Alexandre Eboli
2023	Sean Connolly	Dave Marberger, Tom McGough, Darren Serrao, Charisse Brock
2022	Sean Connolly	Dave Marberger, Tom McGough, Darren Serrao, Alexandre Eboli
2021	Sean Connolly	Dave Marberger, Tom McGough, Darren Serrao, Colleen Batcheler

(1)

The amounts reported in this column reflect the total compensation reported for Conagra Brands’ principal executive officer (PEO), Mr. Connolly, for each corresponding year in the “Total” column of the Summary Compensation Table (Total compensation). Refer to the “Compensation of Executive Officers—Summary Compensation Table.”

(2)

The amounts reported in this column represent the compensation actually paid (or CAP) to Mr. Connolly in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned or paid to Mr. Connolly during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments shown in the first table following footnote 4 below were made to Mr. Connolly’s Total compensation for each year to determine the CAP.

(3)

The amounts reported in this column reflect the average Total compensation reported for the non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the “Compensation of Executive Officers—Summary Compensation Table.”

(4)

The amounts reported in this column represent the average of CAP for the non-PEO NEOs in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned or paid to such non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments shown in the second table below were made to the average Total compensation for the non-PEO NEOs for each year to determine the CAP.

	Reported Summary
	Compensation Table Total	Reported Value of Stock	Equity Award	Compensation Actually
Fiscal	for PEO(1)	Awards for PEO(a)	Adjustments for PEO(b)	Paid to PEO
Year	($)	($)	($)	($)
2024	[ ]	[ ]	[ ]	[ ]
2023	18,720,100	(14,444,447)	26,909,662	31,185,315
2022	11,947,054	(7,976,396)	(4,867,599)	(896,941)
2021	11,770,023	(7,722,276)	20,479,237	24,526,984

	Reported Average
	Summary Compensation	Reported Average Value of	Average Equity
	Table Total for Non-PEO	Stock Awards for Non-PEO	Award Adjustments	Compensation Actually
	NEOs(3)	NEOs(a)	for Non-PEO NEOs(b)	Paid to Non-PEO NEOs
Fiscal Year	($)	($)	($)	($)
2024	[ ]	[ ]	[ ]	[ ]
2023	4,441,115	(2,994,018)	5,393,851	6,840,948
2022	3,114,508	(1,641,750)	(837,725)	635,033
2021	3,160,545	(1,594,274)	3,987,902	5,554,173

(a)

The reported value of equity awards represents the grant date fair value of equity awards as reported in the Stock Awards column in the Summary Compensation Table for the applicable year. The Company has not granted option awards since 2016.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction) of the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year. For awards granted in prior years that vest in the applicable year, the amount of change in fair value as of the vesting date (from the end of the prior fiscal year) is included. The dollar value of any dividends paid on stock awards in the applicable year of the vesting date that are not otherwise reflected in the fair value or included in any other component of total compensation for the applicable year is included. The RSU fair value was estimated by discounting the fair value of the RSUs based on the dividend yield. These adjustments are listed in the tables below.

CONAGRA BRANDS 2024 PROXY STATEMENT 85

EXECUTIVE COMPENSATION MATTERS

Equity Award Adjustments for PEO:

			+ Fair Value as	+/- Year Over Year	- Fair Value at the	+ Value of Dividends
			of Vesting	Change in Fair	End of Prior	or Other Earnings
	+ Year End	+/- Year Over	Date of	Value of Equity	Year of Equity	Paid on Stock or
	Fair Value of	Year Change	Equity	Awards	Awards that	Option Awards Not
	Equity	in Fair Value	Awards	Granted in	Failed to Meet	Otherwise	Total Equity
	Awards	of Outstanding	Granted and	Prior Years that	Vesting	Reflected in Fair	Award
	Granted in	and Unvested	Vested in	Vested in	Conditions in	Value or Total	Adjustments
Fiscal	the Year	Equity Awards	the Year	the Year	the Year	Compensation	for the PEO
Year	($)	($)	($)	($)	($)	($)	($)
2024	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2023	17,612,830	9,236,755	0	60,077	0	0	26,909,662
2022	7,782,827	(12,567,296)	0	(887,971)	0	804,841	(4,867,599)
2021	10,009,874	8,842,267	0	727,186	0	899,910	20,479,237

Average Equity Award Adjustments for Non-PEO NEOs:

+/- Year Over
			+ Fair Value as	Year Change	- Fair Value at the	+ Value of Dividends
			of Vesting	in Fair	End of Prior	or Other Earnings
		+/- Year Over	Date of	Value of Equity	Year of Equity	Paid on Stock or
	+ Year End	Year Change	Equity	Awards	Awards that	Option Awards	Total Average
	Fair Value of	in Fair Value	Awards	Granted in	Failed to Meet	Not Otherwise	Equity Award
	Equity Awards	of Outstanding	Granted and	Prior Years that	Vesting	Reflected in Fair	Adjustments
	Granted in	and Unvested	Vested in	Vested in	Conditions in	Value or Total	for the Non-
Fiscal	the Year	Equity Awards	the Year	the Year	the Year	Compensation	PEO NEOs
Year	($)	($)	($)	($)	($)	($)	($)
2024	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2023	3,650,755	1,731,832	0	11,264	0	0	5,393,851
2022	1,607,110	(2,428,521)	0	(174,172)	0	157,858	(837,725)
2021	2,066,549	1,556,684	0	165,328	0	199,341	3,987,902

(5)

Adjusted EPS

, our Company-Selected Measure, is calculated as described in “Additional Information on Compensation Practices and Policies—Use of Adjustments in Incentive Programs” in the “Compensation Discussion and Analysis” above.

TABULAR LIST

As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program reflects our pay-for-performance philosophy. The metrics that we use for our executive awards are selected based on an objective of incentivizing our NEOs to increase the value for our shareholders. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

Financial Performance Measures
Adjusted EPS
Adjusted Net Sales
Adjusted Operating Profit
Adjusted Free Cash Flow

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE

As described in more detail in the section “Compensation Discussion and Analysis” above, our executive compensation program reflects our pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, not all performance measures are presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore we do not specifically align our performance measures with CAP (as computed in accordance with SEC rules) for a particular year.

86 CONAGRA BRANDS 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

In accordance with SEC rules, we are providing the following charts to reflect the relationships between information presented in the Pay Versus Performance table.

The following graph reflects the relationship between the compensation actual paid for our PEO and for the average of our other NEOs as calculated in accordance with Item 402(v) of Regulation S-K, Conagra’s total shareholder return, and the total shareholder return of the S&P 500 Packaged Foods Index over the applicable measurement period.

COMPENSATION ACTUALLY PAID VS TSR

The following graph reflects the relationship between the compensation actual paid for our PEO and for the average of our other NEOs as calculated in accordance with Item 402(v) of Regulation S-K and Conagra’s net income calculated in accordance with GAAP over the applicable measurement period.

COMPENSATION ACTUALLY PAID VS NET INCOME

CONAGRA BRANDS 2024 PROXY STATEMENT 87

EXECUTIVE COMPENSATION MATTERS

The following graph reflects the relationship between the compensation actual paid for our PEO and for the average of our other NEOs as calculated in accordance with Item 402(v) of Regulation S-K and Conagra’s adjusted EPS, as calculated for compensation purposes, over the applicable measurement period.

COMPENSATION ACTUALLY PAID VS ADJ. EPS1

In addition, on a voluntary basis, we are providing the following additional description of the relationship between compensation actually paid and another financial performance measure used in our executive compensation program, Adjusted Operating profit, as calculated for compensation purposes:

COMPENSATION ACTUALLY PAID VS ADJ. OPERATING PROFIT1

(1)

Adjusted EPS and Adjusted Operating Profit are calculated as described in “Additional Information on Compensation Practices and Policies—Use of Adjustments in Incentive Programs” in the “Compensation Discussion and Analysis” above.

88 CONAGRA BRANDS 2024 PROXY STATEMENT

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2025

Proposal 4: Ratification of the Appointment of KPMG LLP as our Independent Auditor for Fiscal 2025

Engagement of Independent Auditors

The Audit / Finance Committee has sole authority to appoint, retain, compensate, oversee, and terminate our independent auditor. In addition, the Audit / Finance Committee evaluates and ensures the rotation of the lead audit partner at our independent auditor and will, if it deems it advisable, consider the rotation of the audit firm.

The Audit / Finance Committee has appointed KPMG LLP, an independent registered public accounting firm, as our independent auditor for fiscal 2025 to conduct the audit of our financial statements. KPMG LLP has conducted the audits of our financial statements since fiscal 2006. Since that time, five different partners of the firm have served as the audit lead. The Audit / Finance Committee and the Board request that the shareholders ratify this appointment.

Representatives from KPMG LLP are expected to be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If shareholders do not ratify the appointment of KPMG LLP as our independent auditor, the Audit / Finance Committee will reconsider the appointment. Even if the appointment of KPMG LLP is ratified, the Audit / Finance Committee may appoint a different independent auditor at any time if, in its discretion, it determines that such a change would be in the Company’s and its shareholders’ best interests.

Independent Accountant Fees

Fees billed by KPMG LLP for services provided for fiscal 2024 and 2023 were as follows:

	Fiscal 2024	Fiscal 2023
Fees for KPMG LLP Services	($)	($)
Audit Fees(1)	5,572,000	5,386,000
Audit-Related Fees(2)	53,000	57,000
Tax Fees(3)	59,000	21,000
All Other Fees(4)	9,000	9,000
Total Fees	5,693,000	5,473,000

(1)	Audit Fees. Audit fees consist of the audits of our annual financial statements, the reviews of our quarterly financial statements and foreign statutory audits.
(2)	Audit-Related Fees. In fiscal 2024 and 2023, audit-related fees consisted of a pension plan audit, a compilation engagement, and other attestation services.
(3)	Tax Fees. In fiscal 2024 and 2023, tax fees consisted of tax consultation and tax compliance services.
(4)	All Other Fees. In fiscal 2024 and 2023, other fees consisted of fees for access to an online accounting tool and training platform.

Audit / Finance Committee Pre-Approval Policy

The Audit / Finance Committee pre-approves all audit and non-audit services performed by our independent auditor. The Audit / Finance Committee will periodically grant a general pre-approval of categories of audit and non-audit services. Any other services must be specifically approved by the Audit / Finance Committee, and any proposed services exceeding pre-approved cost levels must be specifically pre-approved by the Audit / Finance Committee. In periods between Audit / Finance Committee meetings, the Chair of the Audit / Finance Committee has been delegated authority from the Audit / Finance Committee to pre-approve additional services; any such pre-approvals are subsequently communicated to the full Audit / Finance Committee at its next meeting.

The Audit / Finance Committee approved 100% of the services performed by KPMG LLP that were billed as Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees during fiscal 2024 and 2023.

Our Board recommends that you vote FOR this proposal 4, the ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2025.

CONAGRA BRANDS 2024 PROXY STATEMENT 89

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2025

Audit / Finance Committee Report

The Audit / Finance Committee assists the Board in fulfilling its oversight responsibilities by reviewing:

(1)	the integrity of the financial statements of the Company,
(2)	the qualifications, independence and performance of the Company’s independent auditor and internal audit department,
(3)	the compliance by the Company with legal and regulatory requirements, and
(4)	the Company’s perspectives on financing strategies and capital structure, in light of its strategic long-range plans.

The Audit / Finance Committee acts under a written charter, adopted by the Board, a copy of which is available on our website.

Management is responsible for the Company’s financial reporting process and internal controls. Our independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and assessing the effectiveness of the Company’s internal control over financial reporting. The Audit / Finance Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board.

The Audit / Finance Committee has sole authority to appoint, retain, compensate, oversee, and terminate our independent auditor. The Audit / Finance Committee reviews the Company’s annual audited financial statements, quarterly financial statements, and other filings with the SEC. The Audit / Finance Committee reviews reports on various matters, including:

(1)	critical accounting policies of the Company;
(2)	material written communications between our independent auditor and management;
(3)	our independent auditor’s internal quality-control procedures;
(4)	significant changes in the Company’s selection or application of accounting principles; and
(5)	the effect of regulatory and accounting initiatives on the financial statements of the Company.

The Audit / Finance Committee also has the authority to conduct investigations within the scope of its responsibilities and to retain legal, accounting, and other advisors to assist the Audit / Finance Committee in its functions.

During the last fiscal year, the Audit / Finance Committee met and held discussions with representatives of Conagra Brands’ management, its internal audit staff, and KPMG LLP, Conagra Brands’ independent auditor. Representatives of management, the internal audit staff, and our independent auditor have unrestricted access to the Audit / Finance Committee and periodically meet privately with the Audit / Finance Committee. The Audit / Finance Committee reviewed and discussed with the Company’s management and KPMG LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024.

The Audit / Finance Committee also discussed with our independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit / Finance Committee also reviewed and discussed with KPMG LLP its independence and, as part of that review, received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit / Finance Committee concerning independence from Conagra Brands. The Audit / Finance Committee also considered whether the provision of non-audit services provided by KPMG LLP to the Company during fiscal 2024 was compatible with the auditor’s independence.

Based on these reviews and discussions and the report of our independent auditor, the Audit / Finance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024 for filing with the SEC.

CONAGRA BRANDS, INC. AUDIT / FINANCE COMMITTEE

Melissa Lora, Chair	Thomas “Tony” K. Brown	Emanuel “Manny” Chirico	George Dowdie	Francisco Fraga	Denise A. Paulonis

90 CONAGRA BRANDS 2024 PROXY STATEMENT

INFORMATION ON STOCK OWNERSHIP

Information on Stock Ownership

Voting Securities of Directors, Officers, and Greater than 5% Owners

The table below shows the shares of Conagra Brands common stock beneficially owned as of July 25, 2024 by:

(1)	beneficial owners of more than 5% of our outstanding common stock,
(2)	our current directors,
(3)	our named executive officers, and
(4)	all current directors and executive officers as a group.

As discussed elsewhere in this Proxy Statement, our directors and executive officers are committed to owning stock in Conagra Brands. Both groups have stock ownership requirements that preclude them from selling any Conagra Brands common stock in the market (other than to cover the cost of any stock option exercise price and, in the case of executive officers, statutory tax withholding) until they have enough shares to meet and maintain their stock ownership guidelines pre- and post-sale.

To better show the financial stake of our directors in the Company, we have included a “Deferred Shares” column in the table. The column, which is not required under SEC rules, shows the right of applicable non-employee directors to receive shares of common stock under the Conagra Brands, Inc. Directors’ Deferred Compensation Plan based on their deferral of director fees and RSUs reflected as stock equivalents. Although these stock equivalents will ultimately be settled in shares of common stock, they currently have no voting rights and will not be settled within 60 days of July 25, 2024. None of our executive officers has any Deferred Shares.

	Number of Shares	Right to Acquire
	of Common Stock	Shares of Common	Percent of	Deferred
	Owned(1)	Stock(2)	Class(3)	Shares
Name	(#)	(#)	(%)	(#)
5% Owners
The Vanguard Group, Inc.(4)	57,390,391	—	12.00%	N/A
BlackRock, Inc.(5)	42,882,685	—	8.97%	N/A
T. Rowe Price Associates, Inc.(6)	24,562,652	—	5.14%	N/A
State Street Corporation(7)	23,680,855	—	4.95%	N/A
Directors and Named Executive Officers
Anil Arora	[ ]	[ ]	*	[ ]
Thomas “Tony” K. Brown	[ ]	[ ]	*	[ ]
Emanuel “Manny” Chirico	[ ]	[ ]	*	[ ]
Sean M. Connolly	[ ]	[ ]	*	[ ]
George Dowdie	[ ]	[ ]	*	[ ]
Alexandre Eboli	[ ]	[ ]	*	[ ]
Francisco Fraga	[ ]	[ ]	*	[ ]
Fran Horowitz	[ ]	[ ]	*	[ ]
Richard H. Lenny	[ ]	[ ]	*	[ ]
Melissa Lora	[ ]	[ ]	*	[ ]
Ruth Ann Marshall	[ ]	[ ]	*	[ ]
Denise A. Paulonis	[ ]	[ ]	*	[ ]
David S. Marberger	[ ]	[ ]	*	[ ]
Thomas M. McGough(8)	[ ]	[ ]	*	[ ]
Darren C. Serrao	[ ]	[ ]	*	[ ]
All Directors, Director Nominees and Current Executive Officers as a Group ([ ] people)	[ ]	[ ]	*	[ ]

*Represents less than 1% of common stock outstanding.

CONAGRA BRANDS 2024 PROXY STATEMENT 91

INFORMATION ON STOCK OWNERSHIP

(1)	For executive officers and directors, reflects shares that have been acquired through one or more of the following:
(a)	open market purchases,
(b)	vesting or exercise of share-based awards, and
(c)	distributions from the Conagra Brands, Inc. Directors’ Deferred Compensation Plan.
(2)	Reflects shares that the individual or all directors and current executive officers as a group has the right to acquire within 60 days of July 25, 2024 through the exercise of stock options.
(3)	Based on [ ] shares of Conagra Brands common stock issued and outstanding as of July 25, 2024.
(4)

Based on Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, which Schedule 13G/A specifies that The Vanguard Group has shared voting power with respect to 625,061 shares, sole dispositive power with respect to 55,258,594 shares, and shared dispositive power with respect to 2,131,797 shares. The Vanguard Group's address is listed on the Schedule 13G/A as: 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based on a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on January 25, 2024, which Schedule 13G specifies that BlackRock has sole voting power with respect to 39,394,106 shares and sole dispositive power on 42,882,685 shares. BlackRock’s address is listed on the Schedule 13G/A as: 50 Hudson Yards, New York, NY 10001.

(6)

Based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (T. Rowe Price) with the SEC on February, 14, 2024, which Schedule 13G specifies that T. Rowe Price has sole voting power with respect to 13,149,500 shares and sole dispositive power with respect to 24,562,652 shares. T. Rowe Price's address is listed on the Schedule 13G/A as 100 E. Pratt Street, Baltimore, MD 21202.

(7)

Based on a Schedule 13G/A filed by State Street Corporation on January 25, 2024, which Schedule 13G/A specifies that State Street Corporation has shared voting power with respect to 15,262,181 shares and shared dispositive power with respect to 23,625,921 shares. State Street Corporation's address is listed on the Schedule 13G/A as: One Congress Street, Suite 1, Boston, MA 02114.

(8)	For Mr. McGough, includes shares held by his spouse, who resides with him.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and changes in beneficial ownership of our common stock. The Company files certain Section 16(a) reports on behalf of the directors and executive officers, and directors, executive officers, and greater than 10% owners are required to furnish us with copies of all Section 16(a) forms that are filed on their behalf. Based solely on a review of copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal 2024, all required reports were filed on behalf of our directors and executive officers on a timely basis.

92 CONAGRA BRANDS 2024 PROXY STATEMENT

ADDITIONAL INFORMATION ABOUT THE MEETING

Additional Information about the Meeting

When	Where	Record Date
Wednesday, September 18, 2024 Noon CDT	Online at www.virtualshareholdermeeting.com/CAG2024	Shareholders of record of our common stock as of the close of business on July 25, 2024 are entitled to notice, and to vote at, the meeting

Virtual Meeting Format

We have decided to hold the Annual Meeting virtually again this year. There will not be a physical location for the Annual Meeting and you will not be able to attend in person. In addition to supporting the health and well-being of our shareholders, Board members, employees, and their families, we believe that hosting a virtual Annual Meeting:

●	enables shareholders to attend and participate fully and equally,
●	improves meeting efficiency and our ability to effectively communicate and engage with our shareholders, regardless of their holdings, resources, or physical location, and
●	provides for cost savings.

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Shareholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CAG2024.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin promptly at Noon CDT. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 11:30 a.m. CDT.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 11:30 a.m. CDT on September 18, 2024 through the conclusion of the Annual Meeting.

Voting

Shareholders of record as of the close of business on July 25, 2024, the record date, are entitled to attend, participate in, and to vote at the Annual Meeting and at any postponements or adjournments of the Annual Meeting. On July 25, 2024, there were [ ] voting shares of common stock, par value $5.00 per share, of Conagra Brands, issued and outstanding. Each share of common stock is entitled to one vote for each director to be elected and one vote for each of the other matters to be voted on.

Your vote is very important. Even if you plan to attend and participate in the Annual Meeting, please promptly vote your shares in advance.

CONAGRA BRANDS 2024 PROXY STATEMENT 93

ADDITIONAL INFORMATION ABOUT THE MEETING

VOTING BEFORE THE ANNUAL MEETING

If you hold shares of common stock of Conagra Brands in your own name (known as ownership “of record”) on the books of our transfer agent, you are a registered shareholder. If a broker, bank, or other nominee holds your shares (also known as ownership in “street name”), you are a beneficial owner. Registered shareholders (including those who hold shares in our ESPP) and beneficial owners may vote their shares in advance of the Annual Meeting using one of the following methods:

(800) 690-6903 (registered shareholders and ESPP participants) (800) 454-8683 (beneficial owners) and follow the recorded instructions
By Mail	By Internet	By Telephone	By Mobile Device
If you received paper copies of our proxy materials, by completing, signing, dating, and returning (in the postage-paid envelope provided) the enclosed proxy card or voting instruction form	Go to www.proxyvote.com and follow the instructions	Call (toll-free, 24/7): • (800) 690-6903 (registered shareholders and ESPP participants) • (800) 454-8683 (beneficial owners) and follow the recorded instructions	Scan the QR code using your mobile device to go to www.proxyvote.com

Internet and telephone voting are available through 11:59 p.m. Eastern Time on September 17, 2024 for registered shareholders, beneficial owners, and shares held in the ESPP. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form for internet and telephone voting.

If you hold shares in the ESPP, your proxy card serves as voting instructions for the shares credited to your plan account and such shares must be voted prior to the Annual Meeting. The trustee for the ESPP must receive your voting instructions by 11:59 p.m. Eastern Time on September 17, 2024. If the plan trustee does not receive your instructions by that time, the trustee will vote the shares held by the ESPP in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received.

REVOKING A PROXY

You can revoke your proxy at any time before your shares are voted if you:

(1)	are the owner of “record” of your shares and submit a written revocation to our Corporate Secretary at or before the Annual Meeting:
Mail to:	Conagra Brands, Inc. Attn: Corporate Secretary 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654

(2)	submit a timely later-dated proxy (or voting instruction form if you hold shares through a broker, bank, or nominee),
(3)	provide timely subsequent internet or telephone voting instructions, or
(4)	vote online during the Annual Meeting.

VOTING DURING THE ANNUAL MEETING

Registered shareholders (other than those who hold shares in the ESPP) and beneficial owners may also vote online during the Annual Meeting. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/CAG2024. Voting electronically during the Annual Meeting will replace any previous votes.

Participants in the ESPP may attend and participate in the Annual Meeting but will not be able to vote shares held in the ESPP electronically online during the Annual Meeting. ESPP participants must vote in advance of the 2024 Annual Meeting using one of the methods described above.

94 CONAGRA BRANDS 2024 PROXY STATEMENT

ADDITIONAL INFORMATION ABOUT THE MEETING

Presenting Questions during the Virtual Meeting

Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CAG2024, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Annual Meeting that comply with the meeting Rules of Conduct will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including, but not limited to, those related to employment or product issues, are not pertinent to Annual Meeting matters and therefore will be answered only at the discretion of the meeting’s Chair. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our Investor Relations website, www.conagrabrands.com/investor-relations, as soon as practical after the Annual Meeting.

Additional information regarding the ability of shareholders to ask questions during the Annual Meeting and related Rules of Conduct will be available at www.virtualshareholdermeeting.com/CAG2024.

Vote Requirements

QUORUM: SHARES NECESSARY TO CONDUCT THE BUSINESS OF THE MEETING

To conduct the business of the Annual Meeting, a majority of the shares of common stock outstanding and entitled to vote on the record date must be present in person or by proxy at the Annual Meeting.

The inspector of elections intends to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved. The inspector will also treat proxies held in “street name” by brokers where the broker indicates that it does not have authority to vote on one or more of the proposals coming before the meeting (broker non-votes) as “present” for purposes of determining whether a quorum has been achieved.

VOTE REQUIRED TO APPROVE VOTING ITEMS

The below table indicates, for each proposal described in this proxy statement, how our Board has recommended that our shareholders vote, what vote is required and how votes will be counted.

Proposal		Board Recommendation	Voting Options	Voting Requirement	Abstentions and Broker Non-Votes
1	Election of directors	Vote FOR ALL	“For” “Against” or “Abstain” on each nominee	Majority of the votes cast for each nominee*	Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.
2	Approval of an amendment to our Certificate of Incorporation to provide for officer exculpation	Vote FOR	For Against or Abstain	Majority of the voting power of the outstanding shares of our common stock entitled to vote on this matter	Abstentions and broker non-votes will have the effect of a vote against this proposal.
3	Advisory vote to approve named executive officer compensation	Vote FOR	“For” “Against” or “Abstain”	Majority of the votes cast	Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.
4	Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2024	Vote FOR	“For” “Against” or “Abstain”	Majority of the votes cast

Abstentions are not treated as votes cast and therefore will not affect the outcome of the vote. Because the ratification of the appointment of KPMG LLP as our independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to this matter.

* An incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast in the election is required promptly to tender his or her resignation to the Board, and the resignation will be accepted or rejected by the Board as more fully described under “Director Nomination Process” in the “Corporate Governance” section of this Proxy Statement.

CONAGRA BRANDS 2024 PROXY STATEMENT 95

ADDITIONAL INFORMATION ABOUT THE MEETING

The shares represented by valid proxies received by internet, by telephone, or by mail and not properly revoked will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted:

Vote	Proposal
FOR ALL	1	Election of directors
FOR	2	Approval of an amendment to our Certificate of Incorporation to provide for officer exculpation
FOR	3	Advisory vote to approve named executive officer compensation
FOR	4	Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2025

Proxy Solicitation

We have engaged Innisfree M&A Incorporated as our proxy solicitor for the Annual Meeting at an estimated cost of approximately $20,000 plus disbursements. Our directors, officers, and other employees may also solicit proxies in the ordinary course of their employment. Conagra Brands will bear the cost of the solicitation, including the cost of reimbursing brokerage houses and other custodians for their expenses in sending proxy materials to you.

Multiple Shareholders Sharing an Address

Pursuant to SEC rules, only one copy of the Notice of Internet Availability of Proxy Materials, Annual Report, and Proxy Statement is being delivered to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies. We believe these rules benefit everyone by eliminating duplicate mailings that shareholders living at the same address receive, and by reducing our printing and mailing costs. Shareholders living at the same address will continue to receive individual proxy cards for each registered account. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report, and Proxy Statement to any shareholder residing at an address to which only one copy was mailed. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household for the Annual Meeting or for future meetings, please contact our agent, Broadridge:

(866) 540-7095
Broadridge Householding Department 51 Mercedes Way Edgewood, New York 1171

Broadridge will remove you from the householding program within 30 days after it receives your request, at which point you will begin receiving an individual copy of the proxy materials for each registered account. You can also contact Broadridge at the telephone number or address above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Our 2025 Annual Meeting of Shareholders

SHAREHOLDER PROPOSALS TO BE INCLUDED IN OUR 2024 PROXY STATEMENT

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than [ ], 2025.

If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a candidate for election as a director included in the proxy materials (a proxy access nominee) for the 2025 Annual Meeting of Shareholders (2025 Annual Meeting), such nomination shall conform to the applicable requirements set forth in our Bylaws and any applicable SEC regulations concerning the submission and content of proxy access nominations, and must be submitted not earlier than [ ], 2025 and not later than the close of business on [ ], 2025. Such requirements include, without limitation, providing information about the proposed director nominee and the nominating shareholder that is required to be included in a proxy statement under SEC and NYSE rules, any statement by the nominating shareholder about the proposed director nominee to be included in the proxy statement, and any other information that Conagra Brands or the Board requests and determines to include in the proxy statement relating to the proposed director nominee.

96 CONAGRA BRANDS 2024 PROXY STATEMENT

ADDITIONAL INFORMATION ABOUT THE MEETING

Address any proposals to the Corporate Secretary:

Conagra Brands, Inc. Attn: Corporate Secretary 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654
corporate.secretary@conagra.com

OTHER SHAREHOLDER PROPOSALS TO BE PRESENTED AT OUR 2025 ANNUAL MEETING

Our Bylaws provide that any shareholder proposal, including the nomination of directors, that is sought to be presented directly at the 2025 Annual Meeting but not submitted for inclusion in the Proxy Statement for the 2025 Annual Meeting must be received in writing at our principal executive offices no earlier than May 21, 2025, nor later than June 20, 2025. If the date of the 2025 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the Annual Meeting, then the notice must be received not earlier than the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the tenth day following the first public announcement of the 2025 Annual Meeting date. Our Bylaws also specify the information that must accompany the notice.

Address proposals to the Corporate Secretary:

Conagra Brands, Inc. Attn: Corporate Secretary 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654

The proxy card for the 2025 Annual Meeting will give us discretionary authority with respect to all shareholder proposals properly brought before the 2025 Annual Meeting that are not included in the Proxy Statement for the 2025 Annual Meeting.

UNIVERSAL PROXY RULES FOR DIRECTOR NOMINATIONS

In addition to satisfying the foregoing requirements under the Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Conagra Brands’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than Conagra Brands’ nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Conagra at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2025 Annual Meeting, no later than July 20, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by Conagra Brands.

ABILITY OF SHAREHOLDERS TO NOMINATE DIRECTORS VIA PROXY ACCESS OR ADVANCE NOTICE

Shareholders wishing to submit candidates for election as directors must notify our Corporate Secretary in writing by delivering or mailing a notice to our principal executive offices at:

Conagra Brands, Inc. 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654

Such submissions must comply with the requirements set forth in our Bylaws, including advance notice procedures.

If a shareholder or group of shareholders wishes to nominate a candidate directly, they may also do so in accordance with the provisions set forth in our Bylaws. Specifically, our Bylaws permit any shareholder, or group of up to 20 shareholders collectively owning 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our

CONAGRA BRANDS 2024 PROXY STATEMENT 97

ADDITIONAL INFORMATION ABOUT THE MEETING

proxy materials director nominees for election to the Board. A shareholder or shareholders, as applicable, can nominate up to the greater of:

●	20% of the total number of directors on the Board, rounding down to the nearest whole number, and
●	two directors,

all in accordance with the requirements set forth more fully in our Bylaws.

Under our Bylaws, requests to include shareholder-nominated candidates for director in our proxy materials through this process must be received no earlier than 150 days and no later than 120 days prior to the first anniversary of the date on which our definitive proxy statement for the prior year’s annual meeting of shareholders was first released to shareholders.

98 CONAGRA BRANDS 2024 PROXY STATEMENT

FREQUENTLY SEARCHED INFORMATION

Frequently Searched Information

Board Leadership, Structure and Composition
Independent Board Chair	Yes	p. 31
Lead independent director if CEO and Board Chair positions combined	Yes	p. 31
Audit / Finance Committee independence	100%	p. 27
Human Resources Committee independence	100%	p. 27
Nominating and Corporate Governance Committee independence	100%	p. 28
# of director nominees	11	p. 19
Nominee independence	91%	p. 16
Average nominee age	63	p. 16
Average nominee tenure	7	p. 16
Racial/Ethnic diversity of nominees	36%	p. 16
Gender diversity of nominees	36%	p. 16
LGBTQ+ representation in nominees	Yes	p. 16
Female committee Chairs	2	p. 16
Total diversity of nominees based on gender, racial and ethnic diversity	73%	p. 16
Board Operations
Regularly scheduled board and committee meetings	Yes	p. 28
Regularly scheduled executive sessions of independent directors	Yes	p. 28
Continuing director education	Yes	p. 28
New director onboarding	Yes	p. 29
New committee member onboarding	Yes	p. 29
Comprehensive board materials and briefing sessions for board and committees	Yes	p. 28
Director attendance	>75%	p. 38

Yes
Governance Policies
Director renomination age limit	75	p. 21
Resignation policy (if director fails to receive majority vote)	Yes	p. 28
Classified Board	No	p. 28
Overboarded directors	None	p. 28
Director elections	Annual	p. 28
Annual Board and committee self-evaluations	Yes	p. 28
Annual individual director evaluations	Yes	p. 28
Shareholder Rights
One share, One vote	Yes	p. 93
Dual class, common stock	No	p. 93
Poison pill	No	p. 28
Cumulative voting	No	p. 93
Majority vote requirement	Yes	p. 28
Shareholder action by written consent	Yes	p. 28
Shareholder right to call a special meeting	Yes	p. 28
Proxy Access Bylaw provision	Yes	p. 97
Compensation-related Policies
Clawback policy	Yes	p. 66
Stock ownership guidelines for directors, CEO, and senior executives	Yes	p. 39 p. 61
Policy against hedging or pledging of Company stock	Yes	p. 66

CONAGRA BRANDS 2024 PROXY STATEMENT 99

FREQUENTLY SEARCHED INFORMATION

Links to Other Information
Report of Independent Registered Public Accounting Firm, KPMG	https://www.conagrabrands.com/investor-relations/ financial-reports/annual-reports
Restated Certificate of Incorporation	https://www.conagrabrands.com/files/restated-certificate-of-incorporate
Amended and Restated Bylaws	https://www.conagrabrands.com/files/amended-and-restated-bylaws
Code of Conduct for directors, CEO, senior officers, and employees	https://www.conagrabrands.com/files/code-of-conduct
Corporate Governance Principles	https://www.conagrabrands.com/investor-relations/ corporate-governance/principles
Code of Ethics for Senior Corporate Officers	https://www.conagrabrands.com/investor-relations/ corporate-governance/code-of-ethics
Exclusive Forum Bylaw provision	https://www.conagrabrands.com/files/amended-and-restated-bylaws
Audit / Finance Committee Charter	https://www.conagrabrands.com/investor-relations/ corporate-governance/audit-finance
Human Resources Committee Charter	https://www.conagrabrands.com/investor-relations/ corporate-governance/human-resources-charter
Nominating and Corporate Governance Committee Charter	https://www.conagrabrands.com/investor-relations/ corporate-governance/nominating-and-corporate-governance-committee
Political Activity Disclosure	https://www.conagrabrands.com/investor-relations/ corporate-governance/political-activity-disclosure
Citizenship Report	https://www.conagrabrands.com/our-company/ corporate-social-responsibility/citizenship-reports
Our brands	https://www.conagrabrands.com/brands
CDP responses—Climate, Forest and Water	https://www.conagrabrands.com/our-company/ corporate-social-responsibility
EEO-1 Report	https://www.conagrabrands.com/files/conagra-eeo-1
Human Rights Policy	https://www.conagrabrands.com/files/human-rights-policy
Supplier Code of Conduct	https://www.conagrabrands.com/files/supplier-code-of-conduct
Contact information—Board of Directors	https://www.conagrabrands.com/investor-relations/ corporate-governance/board-contact
Contact information—Audit / Finance Committee including procedure for reporting concerns or complaints	https://www.conagrabrands.com/investor-relations/ corporate-governance/audit-finance-committee-contact
Contact information—Investor Relations	https://www.conagrabrands.com/investor-relations/ contact-information
Contact information—Transfer Agent	https://www.conagrabrands.com/investor-relations/ contact-information

Website references above are provided for convenience only, and the content on the referenced websites is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.

100 CONAGRA BRANDS 2024 PROXY STATEMENT

APPENDIX A

Appendix A

Reconciliation of GAAP and Non-GAAP Information

This Proxy Statement contains certain non-GAAP financial measures, including adjusted operating margin, adjusted earnings per share, organic net sales, free cash flow, and net leverage ratio. Management considers GAAP financial measures as well as non-GAAP financial measures in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance, and financial measures as calculated in accordance with GAAP. Please see our Annual Report on Form 10-K for the fiscal year ended May 26, 2024 for a reporting of our financial results in accordance with GAAP.

Certain of these non-GAAP measures, such as net leverage ratio, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expenses, the impact of the extinguishment of debt, the impact of foreign exchange, the impact of acquisitions and divestitures, hedging gains and losses, impairment charges, the impact of legacy legal contingencies, and the impact of unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

The following information is provided to reconcile the non-GAAP financial measures disclosed in this Proxy Statement to their most directly comparable GAAP measures.

CONAGRA BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

(IN MILLIONS EXCEPT FOR EPS)

Adjusted Operating Margin and Adjusted EPS

		Diluted EPS from Income
		Attributable to Conagra Brands,
FY24	Operating Profit(1)	Inc. Common Stockholders
Reported	$852.8	$0.72
% of Net Sales	7.1%
Restructuring plans	66.6	0.10
Acquisitions and divestitures	0.2	—
Corporate hedging derivative losses (gains)	(16.1)	(0.03)
Fire related insurance recoveries, net	(8.7)	(0.01)
Impairment of business held for sale	36.4	0.08
Goodwill and brand impairment charges	956.7	1.77
Legal matters, net of recoveries	34.8	0.05
Pension valuation adjustment	—	(0.02)
Rounding	—	0.01
Adjusted	$1,922.7	$2.67
% of Net Sales	16.0%

Operating profit is derived from taking Income before income taxes, adding back Interest expense, net and removing Pension and postretirement non-service income and Equity method investment earnings.

CONAGRA BRANDS 2024 PROXY STATEMENT A-1

APPENDIX A

Organic Net Sales

FY24
Net Sales	$12,050.9
Impact of foreign exchange	(28.6)
Organic Net Sales	$12,022.3

Free Cash Flow

FY24
Net cash flows from operating activities	$2,015.6
Additions to property, plant and equipment	(388.1)
Free cash flow	$1,627.5

Net Leverage Ratio

FY24
Notes payable	$928.4
Current installments of long-term debt	20.3
Senior long-term debt, excluding current installments	7,492.6
Total Debt	$8,441.3
Less: Cash	77.7
Net Debt	$8,363.6

FY24
Net Debt	$8,363.6
Net income attributable to Conagra Brands, Inc.	$347.2
Add Back: Income tax expense	262.5
Income tax expense attributable to noncontrolling interests	(0.2)
Interest expense, net	430.5
Depreciation	347.3
Amortization	53.6
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$1,440.9
Restructuring plans(1)	51.5
Acquisitions and divestitures	0.2
Corporate hedging derivative losses (gains)	(16.1)
Fire related insurance recoveries, net	(8.7)
Impairment of business held for sale	36.4
Legal matters, net of recoveries	34.8
Goodwill and brand impairment charges	956.7
Pension valuation adjustment	(11.5)
Adjusted EBITDA	$2,484.20
Net Debt to Adjusted EBITDA(2)	3.37

(1)	Excludes comparability items related to depreciation.
(2)	The Company defines its net debt leverage ratio as net debt divided by adjusted EBITDA for the trailing twelve-month period.

A-2 CONAGRA BRANDS 2024 PROXY STATEMENT

APPENDIX B

Appendix B

AMENDED and RESTATED

CERTIFICATE OF INCORPORATION OF

CONAGRA BRANDS, INC.

(Effective ~~September 23, 2022~~_______________, 2024)

~~Conagra Brands, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:~~

~~First: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 5, 1975. The name of the Corporation when it was originally incorporated was ConAgra, Inc. A restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 2005, under the name ConAgra Foods, Inc. (the “Restated Certificate of Incorporation”). An amended and restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 9, 2016 to change the Corporation’s corporate name to Conagra Brands, Inc. (there being no other amendments) and restate the other provisions of the Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”).~~

~~Second: This Restated Certificate of Incorporation of Conagra Brands, Inc. only restates and integrates and does not further amend the provisions of the Amended and Restated Certificate of Incorporation, as theretofore amended or supplemented. There is no discrepancy between the provisions of this Restated Certificate of Incorporation of Conagra Brands, Inc. and the provisions of the Amended and Restated Certificate of Incorporation, as theretofore amended or supplemented. This Restated Certificate of Incorporation of Conagra Brands, Inc. was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.~~

~~Third: The text of the Amended and Restated Certificate of Incorporation is hereby restated and integrated in its entirety to provide as herein set forth in full.~~

ARTICLE I
NAME

The name of the Corporation shall be “Conagra Brands, Inc.”

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSES

The general nature of the business and the objects and purposes proposed to be transacted, promoted and carried on by the Corporation are to do any and all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, including:

(a)To manufacture, purchase, acquire, prepare, produce, own, hold, store, process, prepare for market, preserve, package, deal in, trade in, sell, distribute, mortgage, pledge and dispose of flour, feed grain, agricultural products, articles manufactured from agricultural products, and any articles, materials, ingredients, goods, wares, merchandise, products, machinery, equipment and property related or incidental thereto or useful, necessary or convenient in connection therewith.

(b)To operate factories, warehouses, elevators, and other buildings for manufacturing, buying, selling, handling, and storing flour, feed grain, agricultural products and articles manufactured from agricultural products, to conduct a public warehouse business, and to engage in, carry on, or otherwise conduct, or employ others to conduct, general research or investigation for the development of new or improved products or by-products and the use of such products or by-products as food, and for improving the ease or efficiency of the products, operations and procedures of the Corporation or for other purposes.

(c)To promote, institute, enter into, conduct, perform, assist or participate in every kind of commercial, agricultural, mercantile, manufacturing, mining or industrial enterprise, business, work, contract, undertaking, venture and operation in any part of the world and, for any such purpose, to purchase, lease and otherwise acquire, take over, hold, sell, liquidate and otherwise dispose of the real estate, crops, livestock, plants, equipment, inventory, merchandise, materials, stock, good will, rights, franchises, concessions, patents, trademarks and trade names and other properties of the corporations, associations, partnerships, firms, trustees, syndicates,

CONAGRA BRANDS 2024 PROXY STATEMENT B-1

APPENDIX B

ventures, combinations, organizations and other entities located in or organized under the laws of any part of the world; to continue, alter, exchange and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital and participate in any way in their affairs, and to take over, as a going concern and to continue in its own name, any business so acquired, all in accordance with and to the extent permitted by law.

(d)To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute, issue, and grant promissory notes, drafts, bills of exchange, warrants, options, bonds, debentures, and other negotiable or non-negotiable instruments, evidences of indebtedness and agreements; to secure the payment thereof and of the interest thereon and the performance thereof by mortgage upon, or pledge, conveyance, or assignment in trust of, the whole or any part of the assets of the Corporation, whether at the time owned or thereafter acquired; and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

(e)To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the State of Delaware or any other state, country, nation or government and, while the owner of said stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon.

(f)To pay for any property, securities, rights or interests acquired by this Corporation in cash or other property, rights or interests held by this Corporation, or by issuing and delivering in exchange therefor its own property, stock, shares, bonds, debentures, notes, warrants for stock, certificates of indebtedness or other obligations or securities howsoever evidenced.

(g)To carry on all or any part of its business objects or purposes as principal, factor, agent, contractor or otherwise, either alone or as a member of, or associated with any corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, joint venture or entity in any part of the world.

(h)In carrying on its business and for the purpose of furthering its objects and purposes, to enter into and perform agreements and contracts of any nature with any government, state, territory, district, municipality, political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity whatsoever.

(i)To have one or more offices, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of any such State, District, Territory, Colony or Country.

It is the intention that the objects and purposes specified in the foregoing clauses of this ~~Article~~ARTICLE III shall not be in any wise limited or restricted by reference to or inference from the terms of any other clause of this or any other ~~Articles in these Articles~~ARTICLES in this Certificate of Incorporation, but that the objects and purposes specified in each of the clauses of this ~~Article~~ARTICLE III shall be regarded as independent objects and purposes. It is also the intention that said clauses be constructed both as purposes and powers; and generally, that the ~~corporation~~Corporation shall be authorized to exercise and enjoy all other powers, rights, and privileges granted to or conferred upon a corporation of this character by the laws of the State of Delaware, and the enumeration of certain powers as herein specified is not intended as exclusive of or as waiver of any of the powers, rights or privileges granted or conferred by the laws of said State, now or hereinafter in force.

ARTICLE IV
AUTHORIZED SHARES

The total number of shares which this ~~corporation~~Corporation shall have authority to issue is One Billion Two Hundred Eighteen Million Fifty Thousand (1,218,050,000) shares, divided into One Billion Two Hundred Million (1,200,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share; One Hundred Fifty Thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share; Two Hundred Fifty Thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share; One Million One Hundred Thousand (1,100,000) shares of Class D Preferred Stock without par value; and Sixteen Million Five Hundred Fifty Thousand (16,550,000) shares of Class E Preferred Stock without par value.

The Class B Preferred Stock of this ~~corporation~~Corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class B as determined by the Board of Directors: (a) the rate of dividend; (b) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (c) the amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking fund provisions, if any, for the redemption or purchase of shares; and (e) the terms and conditions, if any, on which shares may be converted.

The Class C Preferred Stock of this ~~corporation~~Corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock as to payment of dividends or as to distribution of assets upon liquidation, distribution or winding up of the ~~corporation~~Corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class C as determined by the Board of Directors: (a)

B-2 CONAGRA BRANDS 2024 PROXY STATEMENT

APPENDIX B

whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; whether the ~~corporation~~Corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (~~e~~d) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (~~f~~e) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

The Class D Preferred Stock of this ~~corporation~~Corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock or Class C Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the ~~corporation~~Corporation. All shares of this Class shall be identical except as to the following relative right and preferences as to which there may be variations between different series within Class D as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the ~~corporation~~Corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (~~e~~f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

The Class E Preferred Stock of this ~~corporation~~Corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the ~~corporation~~Corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class E as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the ~~corporation~~Corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

No transfer of stock of this ~~corporation~~Corporation shall be operative until entered upon the books of the ~~corporation~~Corporation.

ARTICLE V
EXCULPATION; INDEMNIFICATION

~~The Corporation shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of Delaware General Corporation Law (“DGCL”) as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto.~~

To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and any other applicable laws, no director or officer of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer with respect to any acts or omissions in the performance of his or her duties as a director or officer of the Corporation. No amendment to or repeal of this ARTICLE V will apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to the effectiveness of such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of directors or officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Corporation shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of ~~Delaware General Corporation Law~~the DGCL as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. ~~With respect to acts or omissions occurring on or after September 18, 1986, no director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.~~

~~Notwithstanding the foregoing, the indemnification provided for in this ARTICLE V shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of this Corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.~~

Notwithstanding the foregoing, the indemnification provided for in this ARTICLE V shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of this Corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.

CONAGRA BRANDS 2024 PROXY STATEMENT B-3

APPENDIX B

ARTICLE VI
DURATION

The Corporation shall have perpetual existence.

ARTICLE VII
POWERS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the ~~corporation~~Corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

(a)The affairs of this Corporation shall be conducted by a Board of Directors. The number of directors of the Corporation, not less than nine (9) nor more than sixteen (16), shall be fixed from time to time by the Bylaws. ~~By-Laws. Until the annual election of directors by the stockholders of the Corporation in 2008, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the class of directors elected in 2003 shall expire at the annual election of directors by the stockholders of the Corporation in 2006, the term of office of the class of directors elected in 2004 shall expire at the annual election of directors by the stockholders of the Corporation in 2007, and the term of office of the class of directors elected in 2005 shall expire at the annual election of directors by the stockholders of the Corporation in 2008, or in each case thereafter when their respective successors are elected by the stockholders and qualify~~. At each annual election of directors by the stockholders of the Corporation ~~held after 2005~~, the directors chosen to succeed those whose terms are then expired shall be elected by the stockholders of the Corporation for a term ending at the annual election of directors by the stockholders of the Corporation following the annual election of directors by the stockholders of the Corporation at which the director was elected, or thereafter when their respective successors in each case are elected by the stockholders and qualify. ~~Commencing with the annual election of directors by the stockholders of the Corporation in 2008, the classification of the Board of Directors shall terminate and all directors shall be of one class.~~

(b)The books of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

(c)The Board of Directors may make, alter or repeal the ~~By-Laws~~Bylaws of the Corporation except as otherwise provided therein.

(d)The Board of Directors may authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, may hold meetings outside the State of Delaware, may declare and pay stock dividends, and may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserves in the manner in which it was created.

(e)In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the ~~statues~~statutes of Delaware, of this ~~certificate of incorporation~~Certificate of Incorporation and of any ~~ByLaws~~Bylaws from time to time made by the stockholders; provided, however, that no ~~By-Laws~~Bylaws so made shall invalidate any prior act of the Board of Directors which would have been valid if such ~~ByLaws~~Bylaws had not been made.

ARTICLE VIII
MEETINGS OF STOCKHOLDERS

The time for holding meetings of ~~Stockholders~~stockholders for the election of a Board of Directors and for holding any special meetings of the ~~Stockholders~~stockholders shall be as provided for by the ~~ByLaws~~Bylaws adopted by the Board of Directors.

ARTICLE IX
AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in ~~these Articles~~this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon ~~Stockholders~~stockholders herein are granted subject to this reservation.

ARTICLE X
INTERESTED DIRECTORS

No contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) the ~~(a)The~~ material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the

B-4 CONAGRA BRANDS 2024 PROXY STATEMENT

APPENDIX B

affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) ~~The~~the contract or transaction is fair as to the ~~corporation~~Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE XI
PRIVATE PROPERTY

The private property of the ~~Stockholders~~stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE XII
EFFECTS OF BUSINESS COMBINATIONS

The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

ARTICLE XIII
ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of the Corporation may be taken without a meeting by the written consent of the holders of capital stock of the Corporation entitled to vote; provided that no such action may be taken except in accordance with the provisions of this ~~Article~~ARTICLE XIII, the ~~By-Laws~~Bylaws and applicable law.

A.Record Date. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this ~~Article~~ARTICLE XIII. Any stockholder seeking to have stockholders authorize or take corporate action by written consent without a meeting shall, prior to soliciting any written consents in respect of such action, request that a record date be set for such purpose, by written request addressed to the Secretary, delivered to or mailed and received at the principal executive offices of the Corporation and signed by holders of record at the time such request is delivered representing in the aggregate at least 25% of the outstanding voting stock of the Corporation (the “Requisite Percentage”). The written request must contain the information set forth in Section B of this ~~Article~~ARTICLE XIII. Following the delivery of the request, the Board of Directors shall, by the later of (i) 10 business days after delivery of a valid request to set a record date and (ii) 5 business days after delivery of any information required by the Corporation to determine the validity of the request for a record date, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose. ~~T he~~The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a request complying with this Section A has been delivered to the Secretary, but no record date has been fixed by the Board of Directors by the date required by the second preceding sentence, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in Section F of this ~~Article~~ARTICLE XIII; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

B.Request Requirements. Any request required by Section A of this ~~Article~~ARTICLE XIII (i) must be addressed to the Secretary and delivered to or mailed and received at the principal executive offices of the Corporation by the holders of record of at least the Requisite Percentage, who shall not revoke such request and who shall continue to own in the aggregate not less than the Requisite Percentage through the date of delivery of written consents signed by a sufficient number of stockholders to authorize or take such action; (ii) must contain an agreement to solicit consents in accordance with Section D of this ~~Article,~~ARTICLE XIII; (iii) must describe the action proposed to be taken by written consent of stockholders~~,~~; (iv) must contain (1) such information and representations, to the extent applicable, then required by Article II, Section 10 or Article II, Section 11 and any other applicable sections of the ~~By-Laws~~Bylaws as though such stockholder was intending to make a nomination or to submit business before a meeting of stockholders and (2) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent)~~,~~; and (v) must include documentary evidence that the requesting stockholder(s) own in the aggregate not less than the Requisite Percentage. The Corporation may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Corporation to determine the validity of the record date request and to determine whether the request relates to an action that may be taken by written consent under this ~~Article~~ARTICLE XIII. Any requesting stockholder may revoke his, her or its request at any time by written revocation addressed to the Secretary and delivered to or mailed and received at the principal executive offices of the Corporation. Any disposition by a requesting stockholder of any shares of voting stock of the Corporation after the date of the request shall be deemed a revocation of the request with respect to such shares, and each requesting stockholder shall certify to the Secretary on the day prior to the record date set for the action by written consent as to whether any such disposition has occurred. If the unrevoked requests represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the action by written consent.

CONAGRA BRANDS 2024 PROXY STATEMENT B-5

APPENDIX B

C.Actions Which May Not Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the record date request does not comply with this ~~Article~~ARTICLE XIII; (ii) the action relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the request for a record date for such action is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an identical or substantially similar item of business, including the nomination, election or removal of directors (as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”)), was presented at a meeting of stockholders held within 90 days before the record date request is received by the Secretary; (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called to be held within 60 days after the record date request is received by the Secretary; or (vi) such record date request was made in a manner that violated Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) or other applicable law. For purposes of this Section C, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors or filling vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

D.Manner of Consent Solicitation. Holders of shares of voting stock of the Corporation may take action by written consent only if consents are solicited by the stockholder or stockholders seeking to take action by written consent from all holders of voting stock of the Corporation entitled to vote on the matter and in accordance with Regulation 14A under the ~~Securities~~ Exchange Act ~~of 1934~~ without reliance upon the exemption contained in Rule ~~14a2~~14a-2(b)(2) of the ~~Securities~~ Exchange Act ~~of 1934~~ and other applicable law.

E.Date of Consent. Every consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the consent, and no consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by Section F of this ~~Article~~ARTICLE XIII and not later than 120 days after the record date, consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation in the manner required by Section F of this ~~Article~~ARTICLE XIII.

F.Delivery of Consents. No consents may be dated or delivered to the Corporation or its registered office in the State of Delaware until 45 days after the record date. Consents must be delivered to the Corporation pursuant to, and in compliance with, applicable law, including Section 228(d)(1) and (d)(2) of the ~~Delaware General Corporation Law~~DGCL. In the event of the delivery to the Corporation of consents, the Secretary shall provide for the safe-keeping of such consents and any related revocations and may designate one or more persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect such consents. The Secretary or the Inspectors shall promptly conduct a ministerial review of the sufficiency of all consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in consents have given consent. If after such investigation the Secretary or the Inspectors shall determine that the action purported to have been taken is duly authorized by the consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the consents shall be filed in such records. In conducting the investigation required by this section, the Secretary or the Inspectors may, at the expense of the Corporation, retain legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

G.Effectiveness of Consent. Notwithstanding anything in this ~~Restated~~ Certificate of Incorporation to the contrary, no action may be taken by the stockholders by written consent except in accordance with this ~~Article~~ARTICLE XIII. If the Board of Directors determines that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this ~~Article~~ARTICLE XIII or the stockholder or stockholders seeking to take such action do not otherwise comply with this ~~Article~~ARTICLE XIII, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section F of this ~~Article~~ARTICLE XIII represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this ~~Restated~~ Certificate of Incorporation.

H.Challenge to Validity of Consent. Nothing contained in this ~~Article~~ARTICLE XIII shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the Secretary or the Inspectors, as the case may be, or to prosecute or defend any litigation with respect thereto.

I.Board-Solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this ~~Article~~ARTICLE XIII shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

B-6 CONAGRA BRANDS 2024 PROXY STATEMENT

APPENDIX B

ARTICLE XIV
PROHIBITION OF “GREENMAIL”

A.Any purchase or other acquisition, directly or indirectly, in one or more transactions, by the Company or any Subsidiary (as hereinafter defined) of the Company of any shares of Voting Stock (as hereinafter defined) or any Voting Stock Right (as hereinafter defined) known by the Company to be beneficially owned by any Interested Stockholder (as hereinafter defined) who has purchased or otherwise acquired any such Voting Stock or Voting Stock Right within two years prior to the date of such purchase or other acquisition from the Company or Subsidiary shall, except as hereinafter expressly provided, require the affirmative vote of at least a majority of all votes entitled to be cast by the holders of the Voting Stock (excluding Voting Stock held by an Interested Stockholder) voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition by the Company or any of its Subsidiaries of Voting Stock or Voting Stock Rights purchased at or below Fair Market Value (as hereinafter defined) or made as part of a tender or exchange offer made on the same terms to all holders of such securities and complying with the applicable requirements of the ~~Securities~~ Exchange Act ~~of 1934 (the “Exchange Act”)~~ and the rules and regulations thereunder or in a Public Transaction (as hereinafter defined).

B.For the purposes of this ~~Article~~ARTICLE XIV:

1.An “Affiliate” of, or a person “Affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

2.The term “Associate” used to indicate a relationship with any person, means (1) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

3.A person shall be a “beneficial owner” of any Voting Stock or Voting Stock Right:

(a)which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(b)which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or

(c)which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Company or any of its Subsidiaries.

(d)For the purposes of determining whether a person is an Interested Stockholder, the relevant class of securities outstanding shall be deemed to include all such securities of which such person is deemed to be the “beneficial owner” through application of this subparagraph 3, but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion right, warrants or options, or otherwise, but are not yet issued.

4.“Fair Market Value” means, for any share of Voting Stock or any Voting Stock Right, the average of the closing sale prices during the 30-day period immediately preceding the repurchase of such Voting Stock or Voting Stock Right, as the case may be, on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such Voting Stock or Voting Stock Right, as the case may be, is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Voting Stock or Voting Stock Rights, as the case may be, is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such Voting Stock or Voting Stock Right, as the case may be, is listed, or if such Voting Stock or Voting Stock Right, as the case may be, is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such Voting Stock or Voting Stock Right, as the case may be, during the 90-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such Voting Stock or Voting Stock Right, as the case may be, as determined by the Board of Directors in good faith.

5.“Interested Stockholder” shall mean any person (other than (i) the Company, (ii) any of its Subsidiaries, (iii) any benefit plan or trust of or for the benefit of the Company or any of its Subsidiaries, (iv) any trustee, agent or other representative of any of the foregoing, or (v) any person who beneficially owned more than 3% of any class of Voting Stock on July 11, 1985), who or which:

(a)is the beneficial owner, directly or indirectly, of more than 3% of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class); or

CONAGRA BRANDS 2024 PROXY STATEMENT B-7

APPENDIX B

(b)is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 3% of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class); or

(c)is an assignee of or has otherwise succeeded to any shares of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class) which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to any Public Transaction or a series of transactions including a Public Transaction.

6.A “person” shall mean any individual, firm, corporation or other entity (including a “group” within the meaning of Section 13(d) of the Exchange Act).

7.A “Public Transaction” shall mean any (i) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933, or (ii) open market purchases of shares if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the beneficial interest in the shares.

8.The term “Subsidiary” shall mean any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Company or one of more Subsidiaries or by the Company and one or more Subsidiaries.

9.The term “Voting Stock” shall mean stock of all classes and series of the Company entitled to vote generally in the election of directors.

10.The term “Voting Stock Right” shall mean any security convertible into, and any warrant, option or other right of any kind to acquire beneficial ownership of, any Voting Stock, other than securities issued pursuant to any of the Company’s employee benefit plans.

C.A majority of the Board of Directors shall have the power and duty to determine for the purposes of this ~~Article~~ARTICLE XIV, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this ~~Article~~ARTICLE XIV, including without limitation,

1.whether:

(a)a person is an Interested Stockholder;

(b)any Voting Stock and Voting Stock Right is beneficially owned by any person;

(c)a person is an Affiliate or Associate of another;

(d)a transaction is a Public Transaction; and

2.the Fair Market Value of any Voting Stock or Voting Stock Right.

D.Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of all votes entitled to be cast by the holders of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this ~~Article~~ARTICLE XIV or to adopt any provision inconsistent herewith.

B-8 CONAGRA BRANDS 2024 PROXY STATEMENT

# FY24 Product Innovation

FY24 brought another strong year of product innovations.
Here's a sample of what we put on shelves.

Banquet
MEGA MEALS
Banquet
MEGA BOWLS
BIRDS EYE
DIPS
Spinach & Artichoke Dip
BIRDS EYE
FIRE ROASTED
Brussels Sprouts
BIRDS EYE
FUSIONS
Spring Mix
Garlic Butter
BIGS
DILL PICKLE
vlasic
Duncan Hines
Dolly
SWEET CORNBREAD
Duncan Hines
EPIC
CINNABON
MUFFIN KIT
gardein
ULTIMATE
PLANT-BASED
BOWLS
SWEET & SOUR CHICK'N
Healthy Choice
POWER BOWLS
Kid Cuisine
Level Up
dino nuggets
LA CHOY
ORANGE CHICKEN
Marie Callender's
No Sugar Added
Lattice Apple Pie
Orville Redenbacher's
Movie Theater Butter
P.F. CHANG'S
TERIYAKI BROCCOLI
PURPLE CARROT
PLANT-BASED
MONSTER
Slim Jim
SWISS MISS
KETO
vlasic
RedHot
KOSHER DILL SPEARS
Wendy's
CHILI
WITH BEANS

Visit ConagraBrands.com for a full list of our leading brands.

CONAGRA BRANDS 2024 PROXY STATEMENT B-9

# Annual Meeting and Important Voting Information

| When | Where | Who May Vote |
| --- | --- | --- |
| Wednesday, September 18, 2024<br>Noon CDT | Online at<br>**www.virtualshareholdermeeting.com/CAG/2024** | Shareholders of record as of the close of business on July 25, 2024 |

### Mail

### Internet

Go to **www.proxyvote.com** and follow the instructions

### Telephone

Call (toll-free, 24/7):

and follow the recorded instructions

### Mobile Device

### YOUR VOTE IS IMPORTANT.

Carefully review the proxy materials and vote your shares as promptly as possible, even if you plan to attend the virtual meeting.

GO PAPERLESS

Conagra is pleased to deliver proxy materials electronically via the internet. Electronic delivery allows Conagra to provide you with the information you need for the annual meeting, while reducing environmental impacts and costs.

At Conagra, we aim to do what's right for our consumers, our business, our employees, our communities and the world. The health of the planet and availability of natural resources are intricately linked to our business. We're especially focused on reducing our impact on climate change, minimizing packaging waste, supporting regenerative agriculture, preserving water resources and eliminating waste in our operations.

We encourage our shareholders to enroll in e-delivery:

Online at **www.proxyvote.com**

Scan the QR code

**Combined with your adoption of electronic delivery of proxy materials, and the elimination of approximately 152,329 sets of proxy materials, we can ideally reduce the impact on the environment by:**

| | |
| --- | --- |
| using approximately 285 fewer tons of wood, or 1,710 fewer trees (27 acres of forest) | saving approximately 1.53 million gallons of water, or the equivalent of filling approximately 69 swimming pools |
| using approximately 1.82 billion fewer BTUs, or the equivalent of the amount of energy used by 2,170 residential refrigerators for one full year | eliminating approximately 84,100 pounds of solid waste |
| using approximately 1.28 million fewer pounds of greenhouse gases, including CO2, or the equivalent of 117 automobiles running for one year | reducing hazardous air pollutants by approximately 114 pounds |

Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

B-10 CONAGRA BRANDS 2024 PROXY STATEMENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V54764-P10786 CONAGRA BRANDS, INC. For Against Abstain For Against Abstain ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! 222 W. Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654 1a. Anil Arora 1e. George Dowdie 1f. Francisco J. Fraga 1i. Melissa Lora 1b. Thomas K. Brown 1h. Richard H. Lenny 1d. Sean M. Connolly 1j. Ruth Ann Marshall 1c. Emanuel Chirico 1g. Fran Horowitz 1k. Denise A. Paulonis 1. Election of Directors The Board of Directors recommends a vote FOR each of the following nominees for director: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this proxy card. The Board of Directors recommends a vote FOR the following proposal: The Board of Directors recommends a vote FOR the following proposal: 3. Advisory vote to approve named executive officer compensation 4. Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2025 The Board of Directors recommends a vote FOR the following proposal: 2. Approval of an amendment to the Company’s Certificate of Incorporation to provide for officer exculpation VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above 1. Read the accompanying Proxy Statement and this proxy card. 2. Go to the Website www.proxyvote.com. 3. Follow the instructions. During The Meeting - Go to www.virtualshareholdermeeting.com/CAG2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 1. Read the accompanying Proxy Statement and this proxy card. 2. Call toll free at 1-800-690-6903. 3. Follow the recorded instructions. VOTE BY MAIL 1. Read the accompanying Proxy Statement and this proxy card. 2. Complete, sign, and date your proxy card. 3. Return your proxy card in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Phone or Internet, please do not mail this Proxy Card. SCAN TO VIEW MATERIALS & VOTEw

V54765-P10786 PROXY - CONAGRA BRANDS, INC. Please vote and sign on reverse side. This Proxy is Solicited by the Board of Directors for the September 18, 2024 Annual Meeting of Shareholders. The undersigned appoints each of Sean M. Connolly and Richard H. Lenny as proxies, with full power of substitution, to vote all shares of common stock of Conagra Brands, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2, 3, AND 4, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS IN CONNECTION WITH SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. If you wish to vote by mailing this proxy card, please mark the boxes accordingly, indicate the date, sign your name exactly as it appears on this card, and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give your full title as such. Information on telephonic and Internet voting is on the reverse side of this proxy card. You may also vote via telephone or the Internet. Please see the reverse side of this card for information about telephonic or Internet voting. Your telephone or Internet voting instruction authorizes the named proxies to vote these shares in the same manner as if you marked, signed, and returned this proxy card. Whether you vote by mail, telephone, or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 17, 2024. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. Conagra Brands, Inc. 2024 Annual Meeting of Shareholders Wednesday, September 18, 2024 Noon CDT www.virtualshareholdermeeting.com/CAG2024